FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-02

March 18, 2019

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,151,000,363

(Approximate Total Mortgage Pool Balance)

$963,603,000

(Approximate Offered Certificates)

BENCHMARK 2019-B10

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Citi Real Estate Funding Inc.

JPMorgan Chase Bank, National Association

Sponsors and Mortgage Loan Sellers

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

BENCHMARK 2019-B10 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated March 18, 2019 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (39.9%), Citi Real Estate Funding Inc. (“CREFI”) (31.6%) and JPMorgan Chase Bank, National Association (“JPMCB”) (28.5%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	KeyBank National Association (“KeyBank”)
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	LNR Partners, LLC (“LNR”)
Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”)
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”) and Kroll Bond Rating Agency (“KBRA”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “U.S. Credit Risk Retention” in the Preliminary Prospectus. In addition, this securitization will be subject to the EU Retention Rules (as defined in the Preliminary Prospectus). See “EU Securitization Regulation Requirements” in the Preliminary Prospectus.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in May 2019.
Distribution Date:	4th business day following the Determination Date in each month, commencing in May 2019.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in April 2019 (or, in the case of any mortgage loan that has its first due date subsequent to April 2019, the date that would have been its due date in April 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about April 11, 2019
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	March 2062
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	14	47	$396,171,363	34.4%
Citi Real Estate Funding Inc.	16	29	$341,571,159	29.7%
JPMorgan Chase Bank, National Association	14	20	$278,257,841	24.2%
JPMorgan Chase Bank, National Association / German American Capital Corporation(1)	1	1	$75,000,000	6.5%
German American Capital Corporation / Citi Real Estate Funding Inc.(2)	1	1	$60,000,000	5.2%
Total:	46	98	$1,151,000,363	100.0%
Pooled Collateral Facts
Initial Outstanding Pool Balance:				$1,151,000,363
Number of Mortgage Loans:				46
Number of Mortgaged Properties:				98
Average Mortgage Loan Cut-off Date Balance:				$25,021,747
Weighted Average Mortgage Rate:				4.8880%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(3):				113
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(3):				111
Weighted Average Mortgage Loan Seasoning (months):				2
% of Mortgaged Properties Leased to a Single Tenant:				7.8%
Credit Statistics(4)
Weighted Average Mortgage Loan U/W NCF DSCR(5):				1.97x
Weighted Average Mortgage Loan Cut-off Date LTV(6)(7):				55.8%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3)(6):				52.4%
Weighted Average U/W NOI Debt Yield(7):				11.1%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD(3):				13.1%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date(3):				55.2%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(3):				31.7%
Weighted Average Remaining Amortization Term (months)(8):				362
Amortization Overview
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				78.4%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(9):				69.5%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				30.1%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(10):				44.6%
% Mortgage Loans with In Place Hard Lockboxes(11):				58.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				94.6%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 6.0%:				5.4%

Prepayment Provisions
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				66.6%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				23.7%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				7.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge or After a Lockout Period with Defeasance or a Yield Maintenance Charge:				1.7%

(1)	Includes the $75.0 million pari passu portion of the 3 Columbus Circle mortgage loan, as to which GACC is acting as mortgage loan seller of the $25.0 million Note A-2-1 and JPMCB is acting as the mortgage loan seller of the $50.0 million Note A-1-1.
(2)	Includes the $60.0 million pari passu portion of the ARC Apartments mortgage loan, as to which GACC is acting as mortgage loan seller of the $38.0 million Note A1-B and CREFI is acting as the mortgage loan seller of the $22.0 million Note A1-A1.
(3)	With respect to the Dollar General Portfolio mortgage loan (the “ARD Loan”), the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.
(4)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(5)	With respect to the Saint Louis Galleria and Dollar General Portfolio mortgage loans (approximately 7.7% of the Initial Outstanding Pool Balance), the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date on the related mortgage loan based on the assumed principal payment schedule set forth on Annex G and Annex H, respectively, to the Preliminary Prospectus.
(6)	With respect to 12 mortgage loans, representing in aggregate, approximately 30.5% of the Initial Outstanding Pool Balance (including ARC Apartments, 9800 Wilshire, 5202 Ben White, Pace Gallery HQ, AT580 Multi, Spring Hollow Apartments, 166 Geary Street, Roanoke Crossing Shopping Center, AC Marriott Downtown Tucson, Atlantic Gardens, Meridian Tower and Texas Marriott & Hilton Portfolio - Residence Inn Laredo), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(7)	With respect to the Huntsville Self Storage Portfolio mortgage loan (1.0%) the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related economic reserve.
(8)	Excludes mortgage loans which are interest only for the full loan term.
(9)	Includes FF&E reserves.
(10)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial, mixed use properties only and two multifamily properties structured with TI/LC reserves.
(11)	With respect to the ARC Apartments mortgage loan (5.2%) and 69 Clinton & 28 East 13th Street Portfolio mortgage loan (1.7%) there is an in place hard lockbox for the retail units and an in place soft lockbox for the multifamily units. The ARC Apartments and 69 Clinton & 28 East 13th Street Portfolio mortgage loans are excluded from the % of Mortgage Loans with In Place Hard Lockboxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-1	AAA(sf)/AAAsf/AAA(sf)	$18,060,000	30.000%(7)	3.01	1 - 58	39.1%	15.9%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$130,611,000	30.000%(7)	4.88	58 - 59	39.1%	15.9%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$36,997,000	30.000%(7)	7.40	59 - 115	39.1%	15.9%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	39.1%	15.9%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	39.1%	15.9%
Class X-A(9)	AA-(sf)/AAAsf/AAA(sf)	$873,393,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	AA-(sf)/AAAsf/AAA(sf)	$107,978,000	20.125%	9.93	119 - 119	44.6%	13.9%
Class B	NR/AA-sf/AA(sf)	$45,105,000	16.000%	9.93	119 - 119	46.9%	13.2%
Class C	NR/A-sf/A-(sf)	$45,105,000	11.875%	9.93	119 - 119	49.2%	12.6%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-B(9)	NR/A-sf/AAA(sf)	$90,210,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR/BBB-sf/BBB-(sf)	$51,939,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR/BB-sf/BB(sf)	$24,602,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-G(9)	NR/B-sf/B(sf)	$10,935,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-H(9)	NR/NR/NR	$42,371,344(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/BBB+(sf)	$28,703,000	9.250%	9.93	119 - 119	50.6%	12.2%
Class E	NR/BBB-sf/BBB-(sf)	$23,236,000	7.125%	9.93	119 - 119	51.8%	12.0%
Class F	NR/BB-sf/BB(sf)	$24,602,000	4.875%	9.93	119 - 119	53.1%	11.7%
Class G	NR/B-sf/B(sf)	$10,935,000	3.875%	9.93	119 - 119	53.6%	11.5%
Class H	NR/NR/NR	$42,371,344	0.000%	9.93	119 - 119	55.8%	11.1%

NON-OFFERED LOAN-SPECIFIC CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(11)	Certificate Underwritten NOI Debt Yield(12)

Class 3CC-A(13)	BBB-(sf)/NR/BBB(sf)	$77,120,000	4.004%	9.93	119 - 119	52.9%	10.6%
Class 3CC-B(13)	NR/NR/BBB-(sf)	$22,630,000	0.000%	9.93	119 - 119	55.1%	10.2%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount	Initial Subordination Levels	Weighted Average Life (years)(14)	Principal Window (months)(14)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(15)(16)	NR/NR/NR	$57,550,018	N/A	9.06	1 - 119	N/A	N/A
3CC-VRR Interest(13) (17)(18)	NR/NR/NR	$5,250,000	N/A	9.93	119 - 119	N/A	N/A

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (the “Pooled Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate. The pass-through rates applicable to the Class 3CC-A and Class 3CC-B certificates (the “Loan-Specific Certificates” and, together with the Pooled Principal Balance Certificates, the “Principal Balance Certificates”), in each case, will equal to the net mortgage rate applicable to the Trust Subordinate Companion Loan.
(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest or the 3CC-VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under “Offered Certificates”, “Non-Offered Certificates” or “Non-Offered Loan-Specific Certificates” in the table above.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above for the Pooled Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X, Class S and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances. The approximate initial subordination levels for the Pooled Principal Balance Certificates do not include the subordination provided by the 3 Columbus Circle subordinate companion loan (the “Trust Subordinate Companion Loan”) to the 3 Columbus Circle mortgage loan. The Loan-Specific Certificates will not provide credit support to any class of Pooled Certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the Loan-Specific Certificates each represent an interest) to the 3 Columbus Circle mortgage loan included in the mortgage pool. See “U.S. Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest or the 3CC-VRR Interest.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans (or, in the case of the Loan Specific Certificates, the Trust Subordinate Companion Loan) and (iii) assumptions that there are no extensions or forbearances of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates. The weighted average life and principal window of the Class A-3 and Class A-4 certificates are subject to change as described in footnote (8) below.
(5)	“Certificate Principal to Value Ratio” for any class of Pooled Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Pooled Principal Balance Certificates and all other classes of Pooled Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Pooled Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Pooled Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of classes of Pooled Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the such class of Pooled Principal Balance Certificates and all other classes of Pooled Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE SUMMARY

(8)	The exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $579,747,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Principal Window (months)(4)
Class A-3	$75,000,000 - $260,000,000	9.62 - 9.72	115-116 / 115-118
Class A-4	$319,747,000 - $504,747,000	9.88 - 9.83	118-119 / 116-119

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates” and, together with the Pooled Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their Certificate Balances), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (F) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The interest accrual amounts on the Class X-H certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Pooled Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Pooled Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Pooled Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Pooled Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Pooled Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.
(11)	The Certificate Principal to Value Ratio for any class of Loan-Specific Certificates is calculated as the product of (a) the 3 Columbus Circle Whole Loan Cut-off Date LTV, multiplied by (b) a fraction, the numerator of which is the sum of (i) the initial Certificate Balance of such class of Loan-Specific Certificates and all other classes of Loan-Specific Certificates, if any, that are senior to such class (including any portions of the 3CC-VRR Interest that is considered to be pari passu or senior to such class) and (ii) the principal balance as of the Cut-off Date of the 3 Columbus Circle Senior Loan, and the denominator of which is the total initial Certificate Balance of all classes of Loan-Specific Certificates (including any portions of the 3CC-VRR Interest that is considered to be pari passu or senior to such class) and the principal balance as of the Cut-off Date of 3 Columbus Circle Senior Loan.
(12)	The Certificate Underwritten NOI Debt Yield for any class of Loan-Specific Certificates is calculated as the product of (a) the NOI Debt Yield for the 3 Columbus Circle portfolio Whole Loan, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Loan-Specific Certificates (including any portions of the 3CC-VRR Interest that is considered to be pari passu or senior to such class) and the principal balance as of the Cut-off Date of 3 Columbus Circle Senior Loan and the denominator of which is the total initial Certificate Balance of such class of Loan-Specific Certificates (including any portions of the 3CC-VRR Interest that is considered to be pari passu or senior to such class) and all other classes of Loan-Specific Certificates, if any, that are senior to such class as well as the 3 Columbus Circle Senior Notes.
(13)	The Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Trust Subordinate Companion Loan. The Trust Subordinate Companion Loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the Pooled Certificates. No class of Pooled Certificates will have any interest in the Trust Subordinate Companion loan. See “Description of the Mortgage Pool—The Whole Loans— 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.
(14)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest or the 3CC-VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.
(15)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $57,550,018.15 (the “VRR Interest”), which is expected to represent approximately 5.00% of all Classes of Pooled Certificates and the VRR interest. A portion of the VRR Interest will be retained by each of German American Capital Corporation or its “majority-owned affiliate”, Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association in accordance with the U.S. credit risk retention rules applicable to this securitization transaction. See “ U.S. Credit Risk Retention” in the Preliminary Prospectus. In addition, this securitization will be subject to the EU Retention Rules (as defined in the Preliminary Prospectus). See “EU Securitization Regulation Requirements” in the Preliminary Prospectus.
(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.
(17)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $5,250,000 (the “3CC-VRR Interest”), which is expected to represent approximately 5.00% of all Classes of Loan-Specific Certificates. The 3CC-VRR Interest will be retained by German American Capital Corporation or its “majority-owned affiliate” in accordance with the U.S. credit risk retention rules applicable to the securitization transaction relating to the Loan-Specific Certificates.
(18)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the 3CC-VRR Interest will be the net mortgage rate of the Trust Subordinate Companion Loan.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)(3)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	CREFI/GACC	ARC Apartments	Multifamily	$60,000,000	59	32.0%	3.48x	14.7%
A-2	CREFI	Soho Beach House	Mixed Use	$40,000,000	58	25.7%	4.75x	28.0%
A-2	GACC	AT580 Multi	Multifamily	$38,500,000	58	74.3%	1.43x	9.5%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.
(2)	LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	With respect to the Arc Apartments and AT580 Multi mortgage loans, the Cut-off Date LTV Ratio has been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit/Room(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR after IO(1)(3)	U/W NOI Debt Yield(1)
3 Columbus Circle	JPMCB/GACC	New York, NY	Office	$75,000,000	6.5%	$650	45.4%	2.91x	12.3%
3 Park Avenue	CREFI	New York, NY	Office	60,000,000	5.2%	$273	36.0%	1.84x	10.0%
Saint Louis Galleria	GACC	Saint Louis, MO	Retail	60,000,000	5.2%	$515	51.5%	1.67x	11.3%
ARC Apartments	CREFI/GACC	Long Island City, NY	Multifamily	60,000,000	5.2%	$221,963	32.0%	3.48x	14.7%
9800 Wilshire	GACC	Beverly Hills, CA	Office	55,000,000	4.8%	$965	53.2%	1.52x	7.9%
5202 Ben White	GACC	Austin, TX	Office	43,000,000	3.7%	$176	62.8%	1.98x	9.8%
101 California	JPMCB	San Francisco, CA	Office	40,000,000	3.5%	$421	35.9%	3.22x	12.8%
Soho Beach House	CREFI	Miami Beach, FL	Mixed Use	40,000,000	3.5%	$1,122,449	25.7%	4.75x	28.0%
Pace Gallery HQ	CREFI	New York, NY	Mixed Use	40,000,000	3.5%	$1,207	50.0%	1.62x	9.0%
AT580 Multi	GACC	Cincinnati, OH	Multifamily	38,500,000	3.3%	$215,084	74.3%	1.43x	9.5%
Total/Weighted Average				$511,500,000	44.4%		46.0%	2.43x	12.3%
(1)	The Cut-off Date Balance per NRA/Unit/Room Cut-off Date LTV , U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to the ARC Apartments, 9800 Wilshire, 5202 Ben White and Pace Gallery HQ and AT580 Multi mortgage loans, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	With respect to the Saint Louis Galleria mortgage loan, the U/W NCF DSCR after IO is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date on the related mortgage loan based on the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu/ Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(1)(2)	Trust Cut-off Date LTV	Total Debt Cut-off Date LTV(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(2)
Saint Louis Galleria	$60,000,000	$180,000,000	$23,466,243	1.67x	1.55x	51.5%	56.6%	11.3%	10.3%
Soho Beach House	$40,000,000	$15,000,000	$62,000,000	4.75x	1.88x	25.7%	54.7%	28.0%	13.2%
Embassy Suites Scottsdale	$35,500,000	NAP	$5,000,000	1.64x	1.29x	50.4%	57.5%	11.9%	10.4%
Flight	$33,163,800	NAP	$11,694,750	1.82x	1.22x	52.6%	71.1%	12.1%	8.9%
Dollar General Portfolio	$29,200,000	NAP	$3,500,000	1.40x	1.14x	72.6%	81.3%	9.1%	8.1%
(1)	With respect to the Saint Louis Galleria and Dollar General Portfolio mortgage loans (approximately 7.7% of the Initial Outstanding Pool Balance) the Trust U/W NCF DSCR and Total Debt U/W NCF DSCR are calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date for the related mortgage loan and mezzanine loan based on the respective assumed principal payment schedules. The principal payment schedule for each mortgage loan is set forth in Annex G and Annex H, respectively, to the Preliminary Prospectus.
(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), any related subordinate companion loan(s) and/or any related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(1)(2)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
3 Columbus Circle	$75,000,000	$415,000,000	$105,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%
ARC Apartments	$60,000,000	$35,000,000	$92,000,000	3.48x	1.52x	32.0%	63.0%	14.7%	7.5%
101 California	$40,000,000	$487,000,000	$228,000,000	3.22x	2.07x	35.9%	51.5%	12.8%	8.9%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).
(2)	With respect to the ARC Apartments, 9800 Wilshire, 5202 Ben White and Pace Gallery HQ and AT580 Multi mortgage loans, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary
Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	3 Columbus Circle	A-1-1, A-2-1	$75,000,000	$75,000,000	Benchmark 2019-B10	Yes(1)	KeyBank	LNR
		A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	$317,500,000	$317,500,000	JPMCB	No
		A-2-2, A-2-3, A-2-4, A-2-5	$97,500,000	$97,500,000	DBNY	No
		Total Senior Notes	$490,000,000	$490,000,000
		B-1	$51,450,000	$51,450,000	Benchmark 2019-B10	Yes(1)
		B-2	$53,550,000	$53,550,000	Benchmark 2019-B10	No
		Total	$595,000,000	$595,000,000
2	3 Park Avenue	A-1	$88,000,000	$88,000,000	Benchmark 2019-B9	Yes	Wells Fargo	LNR
		A-3, A-4	$60,000,000	$60,000,000	Benchmark 2019-B10	No
		A-2	$34,000,000	$34,000,000	GSMS 2019-GC38	No
		Total	$182,000,000	$182,000,000
3	Saint Louis Galleria	A-1-A1	$60,000,000	$60,000,000	Benchmark 2019-B10	Yes	KeyBank	LNR
		A-1-A2	$55,000,000	$55,000,000	Benchmark 2018-B8	No
		A-1-A3, A-1-A4, A-1-A5	$46,479,245	$46,479,245	JPMCC 2019-COR4	No
		A-2-A1, A-2-A3	$45,000,000	$45,000,000	UBS 2018-C15	No
		A-2-A2, A-2-A4, A-2-A5	$33,520,755	$33,520,755	CSAIL 2019-C15	No
		Total	$240,000,000	$240,000,000
4	ARC Apartments	A1-A1, A1-B	$60,000,000	$60,000,000	Benchmark 2019-B10	Yes(2)	KeyBank	LNR
		A1-A2	$35,000,000	$35,000,000	CREFI	No
		Total Senior Notes	$95,000,000	$95,000,000
		Subordinate A2	$47,000,000	$47,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 14(H)	No(2)
		Subordinate B	$45,000,000	$45,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 15(H)	Yes(2)
		Total	$187,000,000	$187,000,000
7	101 California	A-1, A-2	$287,000,000	$287,000,000	CALI 2019-101C	Yes	Midland	Midland
		A-8, A-9	$40,000,000	$40,000,000	Benchmark 2019-B10	No
		A-3, A-4, A-5	$150,000,000	$150,000,000	Goldman Sachs Mortgage Company	No
		A-6, A-7	$50,000,000	$50,000,000	JPMCB	No
		Total Senior Notes	$527,000,000	$527,000,000
		B-1, B-2	$228,000,000	$228,000,000	CALI 2019-101C	Yes	Midland	Midland
		Total	$755,000,000	$755,000,000
8	Soho Beach House	A-1	$40,000,000	$40,000,000	Benchmark 2019-B10	Yes	KeyBank	LNR
		A-2	$15,000,000	$15,000,000	CREFI	No
		Total	$55,000,000	$55,000,000
9	Pace Gallery HQ	A-1	$50,000,000	$50,000,000	GSMS 2019-GC38	Yes	Wells Fargo	Midland
		A-2	$40,000,000	$40,000,000	Benchmark 2019-B10	No
		Total	$90,000,000	$90,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
16	Tulsa Office Portfolio	A-1	$28,675,000	$28,675,000	Benchmark 2019-B10	Yes	KeyBank	LNR
		A-2	$20,000,000	$20,000,000	CREFI	No
		Total	$48,675,000	$48,675,000
19	Atrium Two(3)	A-1	$25,500,000	$25,500,000	Benchmark 2019-B10	Yes	KeyBank	LNR
		A-2	$30,000,000	$30,000,000	DBNY	No
		Total	$55,500,000	$55,500,000
23	Liberty Station Retail	A-1	$67,000,000	$67,000,000	JPMCC 2019-COR4	Yes	Midland	Midland
		A-2	$20,000,000	$20,000,000	Benchmark 2019-B10	No
		A-3	$30,000,000	$30,000,000	Benchmark 2019-B9	No
		Total	$117,000,000	$117,000,000
25	Vie Portfolio(3)	A-2	$17,500,000	$17,500,000	Benchmark 2019-B10	No	KeyBank	LNR
		A-1	$57,885,000	$57,885,000	JPMCB	Yes
		Total	$75,385,000	$75,385,000
30	AC Marriott Downtown Tucson	A-1	$25,000,000	$25,000,000	Benchmark 2019-B9	Yes	Wells Fargo	LNR
		A-2	$15,000,000	$15,000,000	Benchmark 2019-B10	No
		Total	$40,000,000	$40,000,000
(1)	With respect to the 3 Columbus Circle Whole Loan, the initial Control Note is Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing. If and for so long as a 3 Columbus Circle Control Termination Event has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—The 3 Columbus Circle Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the PSA.
(2)	The related whole loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust. However, so long as no control appraisal period (or similar term) with respect to Note B is continuing, the holder of Note B will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, Note A2 will be the controlling note, and (ii) following the occurrence (and during the continuance) of a Note A2 control appraisal period, Note A1-A1 will be the controlling note (which rights may be exercised by the controlling class certificate holder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust)).
(3)	Prior to the applicable servicing shift securitization date, the related whole loans will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)	Maturity Date or ARD LTV(2)(4)
$3,690,844	-	$7,499,999	4	$20,436,643	1.8%	4.9096%	119	2.13x	54.6%	50.4%
$7,500,000	-	$14,999,999	11	$126,571,363	11.0%	4.9376%	118	1.73x	60.4%	55.7%
$15,000,000	-	$24,999,999	12	$216,882,266	18.8%	5.0959%	118	1.55x	66.6%	61.7%
$25,000,000	-	$49,999,999	14	$477,110,090	41.5%	5.0012%	108	2.00x	57.8%	53.8%
$50,000,000	-	$75,000,000	5	$310,000,000	26.9%	4.5466%	106	2.33x	43.6%	42.7%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)	Maturity Date or ARD LTV(2)(4)
3.8500%	-	3.9999%	2	$115,000,000	10.0%	3.8917%	119	3.02x	42.1%	42.1%
4.0000%	-	4.2499%	1	$60,000,000	5.2%	4.1305%	59	3.48x	32.0%	32.0%
4.2500%	-	4.7499%	2	$17,342,288	1.5%	4.4031%	119	3.02x	32.6%	30.1%
4.7500%	-	4.9999%	16	$416,222,875	36.2%	4.8663%	118	1.71x	56.7%	53.2%
5.0000%	-	5.9151%	25	$542,435,200	47.1%	5.2151%	109	1.76x	61.5%	57.0%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Property Type Distribution(1)(6)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/ Rooms/Beds	Weighted Averages
					Cut-off Date Balance per # of NRA/Unit/ Room/Bed	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)	Maturity Date or ARD LTV(2)(4)
Office	18	$392,511,775	34.1%	4,971,113	$423	4.6509%	118	92.7%	2.08x	52.6%	49.3%
CBD	8	$312,342,547	27.1%	3,692,209	$500	4.5672%	118	94.0%	2.15x	48.9%	46.2%
Suburban	10	$80,169,228	7.0%	1,278,904	$125	4.9770%	119	87.7%	1.81x	67.3%	61.5%
Multifamily	15	$288,990,844	25.1%	4,746	$139,285	4.8196%	98	96.4%	1.89x	59.6%	56.5%
Garden	6	$115,497,351	10.0%	2,009	$70,924	4.9798%	119	94.1%	1.46x	66.9%	61.7%
Mid Rise	2	$60,200,000	5.2%	253	$243,258	5.0831%	80	96.7%	1.42x	70.4%	68.3%
High Rise	1	$60,000,000	5.2%	428	$221,963	4.1305%	59	100.0%	3.48x	32.0%	32.0%
Student Housing	6	$53,293,493	4.6%	2,056	$76,909	4.9504%	119	97.2%	1.56x	62.9%	59.3%
Retail	43	$172,130,236	15.0%	1,316,695	$640	5.0015%	117	97.1%	1.62x	59.9%	55.1%
Anchored(7)	42	$170,118,087	14.8%	1,307,778	$645	5.0030%	117	97.1%	1.62x	59.8%	55.1%
Unanchored	1	$2,012,149	0.2%	8,917	$226	4.8800%	118	100.0%	1.53x	62.9%	51.6%
Mixed Use	7	$135,800,000	11.8%	107,860	$525,520	5.1148%	101	96.8%	2.50x	46.6%	46.6%
Hospitality/Other	1	$40,000,000	3.5%	49	$1,122,449	5.3400%	58	90.2%	4.75x	25.7%	25.7%
Office/Gallery	1	$40,000,000	3.5%	74,563	$1,207	5.1500%	118	100.0%	1.62x	50.0%	50.0%
Multifamily/Retail	4	$34,800,000	3.0%	7,742	$758,682	4.9151%	119	98.7%	1.50x	58.0%	58.0%
Office/Retail	1	$21,000,000	1.8%	25,506	$823	4.9500%	119	100.0%	1.54x	60.9%	60.9%
Hospitality	7	$112,502,266	9.8%	1,029	$135,436	5.4055%	118	78.3%	1.82x	61.1%	55.2%
Full Service	1	$35,500,000	3.1%	312	$113,782	5.9151%	118	75.8%	1.64x	50.4%	50.4%
Extended Stay	3	$31,818,145	2.8%	318	$104,372	5.2559%	119	79.0%	1.81x	68.0%	56.4%
Limited Service	2	$29,900,000	2.6%	264	$205,559	5.1159%	117	80.8%	2.10x	62.9%	59.3%
Select Service	1	$15,284,121	1.3%	135	$113,216	5.1000%	119	77.5%	1.69x	67.9%	56.1%
Self Storage	6	$31,400,000	2.7%	626,198	$63	5.0379%	118	83.8%	1.82x	54.8%	49.9%
Land	1	$11,000,000	1.0%	483,688	$23	4.8500%	119	NAP	1.77x	67.9%	67.9%
Industrial	1	$6,665,242	0.6%	170,600	$39	4.8800%	118	100.0%	1.53x	62.9%	51.6%
Warehouse	1	$6,665,242	0.6%	170,600	$39	4.8800%	118	100.0%	1.53x	62.9%	51.6%
Total/Weighted Average	98	$1,151,000,363	100.0%			4.8880%	111	93.2%	1.97x	55.8%	52.4%
Geographic Distribution(1)(6)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)	Maturity Date or ARD LTV(2)(4)
New York	11	$282,630,329	24.6%	4.4901%	105	2.39x	43.7%	43.6%
New York City	9	$279,350,000	24.3%	4.4823%	105	2.40x	43.4%	43.4%
New York State	2	$3,280,329	0.3%	5.1524%	118	1.74x	65.8%	63.4%
California	7	$181,892,288	15.8%	4.7601%	118	2.01x	53.2%	52.0%
Southern(8)	4	$101,892,288	8.9%	5.0336%	118	1.77x	54.6%	54.2%
Northern(8)	3	$80,000,000	7.0%	4.4119%	119	2.31x	51.4%	49.1%
Texas	10	$155,651,234	13.5%	4.9084%	119	1.82x	62.5%	58.8%
Ohio	4	$102,000,000	8.9%	5.0741%	95	1.45x	72.2%	66.1%
Missouri	1	$60,000,000	5.2%	4.9968%	115	1.67x	51.5%	47.0%
Other	65	$368,826,512	32.0%	5.1781%	112	1.90x	59.9%	53.9%
Total/Weighted Average	98	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Cut-off Date LTVs(1)(4)(5)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV	Maturity Date or ARD LTV(2)
25.7%	-	54.9%	13	$531,006,088	46.1%	4.7145%	107	2.45x	43.1%	41.9%
55.0%	-	59.9%	5	$69,390,844	6.0%	4.9617%	119	1.85x	58.6%	56.6%
60.0%	-	64.9%	9	$184,127,391	16.0%	4.9421%	119	1.61x	62.4%	60.2%
65.0%	-	69.9%	11	$161,428,065	14.0%	5.0681%	118	1.59x	67.5%	60.7%
70.0%	-	74.5%	8	$205,047,975	17.8%	5.1219%	107	1.41x	72.9%	64.7%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Maturity Date or ARD LTVs(1)(2)(4)
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(5)	Maturity Date or ARD LTV
25.7%	-	49.9%	10	$389,196,932	33.8%	4.5001%	102	2.76x	40.0%	38.3%
50.0%	-	54.9%	8	$188,327,391	16.4%	5.2576%	118	1.56x	53.5%	51.9%
55.0%	-	59.9%	9	$191,244,356	16.6%	4.9962%	119	1.69x	65.3%	58.2%
60.0%	-	71.1%	19	$382,231,684	33.2%	5.0466%	112	1.52x	68.4%	64.2%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Underwritten NCF Debt Service Coverages(1)(3)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(4)(5)	Maturity Date or ARD LTV(2)(4)
1.20x	-	1.44x	12	$267,000,000	23.2%	5.0347%	110	1.36x	68.4%	63.1%
1.45x	-	1.49x	5	$58,716,643	5.1%	5.0711%	117	1.46x	65.7%	61.0%
1.50x	-	1.74x	13	$342,359,487	29.7%	5.1683%	118	1.60x	58.4%	54.2%
1.75x	-	2.49x	9	$235,681,945	20.5%	4.9092%	118	1.86x	54.8%	51.7%
2.50x	-	3.49x	5	$201,892,288	17.5%	4.0636%	101	3.09x	39.8%	39.5%
3.50x	-	4.75x	2	$45,350,000	3.9%	5.2303%	65	4.67x	26.4%	26.4%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Original Terms to Maturity or ARD(1)(2)
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)	Maturity Date LTV(4)
59	1	$40,000,000	3.5%	5.3400%	58	4.75x	25.7%	25.7%
60	2	$98,500,000	8.6%	4.5212%	59	2.68x	48.5%	47.3%
120	43	$1,012,500,363	88.0%	4.9058%	118	1.79x	57.8%	54.0%
Total/Weighted Average	46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Remaining Terms to Maturity or ARD(1)(2)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)	Maturity Date or ARD LTV(4)
58	-	60	3	$138,500,000	12.0%	4.7577%	58	3.28x	41.9%	41.0%
115	-	119	43	$1,012,500,363	88.0%	4.9058%	118	1.79x	57.8%	54.0%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Distribution of Underwritten NOI Debt Yields(1)(5)(6)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV(2)(4)
7.0%	-	8.9%	13	$253,750,000	22.0%	5.0531%	118	1.43x	63.7%	61.2%
9.0%	-	9.9%	10	$290,850,000	25.3%	4.9991%	110	1.60x	63.3%	60.2%
10.0%	-	12.4%	14	$373,977,760	32.5%	4.8276%	117	1.94x	52.7%	48.0%
12.5%	-	14.9%	7	$187,072,603	16.3%	4.5289%	100	2.71x	47.1%	43.5%
15.0%	-	28.0%	2	$45,350,000	3.9%	5.2303%	65	4.67x	26.4%	26.4%
Total/Weighted Average			46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)	Maturity Date or ARD LTV(2)(4)
Interest Only	21	$635,400,000	55.2%	4.7629%	109	2.32x	48.4%	48.4%
Interest Only, then Amortizing	14	$335,930,000	29.2%	5.0352%	111	1.45x	65.4%	59.2%
Amortizing Balloon	10	$150,470,363	13.1%	5.0351%	119	1.77x	62.5%	51.8%
Interest Only, then Amortizing, ARD	1	$29,200,000	2.5%	5.1575%	117	1.40x	72.6%	65.2%
Total/Weighted Average	46	$1,151,000,363	100.0%	4.8880%	111	1.97x	55.8%	52.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms/Beds calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to the ARD Loan, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Maturity Date or ARD LTV Ratio, Stated Remaining Term (Mos.) and Maturity Date or ARD LTV is calculated through the related anticipated repayment date.
(3)	With respect to the Saint Louis Galleria and Dollar General Portfolio mortgage loans (approximately 7.7% of the Initial Outstanding Pool Balance), the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date on the related mortgage loan based on the assumed principal payment schedule set forth on Annex G and Annex H, respectively, to the Preliminary Prospectus.
(4)	With respect to 12 mortgage loans, representing in aggregate, approximately 30.5% of the Initial Outstanding Pool Balance (including ARC Apartments, 9800 Wilshire, 5202 Ben White, Pace Gallery HQ, AT580 Multi, Spring Hollow Apartments, 166 Geary Street, Roanoke Crossing Shopping Center, AC Marriott Downtown Tucson, Atlantic Gardens, Meridian Tower and Texas Marriott & Hilton Portfolio - Residence Inn Laredo), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(5)	With respect to the Huntsville Self Storage Portfolio mortgage loan (1.0%) the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related economic reserve.
(6)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.
(7)	Anchored retail also includes super regional mall, single tenant and shadow anchored properties.
(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Pooled Certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, DBNY and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Pooled Certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such pooled aggregate available funds allocable to: (a) the VRR Interest will be the product of such pooled aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Pooled Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such pooled aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; (iv) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates; (v) the notional amount of the Class X-G certificates will be reduced by the principal distributions and realized losses allocated to the Class G certificates; and (vi) the notional amount of the Class X-H certificates will be reduced by the principal distributions and realized losses allocated to the Class H certificates.

The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the co-lender agreement relating to the 3 Columbus Circle Whole Loan and no class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan.

Interest Payments:	On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the pooled aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A- M certificates (based on their respective Certificate Balances immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances immediately prior to that Distribution Date), (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (D) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

No class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the co-lender agreement relating to the 3 Columbus Circle Whole Loan.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with Class H through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Losses realized on the Non-VRR Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class 3CC-B certificates, then to the Class 3CC-A certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

	(Pass-Through Rate - Discount Rate) (Mortgage Rate – Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 3 Columbus Circle, 3 Park Avenue, Saint Louis Galleria, ARC Apartments, Soho Beach House, Pace Gallery HQ, 101 California, Tulsa Office Portfolio, Atrium Two, Liberty Station Retail, Vie Portfolio and AC Marriott Downtown Tucson each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and in “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes” in the Preliminary Prospectus.

Control Rights and Directing Holder:

Controlling Class Certificateholders will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” will be:

(a) with respect to each Servicing Shift Mortgage Loan, the related “controlling holder” or analogous concept under the related co-lender agreement;

(b) with respect to each Serviced Mortgage Loan (other than any Serviced AB Whole Loan and any Servicing Shift Mortgage Loan), the certificateholder selected by more than 50% of the Controlling Class by Certificate Balance;

(c) with respect to the 3 Columbus Circle Whole Loan (i) for so long as no 3 Columbus Circle Control Appraisal Period exists, the 3 Columbus Circle Controlling Class Representative (as defined in the Preliminary Prospectus), and (ii) for so long as a 3 Columbus Circle Control Appraisal Period exists, the certificateholder selected by more than 50% of the Controlling Class by Certificate Balance; and

(d) with respect to any Serviced AB Whole Loan (other than the 3 Columbus Circle Whole Loan), (i) for so long as no control appraisal period under the related co-lender agreement has occurred and is continuing, the holder of the related Subordinate Companion Loan, and (ii) for so long as a control appraisal period under the related co-lender agreement has occurred and is continuing, the Directing Holder selected pursuant to clause (b) herein.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial Directing Holder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans (other than with respect to the Serviced AB Mortgage Loans and the Servicing Shift Mortgage Loans).

A “3 Columbus Circle Control Appraisal Period” will exist with respect to the 3 Columbus Circle Whole Loan, if and for so long as the initial principal balance of the Trust Subordinate Companion Loan (taking into account any appraisal reduction amounts or realized losses

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

allocated to the Trust Subordinate Companion Loan) is less than 25% of the initial principal balance of the Trust Subordinate Companion Loan less any principal payment allocated to and received by the holder.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Pooled Certificates:	Class F, Class G and Class H certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan) (i) the Class F certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above) and (b) with respect to any Serviced AB Whole Loan, at any date on which both the event described in clause (a) above occurs and a control appraisal period under the related co-lender agreement exists; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan relating to the Directing Holder, a Control Termination Event will be deemed to exist.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan) (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above) and (b) with respect to any Serviced AB Whole Loan, at any date on which both the event described in clause (a) above occurs and a control appraisal period under the related co-lender agreement exists; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan relating to the Directing Holder, a Consultation Termination Event will be deemed to exist.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:	The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to DBNY, CREFI and JPMCB will be entitled to appoint a risk retention consultation party. Each of DBNY, CREFI and JPMCB are expected to be appointed as the initial risk retention consultation parties. In addition, DBNY as the holder of the 3CC-VRR Interest will be entitled to appoint a risk retention consultation party with respect to the 3 Columbus Circle Whole Loan.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans and the 3 Columbus Circle Whole Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of Pooled Principal Balance Certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) and requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Pooled Principal Balance Certificates and the VRR Interest evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Pooled Principal Balance Certificates and the VRR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

Interest evidencing more than 50% of the aggregate voting rights of Pooled Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

The foregoing rights with respect to 3 Columbus Circle Whole Loan will include holders of the Loan-Specific Certificates and only apply with respect to the replacement of the Special Servicer after a 3 Columbus Circle Control Appraisal Period.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor may recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer and deliver a report supporting such recommendation as described in the Preliminary Prospectus.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation, subject to a minimum fee of $25,000. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:	With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 25% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The foregoing rights with respect to the 3 Columbus Circle Whole Loan will be held by the holders of the Loan-Specific Certificates in addition to the holders of the Pooled Certificates.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2019-B10 Mortgage Trust
STRUCTURE OVERVIEW

action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

26
Josephson
11,371 SF Exp. 12/2032
25
Josephson
11,371 SF Exp. 12/2032
24
Cohen and Company LLC
11,166 SF Exp. 2/2029
Weld North LLC
4,988 SF Exp. 10/2023
Beloveline Ltd.
5,423 SF Exp. 3/2028
23
Vacant
11,920 SF
Vacant
9,306 SF
22
The Juilliard School
5,789 SF Exp. 3/2025
The Juilliard School 2220
5,789 SF Exp. 3/2025
883 Capital Management
3,574 SF Exp. 11/2021
Harvard Business School
4,855 SF Exp. 2/2024
Lagoda Investment
3,091 SF Exp. 5/2020
21
TenCore Partners
3,874 SF Exp. 2/2024
Nova Ventures, LLC
3,849 SF Exp. 1/2029
Cefe Infrastructure Inv
3,057 SF Exp. 7/2023
Benvolio Group LLC
5,789 SF Exp. 7/2024
Mediant Communications
4,865 SF Exp. 11/2021
20
Versace USA, LLC
21,342 SF Exp. 7/2025
19
Young & Rubicam, Inc.
21,315 SF Exp. 8/2033
18
Young & Rubicam, Inc.
34,177 SF Exp. 8/2033
17
Column Park Asset Mgt
3,240 SF
Exp. 12/2020
Geneva Energy Markets
4,480 SF Exp. 5/2021
Aralez Pharmaceuticals
4,081 SF Exp. 10/2020
Tokai Tokyo Securities
2,964 SF
Exp. 8/2022
PS Broadway Holdings
4,445 SF Exp. 8/2020
XBTOPPS Expansion
4,100 SF Exp. 5/2023
Br2 Finance
5,933 SF Exp. 5/2025
XBTOPPS LLC
4,896 SF Exp. 12/2022
16
Emerge 212 3CC LLC
23,917 SF Exp. 2/2026
Laura & John Arnold
9,708 SF Exp. 7/2025
15
Emerge 212 3CC LLC
33,442 SF Exp. 2/2028
14
Northern Pacific Growth Inv.
4,407 SF Exp. 12/2021
KG Funds Management LLC
3,798 SF Exp. 8/2020
Clayton Family Office
1,719 SF
Exp. 11/2021
Dr. Joshua Levine, MD PC
2,130 SF
Exp. 2/2023
Building Office
2,831 SF
Trustees of Columbia
14,162 SF Exp. 6/2025
KIFO USA
6,190 SF Exp. 7/2026
12
Jazz at Lincoln Center, Inc.
30,653 SF Exp. 4/2028
TFO USA
4,052 SF Exp. 5/2023
11
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
10
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
9
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
8
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
7
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
6
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
5
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
4
Young & Rubicam, Inc.
34,634 SF Exp. 8/2033
3
Young & Rubicam, Inc.
41,202 SF Exp. 8/2033
2
CVS Caremark Pharmacy
13,143 SF Exp. 7/2028
Nordstrom
15,556 SF Exp. 7/2040
Ground
Nordstrom
12,552 SF Exp. 7/2040
CVS Caremark Pharmacy
6,339 SF Exp. 7/2028
Chase Bank
6,551 SF Exp. 8/2031
Basement
Nordstrom
18,883 SF Exp. 7/2040
CVS Caremark Pharmacy
1,677 SF Exp. 7/2028
Building Storage
3,021 SF
Young & Rubicam, Inc. Storage
1,300 SF Exp. 8/2033
Young & Rubicam, Inc. Storage
170 SF Exp. 8/2033
Vacant
Building
2019 – 2021
2022 – 2023
2024 – 2025
2026+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Mortgage Loan Information
Loan Sellers(1):	JPMCB/GACC
Loan Purpose:	Refinance
Credit Assessment
KBRA/Fitch/S&P(7):	A(sf) / BBB-sf / N/A
Borrower Sponsor:	Joseph Moinian
Borrowers:	3 Columbus Circle LLC; 3 Columbus Circle LLC - Series A; 3 Columbus Circle LLC - Series B
Original Balance(2):	$75,000,000
Cut-off Date Balance(2):	$75,000,000
% by Initial UPB:	6.5%
Interest Rate:	3.91400%
Payment Date:	11th of each month
First Payment Date:	April 11, 2019
Maturity Date:	March 11, 2029
Amortization:	Interest Only
Additional Debt(2)(3) :	$415,000,000 Pari Passu Debt $105,000,000 B-Notes
Call Protection(4):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$1,000,000
TI/LC	$0	Springing	$5,000,000
Outstanding TI/LC	$1,820,891	NAP	NAP
Free Rent:	$847,794	NAP	NAP
Young & Rubicam:	$0	Springing	$40,000,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2010-2013
Total Sq. Ft.:	753,713
Property Management:	Columbus Property Management LLC
Underwritten NOI(6):	$60,497,452
Underwritten NCF:	$56,594,080
Appraised Value:	$1,080,000,000
Appraisal Date:	January 1, 2019

Historical NOI
Most Recent NOI(6):	$40,091,035 (December 31, 2018)
2017 NOI:	$34,698,749 (December 31, 2017)
2016 NOI:	$35,192,550 (December 31, 2016)
2015 NOI:	$29,622,920 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.2% (January 1, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	91.9% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	$415,000,000
Total Senior Notes	$490,000,000	$650 / $650	45.4% / 45.4%	3.11x / 2.91x	12.3% / 11.5%	12.3% / 11.5%
B Notes	$105,000,000
Whole Loan	$595,000,000	$789 / $789	55.1% / 55.1%	2.56x / 2.40x	10.2% / 9.5%	10.2% / 9.5%

(1)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. JPMCB is selling Note A-1-1 with an original principal amount of $50.0 million and GACC is selling Note A-2-1 with an original principal amount of $25.0 million. Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to Deutsche Bank AG, New York Branch and they subsequently assigned to GACC on March 13, 2019.

(2)	The 3 Columbus Circle Loan (as defined below) consists of the non-controlling Notes A-1-1 and A-2-1 and is part of the 3 Columbus Circle Whole Loan evidenced by 13 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The lockout period will be 25 payments beginning with and including the first payment date of April 11, 2019. The 3 Columbus Circle Borrower (as defined below) has the option to defease the full $595.0 million 3 Columbus Circle Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam, Inc. on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants.

(7)	Fitch and KBRA provided the listed assessments for the 3 Columbus Circle Loan in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the 3 Columbus Circle Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

The Loan.   The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in 21 condominium units in a 26-story, approximately 753,713 sq. ft. Class A office building located on Broadway between West 57th and 58th Streets in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan is evidenced by the non-controlling Notes A-1-1 and A-2-1 with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million and $25.0 million, respectively. The 3 Columbus Circle Loan is part of a $595.0 million whole loan that is evidenced by 15 promissory notes: 13 pari passu senior notes with an aggregate original principal balance of $490.0 million (the “3 Columbus Circle Senior Notes”) and two subordinate notes with an aggregate original principal balance of $105.0 million (the “3 Columbus Circle Junior Notes”) and, together with the 3 Columbus Circle Senior Notes, the “3 Columbus Circle Whole Loan”). Only the 3 Columbus Circle Loan will be included in the mortgage pool for the Benchmark 2019-B10 mortgage trust. The controlling Note B-1 and non-controlling Note B-2 will be contributed to the issuing entity but will not be included in the mortgage pool. Payments allocated to the 3 Columbus Circle Junior Notes will be paid to the holders of the Loan-Specific Certificates as described in “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

The relationship between the holders of the 3 Columbus Circle Senior Notes and 3 Columbus Circle Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary(1)
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	Benchmark 2019-B10	No(2)
A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	$317,500,000	$317,500,000	JPMCB	No
A-2-1	$25,000,000	$25,000,000	Benchmark 2019-B10	No
A-2-2, A-2-3, A-2-4, A-2-5	$97,500,000	$97,500,000	DBNY	No
Senior Notes	$490,000,000	$490,000,000
B-1	$51,450,000	$51,450,000	Benchmark 2019-B10	Yes(2)
B-2	$53,550,000	$53,550,000	Benchmark 2019-B10	No
Whole Loan	$595,000,000	$595,000,000

(1)	JPMCB is selling Note A-1-1 with an original principal amount of $50.0 million and GACC is selling Note A-2-1 with an original principal amount of $25.0 million. Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to Deutsche Bank AG, New York Branch and they subsequently assigned to GACC on March 13, 2019.

(2)	The initial Control Note is Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing. If and for so long as a 3 Columbus Circle Control Termination Event has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—The 3 Columbus Circle Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the PSA.

The 3 Columbus Circle Whole Loan was originated by JPMCB and Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to GACC on March 13, 2019. The 3 Columbus Circle Whole Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.91400% per annum. The annual interest rate on both the 3 Columbus Circle Senior Notes and 3 Columbus Circle Junior Notes is 3.91400% per annum. The 3 Columbus Circle Whole Loan proceeds were used to refinance existing debt of approximately $371.7 million, purchase Young & Rubicam’s condominium interest for approximately $215.6 million, pay closing costs of approximately $18.8 million and fund upfront reserves of approximately $2.7 million. Based on the “As-Is” Appraised Value of $1.08 billion as of January 1, 2019, the Cut-off Date LTV for the 3 Columbus Circle Senior Notes and 3 Columbus Circle Whole Loan is 45.4% and 55.1%, respectively. The most recent prior financing of the 3 Columbus Circle Property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior A Notes	$490,000,000	80.5%	Refinance Existing Debt(1)	$371,671,992	61.1%
Subordinate Notes	105,000,000	17.2%	Young & Rubicam Condo Purchase(2)	215,600,000	35.4%
Sponsor Equity	13,763,711	2.3%	Closing Costs	18,823,034	3.1%
			Upfront Reserves	2,668,685	0.4%
Total Sources	$608,763,711	100.0%	Total Uses	$608,763,711	100.0%

(1)	Includes approximately $21.7 million in defeasance costs.

(2)	In conjunction with loan closing, Moinian executed a sale leaseback of floors three through eight to Young & Rubicam. For additional information, see “The Property” herein.

The Borrowers / Borrower Sponsor. The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each a “series” of 3 Columbus Circle LLC formed under the Delaware General Corporation Law) and 3 Columbus Circle LLC, a Delaware limited liability company. Each company is a single purpose entity structured to be a bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Joseph Moinian is the non-recourse carveout guarantor for the 3 Columbus Circle Whole Loan. Moinian has acquired commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condos and rental apartments. Notable New York City investments include the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a portfolio of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

more than 20.0 million sq. ft. Two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each as a series of 3 Columbus Circle LLC own the 3 Columbus Circle Property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent per sq. ft.(3)	% of Total U/W Base Rent	Lease Expiration
Young & Rubicam, Inc.(4)	NA / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	8/31/2033
Emerge 212 3CC LLC	Baa3 / BBB / BBB-	57,359	7.6%	$55.00	4.7%	2/29/2028
Nordstrom(5)	Baa1 / BBB+ / BBB+	46,991	6.2%	$282.15	19.6%	7/31/2040
Jazz at Lincoln Center, Inc.	NA / NA / NA	30,653	4.1%	$52.00	2.4%	4/30/2028
Josephson(6)	NA / NA / NA	22,742	3.0%	$100.00	3.4%	12/31/2032
Versace USA, Inc.	NA / BBB- / BBB-	21,342	2.8%	$75.00	2.4%	7/31/2025
CVS Caremark Pharmacy	Baa2 / NA / BBB	21,159	2.8%	$193.20	6.0%	7/31/2028
Trustees of Columbia(7)	Aaa / NA / AAA	14,162	1.9%	$77.77	1.6%	8/31/2025
Cohen and Company LLC	NA / NA / NA	11,166	1.5%	$83.00	1.4%	2/28/2029
Laura & John Arnold(8)	NA / NA / NA	9,708	1.3%	$56.00	0.8%	7/31/2025
Total Major Office and Retail		610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(9)		121,646	16.1%	$99.39	17.8%
Total Occupied Office and Retail		732,164	97.1%	$92.43	99.9%
Telecom		218	0.0%	$328.03	0.1%
Total Occupied		732,382	97.2%	$92.50	100.0%
Vacant(10)		21,331	2.8%
Total / Wtd. Avg.		753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent per sq. ft. includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3CC LLC, Nordstrom, CVS Caremark Pharmacy, Chase Bank, Trustees of Columbia and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 sq. ft., of which (i) 214,372 sq. ft. is leased for $76.00 per sq. ft., (ii) 124,760 sq. ft. is leased for $68.60 per sq. ft., (iii) 34,634 sq. ft. is leased for $62.00 per sq. ft. and (iv) 1,300 sq. ft. is leased for $32.50 per sq. ft.

(5)	Nordstrom leases 46,991 sq. ft., of which (i) 43,018 sq. ft. is leased for $241.25 per sq. ft. and (ii) 3,973 sq. ft. is leased for $725.00 per sq. ft.

(6)	Josephson is an affiliate of the borrower and its leased space serves as headquarters for affiliates of the borrower.

(7)	Trustees of Columbia leases 14,162 sq. ft., of which (i) 6,031 sq. ft. is leased for $76.53 per sq. ft., (ii) 5,020 sq. ft. is leased for $78.79 per sq. ft. and (iii) 3,111 sq. ft. is leased for $78.51 per sq. ft.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between the fifth anniversary of the rent commencement date and the eighth anniversary of the rent commencement date, with a nine months’ prior notice and the payment of a termination fee.

(9)	Other Occupied Office and Retail includes 2,831 sq. ft. of a management office that has no underwritten rent and 3,021 sq. ft. of storage space. Subleases account for 20,015 sq. ft. (2.7% of net rentable area).

(10)	Vacant space includes 21,231 sq. ft. of office space and 100 sq. ft. of storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per sq. ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	5	18,655	2.5%	18,655	2.5%	$78.46	2.2%	2.2%
2021	5	19,013	2.5%	37,668	5.0%	$83.35	2.3%	4.5%
2022	3	7,861	1.0%	45,529	6.0%	$87.38	1.0%	5.5%
2023	5	18,327	2.4%	63,856	8.5%	$80.93	2.2%	7.7%
2024	3	14,518	1.9%	78,374	10.4%	$82.74	1.8%	9.5%
2025	5	60,820	8.1%	139,194	18.5%	$73.90	6.6%	16.1%
2026	1	6,190	0.8%	145,384	19.3%	$84.14	0.8%	16.9%
2027	0	0	0.0%	145,384	19.3%	$0.00	0.0%	16.9%
2028	4	114,594	15.2%	259,978	34.5%	$81.13	13.7%	30.6%
2029 and Thereafter(3)	12	472,404	62.7%	732,382	97.2%	$99.52	69.4%	100.0%
Vacant	NAP	21,331	2.8%	753,713	100.0%	NAP	NAP
Total / Wtd. Avg.	43	753,713	100.0%			$92.50	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2029 and Thereafter is inclusive of a management office and storage space that has no underwritten rent.

The 3 Columbus Circle Property is a Class A, 26-story, 753,713 sq. ft. office building with ground floor retail located in the Midtown neighborhood of Manhattan, New York. The 3 Columbus Circle Property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and New York City. The 3 Columbus Circle Property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam” or “Y&R”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P), and 72.0% of net rentable area is leased to investment grade tenants, including Nordstrom’s first men’s store in Manhattan, CVS Pharmacy, Chase Bank, Versace and AT&T among others.

The 3 Columbus Circle Property’s bottom three floors were originally constructed in 1927 and underwent a 22-story expansion by Shreve, Lamb and Harmon, the architectural firm behind the Empire State Building. From 2010 to 2013, the 3 Columbus Circle Property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade that encompasses the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the 3 Columbus Circle Property’s existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle Property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle Property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the 3 Columbus Circle Property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 3 Columbus Circle Property’s ten largest tenants occupy approximately 610,518 sq. ft. (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 13.2 years.

Moinian acquired the 3 Columbus Circle Property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green and together, the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, a 214,372 sq. ft. condominium interest which covers floors three to eight was sold to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the 3 Columbus Circle Property was leased up to 97.2% as of January 1, 2019.  In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle Property, and in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest, for approximately $215.6 million. In conjunction with repurchase of the Young & Rubicam condominium interest a new lease to Young & Rubicam was simultaneously executed for the space with an initial base rent set at $76.00 per sq. ft. and a lease expiration coterminous with Young & Rubicam’s existing lease for floors 9, 10, 11, 18 and 19 in August 2033.

The 3 Columbus Circle Property is located in the Midtown West office submarket, proximate to other prominent buildings on Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle Property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Upper Manhattan. The 3 Columbus Circle Property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle Property is accessible by public transportation with three subway lines within one block, New York Penn Station within an approximately eight minute drive and LaGuardia Airport within an approximately 21 minute drive.

Major Tenants.

Young & Rubicam (375,236 sq. ft.; 49.8% of NRA; 39.9% of U/W Base Rent) Young & Rubicam, a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Y&R’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle Property, Y&R has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in revenue. Y&R has occupied the 3 Columbus Circle Property since 2012 and currently occupies 11 floors through August 2033 with two ten-year renewal options.

Emerge 212 3CC LLC (57,359 sq. ft.; 7.6% of NRA; 4.7% of U/W Base Rent) Emerge 212 3CC LLC (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. The company provides fully-furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a large commercial landlord in New York City. As of 2017, SL Green Corp. reported approximately $1.5 billion in total revenue and approximately $14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through February 2028 and licenses its space as shared workspace.

Nordstrom (46,991 sq. ft.; 6.2% of NRA; 19.6% of U/W Base Rent) Nordstrom (rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P) (NYSE: JWN) is one of the nation’s largest upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle Property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is expected to open its flagship women’s store across the street at Central Park Tower in fall 2019. In addition to its online business which reaches 96 countries, Nordstrom operates 379 U.S. stores in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ended February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through July 2040 and has two ten-year renewal options.

Environmental Matters. The Phase I environmental report dated January 22, 2019 recommended no further action at the 3 Columbus Circle Property.

The Market. The 3 Columbus Circle Property is located in the central business district of Manhattan, New York in the Midtown West submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 31.0 million sq. ft. of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million sq. ft. of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 per sq. ft. The Midtown West Side Class A submarket totaled approximately 24.5 million sq. ft. with average vacancy of 6.9% and average market asking rents of $76.87 per sq. ft. The overall Midtown office market achieved 23.7 million sq. ft. in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million sq. ft. and 8.1 million sq. ft., respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West Side submarket with comparable buildings built between 1950 and 2009 and ranging in size from 242,505 sq. ft. to 790,000 sq. ft. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 per sq. ft. with a weighted average of approximately $82.47 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average office rent is $71.11 per sq. ft.

The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 per sq. ft. for grade space with a weighted average rent of approximately $338.58 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average retail rent is $259.02 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	2018	U/W	U/W PSF
Base Rent(2)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982	$89.88
Straight Line Rent(3)	0	0	0	0	4,169,665	5.53
Vacant Income	0	0	0	0	1,977,018	2.62
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04
Total Reimbursements / Other Income	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	9.42
Total Other Income	4,797,805	5,333,639	3,752,429	3,994,225	10,130	0.01
Less: Vacancy	0	0	0	0	(1,587,003)	(2.11)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	13.94
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	11.16
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27
TI/LC	0	0	0	0	3,752,630	4.98
Capital Expenditures	0	0	0	0	150,743	0.20
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	U/W Base Rent includes rent steps through January 2020. In total, U/W Base Rent is inclusive of approximately $3.7 million attributable to contractual rent steps through January 2020.

(3)	Represents average rent for investment grade tenants over the loan term.

(4)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants. In total, leases executed since January 2018 represent annual rental income of approximately $19.3 million.

Property Management.   The 3 Columbus Circle Property is managed by Columbus Property Management LLC, a New York limited liability company and an affiliate of the borrower.

Lockbox / Cash Management.   The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event (as defined below) following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam reserve (as described below) or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrowers or property manager, (iii) a DSCR Trigger Event (as defined below) or (iv) a Tenant Trigger (as defined below).

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above, solely as to a bankruptcy event of the manager, if borrowers have replaced the manager with a qualified manager under a replacement management agreement within 90 days of the occurrence of the bankruptcy event in accordance with the loan documents, (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of (x) a Tenant BK Event (as defined below), Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding, (y) a Tenant Vacancy Trigger (defined below), the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender, or (z) any Tenant Trigger , upon the satisfaction of the Tenant Escrow Requirement (as defined below) (in which case, the borrowers are deemed to have cured any existing Tenant Trigger immediately upon such date). Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in accordance with the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.30x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 1 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 45.4% 2.91x 12.3%

“DSCR Cure Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in accordance with the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.30x for two consecutive calendar quarters.

“Tenant Trigger” means either (i) a bankruptcy or certain insolvency actions of Young & Rubicam or its parent company (a “Tenant BK Trigger”) or (ii) if Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) (a “Tenant Vacancy Trigger”).

“Tenant Escrow Requirement” means the balance of the Young & Rubicam Reserve (as defined below) has reached the cap of $40,000,000.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited (i) approximately $1,820,891 into an outstanding tenant improvements and leasing commission reserve in connection with three leases and (ii) approximately $847,794 into a free rent reserve in connection with four leases.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 per sq. ft. annually), subject to a cap of $1,000,000 (approximately $1.33 per sq. ft.).

TI/LC Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 per sq. ft. annually), subject to a cap of $5,000,000 (approximately $6.63 per sq. ft.).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by a Tenant Trigger, the borrowers are required to deposit into a Young & Rubicam reserve an amount equal to all excess cash flow in the cash management account to cover expenses anticipated to be incurred in connection with re-leasing the Young & Rubicam space, subject to a cap of $40,000,000 (approximately $106.60 per sq. ft. of Young & Rubicam space).

Current Mezzanine or Subordinate Indebtedness. The 3 Columbus Circle B Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million, accrue interest at a fixed rate of 3.91400% per annum. The 3 Columbus Circle B Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Charles Steven Cohen
Borrower:	Three Park Building LLC
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.75000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2019
Maturity Date:	December 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$122,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$3,668,201	$641,935	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$18,543	$1,112,604
TI/LC:	$0	$100,000	$3,000,000
Other(3):	$0	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(4):	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1977 / 2001
Total Sq. Ft.:	667,446
Property Management:	Cohen Brothers Realty Corporation
Underwritten NOI(5)(6):	$18,263,040
Underwritten NCF(6):	$16,090,332
Appraised Value:	$505,000,000
Appraisal Date:	October 25, 2018

Historical NOI
Most Recent NOI(5):	$15,758,785 (T-12 September 30, 2018)
2017 NOI:	$17,522,785 (December 31, 2017)
2016 NOI:	$18,574,365 (December 31, 2016)
2015 NOI(7):	NAV

Historical Occupancy
Most Recent Occupancy(6):	85.5% (October 23, 2018)
2017 Occupancy:	89.0% (December 31, 2017)
2016 Occupancy:	93.0% (December 31, 2016)
2015 Occupancy(7):	NAV

Financial Information(1)(6)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$60,000,000
Pari Passu Notes	$122,000,000
Whole Loan	$182,000,000	$273 / $273	36.0% / 36.0%	2.08x / 1.84x	10.0% / 8.8%	10.0% / 8.8%

(1)	The Original Balance and Cut-off Date Balance of $60.0 million represents the non-controlling Notes A-3 and A-4 of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $182.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	The borrower is required under the 3 Park Avenue Whole Loan (as defined below) documents to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the 3 Park Avenue Property (as defined below). If an event of default has occurred and is continuing or the borrower has breached any requirements under the 3 Park Avenue Loan (as defined below) documents, the borrower is required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded obligations, deferred maintenance and any remaining unfunded free rent obligations.

(4)	The borrower is both the ground lessee and ground lessor under a ground lease encumbering the 3 Park Avenue Property.

(5)	The increase from Most Recent NOI to Underwritten NOI was primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000) and Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500).

(6)	Underwritten NOI, Underwritten NCF, Most Recent Occupancy, U/W DSCR and U/W Debt Yield include TransPerfect Translations (“TransPerfect”) (the second largest tenant at the 3 Park Avenue Property representing 13.7% of net rentable area and 15.0% of U/W Base Rent with a lease expiration date of September 30, 2019). TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon lease expiration. Excluding the TransPerfect tenant, the U/W NCF DSCR is 1.31x and the occupancy is 71.9%. See the “Cash Flow Analysis” chart below for further information regarding the Underwritten NOI and Underwritten NCF excluding the TransPerfect tenant, as well as the hypothetical cash flow analysis if the space were to be leased at the appraiser’s concluded market rent.

(7)	Historical cash flow and occupancy information for 2015 was unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

The Loan.    The 3 Park Avenue mortgage loan (the “3 Park Avenue Loan”) is part of a whole loan (the “3 Park Avenue Whole Loan”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a portion of a Class A office and retail condominium located in New York, New York (the “3 Park Avenue Property”). The 3 Park Avenue Loan, which is evidenced by the non-controlling notes A-3 and A-4, has an original principal balance and an outstanding principal balance as of the Cut-off Date of $60.0 million.

The relationship between the holders of the 3 Park Avenue Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Notes A-3, A-4	$60,000,000	$60,000,000	Benchmark 2019-B10	No
Note A-1	$88,000,000	$88,000,000	Benchmark 2019-B9	Yes
Note A-2	$34,000,000	$34,000,000	GSMS 2019-GC38	No
Total	$182,000,000	$182,000,000

The 3 Park Avenue Whole Loan, which accrues interest at an interest rate of 4.75000% per annum, has an original principal balance and outstanding principal balance as of the Cut-off Date of $182.0 million. The 3 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 116 months and is interest-only for the term of the loan. The proceeds of the 3 Park Avenue Whole Loan were primarily used to refinance prior debt secured by the 3 Park Avenue Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves. Based on the appraised value of $505.0 million as of October 25, 2018, the 3 Park Avenue Whole Loan Cut-off Date LTV Ratio is 36.0%.

The most recent prior financing of the 3 Park Avenue Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$182,000,000	100.0%	Loan Payoff	$124,865,096	68.6%
			Closing Costs	5,527,780	3.0
			Upfront Reserves	3,668,201	2.0
			Return of Equity	47,938,924	26.3
Total Sources	$182,000,000	100.0%	Total Uses	$182,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is Three Park Building LLC, a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, a private real estate development and management firm that develops, redevelops and operates various commercial property types, was founded in 1981. The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenant during the term of the 3 Park Avenue Whole Loan for Charles Steven Cohen is $500.0 million and $50.0 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Houghton Mifflin Harcourt(4)(5)	NR/NR/B-	101,821	15.3%	$53.09	18.1%	12/31/2027
TransPerfect Translations(6)	NR/NR/NR	91,220	13.7	$49.09	15.0	9/30/2019
Return Path(4)(7)	NR/NR/NR	46,002	6.9	$60.49	9.3	7/31/2025
P. Kaufmann Contract	NR/NR/NR	57,000	8.5	$44.39	8.5	12/31/2022
Zeta Global Holding Corp.	NR/NR/NR	23,000	3.4	$64.50	5.0	1/31/2029
Pira Energy Group	NR/NR/NR	27,577	4.1	$52.00	4.8	2/29/2020
Mimeo.com(4)	NR/NR/NR	22,722	3.4	$54.00	4.1	11/30/2025
Institute of Electrical Engineers(4)	NR/NR/NR	22,000	3.3	$49.00	3.6	12/31/2025
Icon Capital Corporation	NR/NR/NR	23,000	3.4	$46.00	3.5	7/31/2022
Prophase Training Group	NR/NR/NR	15,255	2.3	$44.56	2.3	5/31/2019
Total / Wtd. Avg. Major Tenants		429,597	64.4%	$51.58	74.2%
Remaining Tenants		141,282	21.2	$54.41	25.8
Total / Wtd. Avg. Occupied Collateral		570,879	85.5%	$52.28	100.0%
Vacant		96,567	14.5
Total		667,446	100.0%

(1)	Based on the underwritten rent roll dated October 23, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes approximately $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(4)	Houghton Mifflin Harcourt, Return Path, Inc. (“Return Path”), Mimeo.com and Institute of Electrical Engineers each have one five-year renewal option at fair market value.

(5)	Includes 400 sq. ft. of storage space that is currently leased to Houghton Mifflin Harcourt through May 31, 2019 with one, two-year lease extension option. Houghton Mifflin Harcourt pays $53.19 per sq. ft. for its leased office space and $27.37 per sq. ft. for its leased storage space.

(6)	TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon lease expiration. TransPerfect’s U/W gross rent of $52.73 per sq. ft. is approximately 25.6% below the appraisal’s concluded market rent for the TransPerfect space of $70.88 per sq. ft.

(7)	Includes 22,722 sq. ft. expiring on February 29, 2020.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	5	120,051	18.0%	120,051	18.0%	$48.88	19.7%	19.7%
2020	5	69,199	10.4%	189,250	28.4%	$53.73	12.5%	32.1%
2021	1	14,400	2.2%	203,650	30.5%	$42.00	2.0%	34.1%
2022	4	93,675	14.0%	297,325	44.5%	$44.97	14.1%	48.3%
2023	1	3,001	0.4%	300,326	45.0%	$52.00	0.5%	48.8%
2024	2	21,090	3.2%	321,416	48.2%	$49.46	3.5%	52.3%
2025	3	73,002	10.9%	394,418	59.1%	$55.77	13.6%	65.9%
2026	2	11,020	1.7%	405,438	60.7%	$51.09	1.9%	67.8%
2027	4	123,810	18.5%	529,248	79.3%	$55.78	23.1%	90.9%
2028	2	10,357	1.6%	539,605	80.8%	$65.00	2.3%	93.2%
2029	2	31,274	4.7%	570,879	85.5%	$64.90	6.8%	100.0%
Thereafter	0	0	0.0%	570,879	85.5%	$0.00	0.0%	100.0%
Vacant	NAP	96,567	14.5%	667,446	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	31	667,446	100.0%			$52.28	100.0%
(1)	Based on the underwritten rent roll dated October 23, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

The 3 Park Avenue building is a Class A office building located on Park Avenue in New York City (between 33rd and 34th Street), in the Murray Hill neighborhood of midtown Manhattan. The 3 Park Avenue building, in its entirety, consists of a 42-story, 888,295 sq. ft. office building on a 46,470 sq. ft. site. The collateral for the 3 Park Avenue Whole Loan consists of a condominium unit comprised of 641,186 sq. ft. of office space on floors 14 through 41 and 26,260 sq. ft. of multi-level retail space with frontage on Park Avenue and 34th Street. The only other condominium unit within the condominium regime (not part of the collateral) consists of floors 2 through 12 and is fully occupied by the Norman Thomas High School and has a separate entrance located on 33rd Street. The 3 Park Avenue Property is currently 85.5% occupied by 31 tenants (27 office tenants and four retail tenants). Retail tenancy includes New York Sports Club, Le Pain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

Quotidien, Starbucks and a news stand and consists of 3.9% of net rentable area and 4.4% of U/W Base Rent. The top office tenants at the 3 Park Avenue Property based on underwritten base rent consist of Houghton Mifflin Harcourt, TransPerfect and Return Path (collectively representing 35.8% of net rentable area and 42.4% of U/W Base Rent (inclusive of rent steps)).

The 3 Park Avenue Property was built in 1977 and renovated in 2001. Additionally, the lobby of the 3 Park Avenue Property is currently undergoing an approximately $3.0 million renovation, which is anticipated to be completed by year-end 2019 and will include glass and wood paneling. Since 2015, the borrower sponsor has invested approximately $23.7 million in tenant improvements and $8.6 million in various building improvements.

Major Tenants.

Houghton Mifflin Harcourt (101,821 sq. ft.; 15.3% of NRA; 18.1% of U/W Base Rent): Houghton Mifflin Harcourt occupies 101,421 sq. ft. of office space through December 2027 with one, five-year renewal option and an additional 400 sq. ft. of storage space through May 2019 with one, two-year renewal option. The Houghton Mifflin Harcourt space consists of the entire 18th, 19th, 21st and 24th floors (91,288 sq. ft.) and 10,533 sq. ft. on the 23rd floor. Houghton Mifflin Harcourt, a publisher of education materials, provides content, services and technology solutions for educational institutions and consumers worldwide. Houghton Mifflin Harcourt operates in two segments: (i) education and (ii) trade publishing. The education segment provides educational products, technology platforms, and services, including print and digital content in the form of textbooks, digital courseware, instructional aids, educational assessments, and intervention solutions for students. The trade publishing segment primarily develops, markets, and sells consumer books in print and digital formats, as well as licenses book rights to other publishers and electronic businesses; and trade and reference materials, such as adult and children’s fiction and non-fiction books to schools, colleges, libraries, office supply distributors, and other businesses. Houghton Mifflin Harcourt was founded in 1832 and has been located at the 3 Park Avenue Property since 2014. Houghton Mifflin Harcourt signed an initial lease for 36,932 sq. ft. in November 2014 (part of the 18th floor and the entire 19th floor) and has since expanded to occupy a total of 101,821 sq. ft.

TransPerfect (91,220 sq. ft.; 13.7% of NRA; 15.0% of U/W Base Rent): TransPerfect occupies 91,220 sq. ft. of office space through September 2019 with no renewal options. TransPerfect originally executed a lease in July 1995 for a portion of the 28th floor and has since expanded and moved its space in increments to comprise its aggregate 91,220 sq. ft. footprint at the 3 Park Avenue Property as of the underwritten rent roll dated October 23, 2018. The TransPerfect space consists of the entire 38th, 39th and 40th floors at the 3 Park Avenue Property (69,735 sq. ft.) and three smaller units ranging from 4,200 to 11,334 sq. ft. on other floors throughout the building. TransPerfect, which was founded in 1992 and is headquartered at the 3 Park Avenue Property, is a privately held provider of language and business services. TransPerfect, which provides translation and discovery services primarily to companies in the legal and healthcare fields, currently employs approximately 4,600 full-time employees, has a network of over 5,000 certified linguists and subject-area specialists, and operates in over 90 offices globally. As of December 2018, TransPerfect has completed more than 300,000 projects, has served over 10,000 clients and has more than 3,000 global organizations which currently employ TransPerfect’s GlobalLink product suite for management of multilingual content. TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon its lease expiration in September 2019. TransPerfect’s underwritten gross rent of $52.73 per sq. ft. is approximately 25.6% below the appraisal’s concluded market rent for the TransPerfect space of $70.88 per sq. ft.

Return Path (46,002 sq. ft.; 6.9% of NRA; 9.3% of U/W Base Rent): Return Path occupies 46,002 sq. ft. of office space on the 30th and 41st floors. Return Path leases space on the 41st floor (23,280 sq. ft.) through July 2025 with no extension options and on the 30th floor (22,722 sq. ft.) through February 2020 with one, five-year renewal option that would extend the lease expiration date of the 30th floor space to July 31, 2025. Return Path, founded in 1999 and headquartered at the 3 Park Avenue Property, uses data and insight to help optimize email marketing for clients. Return Path partners with more than 70 providers of mailbox and security solutions, covering approximately 2.5 billion email inboxes. Also feeding into Return Path’s data platform is their consumer network of more than two million consumers, delivering insight into user behavior, brand affinity, and consumer preferences.

Environmental Matters. The Phase I environmental report dated October 18, 2018 recommended no further action at the 3 Park Avenue Property.

The Market. The 3 Park Avenue Property is located in New York, New York, within the Midtown office market (specifically the Midtown East office market). Located on Park Avenue between 33rd and 34th Streets, the 3 Park Avenue Property is located within general walking distance to key transportation hubs such as Grand Central Terminal, Pennsylvania Station and the New York City Port Authority. The Queens-Midtown Tunnel, which connects Midtown Manhattan with Long Island City, New York and provides primary access for vehicles with entrance and exit ramps, is located within three blocks from the 3 Park Avenue Property.

According to the appraisal, the 3 Park Avenue Property is located within the New York-Jersey City-White Plains NY-NJ metropolitan statistical area (the “NY-NJ MSA”). As of May 2018, the NY-NJ MSA had an unemployment rate of approximately 4.0%, a median household income of approximately $69,400 and a population of approximately 14.6 million. According to the appraisal, as of the third quarter of 2018, the Midtown Manhattan office market recorded transactions totaling approximately 17.2 million sq. ft. (approximately 15.9% higher than the same time period in 2017) with the overall vacancy rate declining by approximately 0.4% since the third quarter of 2017. As of the third quarter of 2018, the Midtown East office market contained approximately 59.7 million sq. ft. of Class A office space, had a direct vacancy rate of 7.7% and average asking rents of $75.38 per sq. ft. (compared to underwritten gross rent of $55.63 per sq.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

ft. at the 3 Park Avenue Property). As of the same time period, according to the appraisal, the Murray Hill submarket contained approximately 6.8 million sq. ft. of Class A office space, had a direct vacancy rate of 4.5% and average asking rents of $71.97 per sq. ft. The appraisal surveyed a competitive set of 21 buildings with a total net rentable area of 10,537,254 sq. ft., average direct occupancy of approximately 88.5%, and average asking rents ranging from $60.00 per sq. ft. to $95.00 per sq. ft. Of the buildings surveyed, six office buildings were considered directly competitive by the appraisal (highlighted in the chart below). The 3 Park Avenue Property’s weighted average underwritten gross rent per sq. ft. of $55.63 is approximately 23.1% lower than the appraisal’s weighted average gross market rent for occupied space of $68.49 per sq. ft.

In determining market rent for the 3 Park Avenue Property, the appraiser identified the six comparable office properties located in the Murray Hill neighborhood of Manhattan listed in the table below.

Office Building Comparables(1)
Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Total Occupancy (%)	Direct Asking Rent per SF (Low)	Direct Asking Rent per SF (High)
3 Park Avenue Property(2)	667,446	96,567	NAP	85.5%	85.5%	$65.00(3)	$70.00(3)
One Park Avenue	801,500	0	0	100.0%	100.0%	NAP	NAP
Two Park Avenue	960,000	62,217	4,544	93.5%	93.0%	$85.00	$95.00
260 Madison Avenue	508,891	20,718	0	95.9%	95.9%	$65.00	$65.00
99 Park Avenue	480,000	7,955	30,311	98.3%	92.0%	$75.00	$75.00
475 Park Avenue South	440,000	153,154	8,170	65.2%	63.3%	$65.00	$75.00
90 Park Avenue	785,000	88,112	13,257	88.8%	87.1%	$65.00	$90.00
Total (excluding 3 Park Avenue)	3,975,391	332,156	56,282
Average (excluding 3 Park Avenue)	662,565	55,359	9,380

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 23, 2018.

(3)	Represents the range of market rents, determined by the appraisal, for vacant space at the 3 Park Avenue Property.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	T-12 9/30/2018	U/W	U/W (PSF)	U/W (Without TransPerfect)(1)	U/W (PSF) (Without TransPerfect)(1)
Base Rent(2)	$28,255,581	$29,188,961	$27,363,611	$29,844,528	$44.71	$25,366,455	$38.01
Reimbursements	1,665,986	1,520,736	1,772,965	1,913,556	$2.87	1,581,397	$2.37
Other Income(3)	2,143,179	1,647,433	1,475,270	1,294,685	$1.94	916,477	$1.37
Gross Up Vacancy	0	0	0	6,429,188	$9.63	12,895,018	$19.32
Gross Potential Rent	$32,064,746	$32,357,130	$30,611,845	$39,481,957	$59.15	$40,759,347	$61.07
Other Income 2(4)	1,666,158	1,731,735	1,778,898	1,760,172	$2.64	1,501,409	$2.25
Less: Vacancy(5)	(0)	(0)	(0)	(6,429,188)	($9.63)	(12,895,018)	($19.32)
Effective Gross Income	$33,730,904	$34,088,864	$32,390,743	$34,812,941	$52.16	$29,365,739	$44.00
Total Variable Expenses	7,978,166	8,926,539	8,871,169	8,640,481	12.95	8,168,380	$12.24
Total Fixed Expenses	7,178,373	7,639,540	7,760,789	7,909,420	11.85	7,909,420	$11.85
Net Operating Income(6)	$18,574,365	$17,522,785	$15,758,785	$18,263,040	$27.36	$13,287,938	$19.91
Capital Expenditures	0	0	0	222,521	$0.33	222,521	$0.33
TI/LC	0	0	0	1,950,188	$2.92	1,596,128	$2.39
Net Cash Flow	$18,574,365	$17,522,785	$15,758,785	$16,090,332	$24.11	$11,469,290	$17.18

(1)	TransPerfect recently announced that it will be vacating its space at the 3 Park Avenue Property upon its lease expiration in September 2019. TransPerfect’s underwritten gross rent of $52.73 per sq. ft. is approximately 25.6% below the appraisal’s concluded market rent for the TransPerfect space of $70.88 per sq. ft. The U/W NCF debt service coverage ratio without TransPerfect is equal to 1.31x (based on U/W NCF of $11,469,290 shown above). If the TransPerfect space were to be leased at the appraisal’s concluded market rent ($70.88 per sq. ft.) after TransPerfect vacates, the U/W NCF debt service coverage ratio would be equal to 2.03x. However, there can be no assurance as to whether, when, or at what rate the space can be relet.

(2)	U/W Base Rent is based on the underwritten rent roll dated October 23, 2018 and includes approximately $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(3)	Other Income consists of sub-metered electric income and electric inclusion in the rent.

(4)	Other Income 2 consists of porter wages over a base year for certain tenants, steam and water income, internet income, tenant services income and other miscellaneous sources.

(5)	U/W Vacancy represents the economic vacancy of 16.3%.

(6)	The difference between T-12 9/30/2018 NOI and U/W NOI is primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000) and Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

Property Management.   The 3 Park Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower sponsor.

Lockbox / Cash Management.     The loan documents require a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the 3 Park Avenue Property directing each of them to remit their rent checks directly to a lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the 3 Park Avenue Property and deposit the same into the lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a 3 Park Avenue Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a 3 Park Avenue Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 3 Park Avenue Whole Loan. Provided no event of default is ongoing, the lender is required to make funds in the excess cash flow reserve account available for: (x) leasing expenses which are incurred in accordance with the loan documents (to the extent there are insufficient funds in the tenant improvements and leasing commissions reserve), (y) taxes and/or insurance premiums (to the extent there are insufficient funds available in the tax and/or insurance account) and (z) operating expenses expressly approved by the lender or set forth in a budget expressly approved by the lender (to the extent there is insufficient cash flow available pursuant to the cash management waterfall to pay for the same). To the extent that no 3 Park Avenue Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Upon an event of default under the 3 Park Avenue Whole Loan, the lender has the right to apply funds to the debt in such priority as it may determine.

A “3 Park Avenue Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the interest only debt service coverage ratio being less than 1.20x, and will end, (a) with respect to clause (i) upon a cure, if applicable, of the event of default, and (b) with respect to clause (ii) if the interest only debt service coverage ratio is at least 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no 3 Park Avenue Trigger Period will be deemed to exist pursuant to clause (ii) of the previous sentence during any period that the 3 Park Avenue Collateral Cure Conditions (as defined below) are satisfied.

The “3 Park Avenue Collateral Cure Conditions” will be deemed satisfied if the borrower deposits cash into the excess cash flow account or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 3 Park Avenue Whole Loan, in an amount equal to 20% of the bi-annual aggregate debt service payments that are due as of the origination date of the 3 Park Avenue Whole Loan (i.e. an amount which, assuming the debt service coverage ratio is 1.00x for a given quarter, if added to underwritten cash flow, for said given six month period, would be sufficient to achieve a 1.20x debt service coverage ratio) (the “3 Park Avenue Collateral Deposit Amount”) and thereafter, on each six month anniversary date of the date that the borrower made such deposit (or delivered such letter of credit), the borrower deposits additional cash collateral into the excess cash flow account in the amount of the 3 Park Avenue Collateral Deposit Amount or increases the amount of the letter of credit by an amount equal to the 3 Park Avenue Collateral Deposit Amount (as applicable). Amounts deposited in order to satisfy the 3 Park Avenue Collateral Cure Conditions will be released to the borrower if no 3 Park Avenue Trigger Period would exist without giving effect to the satisfaction of the 3 Park Avenue Collateral Cure Conditions.

Initial and Ongoing Reserves.    On the origination date of the 3 Park Avenue Whole Loan, the borrower funded a tax reserve of $3,668,201 and, pursuant to the 3 Park Avenue Whole Loan documents, the borrower is required to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the 3 Park Avenue Property. If an event of default has occurred and is continuing or the borrower has breached any requirements under the loan documents, the borrower will be required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded landlord obligations, deferred maintenance and any remaining unfunded free rent obligations.

Tax Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $641,935).

Insurance Reserves. At the lender’s option, insurance escrows are waived so long as the 3 Park Avenue Property is covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrower is required to deposit $18,543 into a replacement reserve for capital expenditures (subject to a cap of $1,112,604).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 Park Avenue New York, NY 10016	Collateral Asset Summary – Loan No. 2 3 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 36.0% 1.84x 10.0%

TI/LC Reserve. On each payment date, the borrower is required to deposit an amount equal to: (a) $100,000 on each due date on which the balance in the TI/LC reserve is below $2,000,000 and (b) $50,000 on each due date on which the balance in the TI/LC reserve is equal to or greater than $2,000,000 and less than $3,000,000 (if the balance in the TI/LC reserve account is equal to or greater than $3,000,000, the borrower is not required to make monthly deposits in to the tenant improvements and leasing commissions reserve account).

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower is permitted to incur mezzanine financing (the “3 Park Avenue Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided that certain conditions set forth in the loan documents are satisfied, which include (without limitation): (i) no event of default exists; (ii) after giving effect to the 3 Park Avenue Mezzanine Loan, (a) the debt yield on the 3 Park Avenue Whole Loan and the 3 Park Avenue Mezzanine Loan combined is equal to or greater than 8.85%, and (b) the debt service coverage ratio on the 3 Park Avenue Whole Loan and the 3 Park Avenue Mezzanine Loan combined is equal to or greater than 1.85x and the combined loan-to-value ratio is equal to or less than 49%; (iii) the holder of the 3 Park Avenue Mezzanine Loan enters into a mezzanine intercreditor agreement with the lender in form and substance acceptable to the lender and the rating agencies; (iv) the holder of the 3 Park Avenue Mezzanine Loan is a “qualified equityholder” satisfying the requirements of the loan documents; and (v) a rating agency confirmation is delivered in connection with the consummation of the 3 Park Avenue Mezzanine Loan.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

LEVEL 1

macy's
Urban Outfitters (two levels)
GNC
Lady Foot Locker
House of Hoops by Foot Locker
Vacant
LensCrafters
Storage
Things Remembered
Regis Salons
New York & Company
H&M
EXPRESS
MEN
NORDSTROM
Oriental Energy
sunglass hut
Bath&BodyWorks
White Barn
Marni
Le Sauza
Vanmark
Disney store
Walking Company
VANS
Zales
Microsoft
SEPHORA
Storage
FABLETICS
Vacant
LOVECULTURE
Candy City
VICTORIA'S SECRET
Buckle
KAY
PINK
GYMBOREE
Ultra Jewelers
Lids
claire's
Vacant
GameStop
American Eagle Outfitters
HOT TOPIC
TORRID
zumiez
THE CHILDREN'S PLACE
Turbulence
Dillard's
FLY ZONE
Vacant
FOREVER 21
CHAMPS

LOWER LEVEL

Vacant
Canes
Vacant
Charley's Grilled Subs
Vacant
Delta Soul Kitchen
Cajun Gourmet
Galleria 6 Cinemas

- Anchor / Major
- Non Anchor / In-line
- Vacant
- Not Part of Collateral

Site plan based on information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

LEVEL 2

macy's
URBAN OUTFITTERS
(two levels)
Prime Jewelers
YANKEE CANDLE
PAPYRUS
ALDO
AVEDA
Vacant
PANDORA
FOOTACTION
AKIRA
west elm
BANANA REPUBLIC
NORDSTROM
Free People
J.CREW
MICHAEL KORS
Vacant
GODIVA
FIVE GUYS
ALTAR'D STATE
Tommy Bahama
ANN TAYLOR
Vacant
LACOSTE
LUSH
WHITE HOUSE BLACK MARKET
chico's
The Cheesecake Factory
See Eyewear
sunglass hut
SWAROVSKI
Vacant
francesca's
ANTHROPOLOGIE
Helzberg Diamonds
Vacant
Z GALLERIE
GAP
Dillard's
Eddie Bauer
Brow Spa
C&C Market Research
J'ron Lavell Fashion Bar
RESTORATION HARDWARE
JoS. A. BANK
Weber Grill
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of Collateral

Site plan based on information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	BPR OP, LP (F/K/A GGP Operating Partnership, LP)
Borrower:	Saint Louis Galleria L.L.C.
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	5.2%
Interest Rate:	4.99677083333333%
Payment Date:	1st of each month
First Payment Date:	December 1, 2018
Maturity Date:	November 1, 2028
Amortization(3):	Interest only for first 60 month, 360 months thereafter
Additional Debt(2)(4):	$180,000,000 Pari Passu Debt; $23,466,243 Mezzanine Debt
Call Protection:	L(29), D(86), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$236,181
TI/LC:	$0	Springing	$1,889,448
Outstanding Tenant Obligations:	$1,593,050	NAP	NAP
Free Rent:	$82,295	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Saint Louis, MO
Year Built / Renovated:	1986 / 2011
Total Sq. Ft.(6):	465,695
Property Management:	General Growth Services, Inc.
Underwritten NOI:	$27,160,764
Underwritten NCF:	$26,484,297
Appraised Value:	$465,600,000
Appraisal Date:	September 24, 2018

Historical NOI
Most Recent NOI:	$27,309,350 (T-12 August 31, 2018)
2017 NOI:	$26,996,606 (December 31, 2017)
2016 NOI:	$26,847,500 (December 31, 2016)
2015 NOI:	$25,166,866 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(7):	96.9% (September 30, 2018)
2017 Occupancy(8):	97.4% (December 31, 2017)
2016 Occupancy(8):	96.7% (December 31, 2016)
2015 Occupancy(8):	94.0% (December 31, 2015)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(3)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$60,000,000
Pari Passu Notes	$180,000,000
Whole Loan	$240,000,000	$515 / $470	51.5% / 47.0%	1.72x / 1.67x	11.3% / 11.0%	12.4% / 12.1%
Mezzanine Loan	$23,466,243
Total Debt	$263,466,243	$566 / $470	56.6% / 47.0%	1.59x / 1.55x	10.3% / 10.1%	12.4% / 12.1%

(1)	The Saint Louis Galleria Whole Loan (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Société Générale, Financial Corporation (“Société Générale” and together with DBNY, the “Originators”).
(2)	The Saint Louis Galleria Loan (as defined below) is part of a whole loan evidenced by ten pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million. Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the $240.0 million Saint Louis Galleria Whole Loan.
(3)	The Saint Louis Galleria Whole Loan, as well as the Saint Louis Galleria Mezzanine Loan (as defined below), amortizes pursuant to a fixed amortization schedule as set forth in Annex G in the Preliminary Prospectus. Debt service coverage ratios are calculated using the sum of the first 12 principal and interest payments after the expiration of the interest only period (period 61 to 72) based on the assumed principal and interest payment schedule set forth in Annex G in the Preliminary Prospectus.
(4)	See “Current Mezzanine Indebtedness“ herein. Original balance of the mezzanine debt was $25,000,000. The Cut-off Date Balance is $23,466,243.
(5)	See “Initial and Ongoing Reserves” herein.
(6)	Based on total collateral sq. ft. of 465,695, which does not account for an additional 714,052 sq. ft. for Dillard’s (313,913 sq. ft.), Macy’s (262,139 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral.
(7)	Occupancy includes five temporary tenants that collectively occupy 5,449 sq. ft. (1.2% of net rentable area (“NRA”)), as well as one tenant that signed a lease and has not yet taken occupancy that accounts for 2,442 sq. ft. (0.5% of NRA). Occupancy excludes three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 sq. ft. (1.5% of NRA).
(8)	Borrower provided information, reflects collateral occupancy only. Inclusive of the non-collateral anchors, 2015 Occupancy is 97.6%, 2016 Occupancy is 98.7%, 2017 Occupancy is 99.0% and Most Recent Occupancy is 98.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

The Loan.    The Saint Louis Galleria loan (the “Saint Louis Galleria Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $240.0 million (the “Saint Louis Galleria Whole Loan”), which whole loan is secured by a first mortgage lien on the borrower’s fee simple interest in an approximately 1.2 million sq. ft. super regional mall located in Saint Louis, Missouri (the “Saint Louis Galleria Property”). The Saint Louis Galleria Whole Loan is comprised of ten senior pari passu notes with an aggregate original principal balance as of the Cut-off Date of $240.0 million, of which only the controlling Note A-1-A1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the Benchmark 2019-B10 Trust and constitutes the Saint Louis Galleria Loan.

The relationship between the holders of the Saint Louis Galleria Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—Saint Louis Galleria Whole Loan” in the Preliminary Prospectus. The most recent prior financing of the Saint Louis Galleria property was included in the COMM 2014-CCRE14 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A1	$60,000,000	$60,000,000	Benchmark 2019-B10	Yes
A-1-A2	$55,000,000	$55,000,000	Benchmark 2018-B8	No
A-1-A3, A-1-A4, A-1-A5	$46,479,245	$46,479,245	JPMCC 2019-COR4	No
A-2-A1, A-2-A3	$45,000,000	$45,000,000	UBS 2018-C15	No
A-2-A2, A-2-A4, A-2-A5	$33,520,755	$33,520,755	CSAIL 2019-C15	No
Total	$240,000,000	$240,000,000

The Saint Louis Galleria Whole Loan has a 10-year term and, following a five-year interest only period, will amortize on a 30-year schedule. The Saint Louis Galleria Whole Loan accrues interest and amortizes pursuant to a fixed amortization schedule as set forth in Annex G in the Preliminary Prospectus. The Saint Louis Galleria Whole Loan proceeds, together with a mezzanine loan, were used to refinance existing CMBS debt, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the borrower. Based on the “As Is” appraised value of $465.6 million as of September 24, 2018, the Cut-off Date LTV Ratio for the Saint Louis Galleria Whole Loan is 51.5% and for the Saint Louis Galleria Total Debt is 56.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	90.6%	Loan Payoff	$215,000,000	81.1%
Mezzanine Loan	25,000,000	9.4	Upfront Reserves	1,675,345	0.6
			Closing Costs	1,440,523	0.5
			Return of Equity	46,884,132	17.7
Total Sources	$265,000,000	100.0%	Total Uses	$265,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Saint Louis Galleria L.L.C., a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure (the “Saint Louis Galleria Borrower”). The borrower sponsors and non-recourse carveout guarantor is BPR OP, LP (F/K/A GGP Operating Partnership, LP) (“BPR”).

The Saint Louis Galleria Property has historically been majority owned by GGP Inc. In August 2018, GGP Inc. was acquired by Brookfield Property Partners L.P. (“BPY”), a large commercial real estate company, with approximately $90 billion in total assets and a diversified portfolio of office and retail assets, as well as interests in multifamily, triple net lease, industrial, hospitality, self-storage, student housing and manufactured housing assets. As a result of the acquisition, BPR was created as a public security intended to offer the economic equivalence to an investment in BPY in the form of a U.S. REIT stock. BPR is the successor of GGP Inc., which along with the Rouse Properties portfolio that BPY acquired in 2016, contains over $285 billion in assets under management within a portfolio of 163 shopping malls, across 41 states, comprising approximately 148 million sq. ft. of gross leasable area across the U.S. In addition to the Saint Louis Galleria Property, other BPR malls include Ala Moana Center in Honolulu, Hawaii, Tyson’s Galleria in Washington, DC, Glendale Galleria in Los Angeles, California and Water Tower Place in Chicago, Illinois.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

The Property.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)	Sales PSF(4)	Occupancy Cost(4)
Galleria 6 Cinemas	NR/NR/NR	19,624	4.2%	$23.19	2.0%	8/31/2023	$423,954(5)	20.0%
H&M(6)	NR/NR/NR	12,913	2.8%	(6)	(6)	1/31/2021	$303	(6)
Victoria’s Secret	Ba1/BB/NR	12,892	2.8%	46.00	2.6%	1/31/2026	$259	29.9%
Urban Outfitters	NR/NR/NR	12,623	2.7%	46.93	2.6%	1/31/2021	$199	23.6%
Forever 21	NR/NR/NR	11,798	2.5%	62.52	3.2%	1/31/2020	$267	24.2%
Helium Comedy Club(7)	NR/NR/NR	11,477	2.5%	13.87	0.7%	1/31/2026	NAV	NAV
Express Men	NR/NR/NR	11,467	2.5%	34.80	1.8%	1/31/2024	$210	38.6%
Footaction USA(8)	Ba1/BB+/NR	11,114	2.4%	66.84	3.3%	1/31/2026	NAV	NAV
The Cheesecake Factory	NR/NR/NR	10,104	2.2%	40.00	1.8%	1/31/2023	$993	7.4%
GAP(9)	Baa2/BB+/NR	10,068	2.2%	64.49	2.9%	5/31/2025	$335	33.8%
Subtotal / Wtd. Avg.		124,080	26.6%	$42.57	20.8%
Remaining Tenants(10)		327,038	70.2%	$56.94	79.2%
Occupied Subtotal / Wtd. Avg.		451,118	96.9%	$53.20	100.0%
Vacant Space		14,577	3.1
Total / Wtd. Avg.		465,695	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	U/W Base Rent PSF reflects in-place leases based on the September 30, 2018 rent roll. U/W Base Rent PSF excludes rent for three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 sq. ft. (1.5% of NRA).
(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).
(4)	Most Recent Sales PSF and Occupancy Cost are provided by the borrower and only include tenants reporting an entire 12 months of sales as of T-12 August 31, 2018. Occupancy Cost excludes utilities reimbursement. Based on a percentage of collateral sq. ft., approximately 70.5% of in-line tenants (<10,000 sq. ft.) and 69.9% of total collateral tenants reported sales for the period.
(5)	Galleria 6 Cinemas Sales PSF figure represents sales per screen and is based on six screens.
(6)	H&M pays percentage rent equal to approximately 15% of gross sales through January 31, 2021. Underwritten cash flows reflect the H&M rent within the Percentage Rent category.
(7)	Helium Comedy Club, which took occupancy in January 2016, is not required to report sales information.
(8)	Footaction USA, which took occupancy in September 2015, is not required to report sales information.
(9)	GAP refers to all GAP affiliated brands, listed on the rent roll as GAP/GAPKIDS/BABYGAP/GAPBO.
(10)	Remaining Tenants category includes five temporary tenants that collectively occupy 5,449 sq. ft. (1.2% of NRA), as well as one tenant that has signed a lease and has yet to take occupancy that accounts for 2,442 sq. ft. (0.5% of NRA). Remaining Tenants category excludes three tenants vacating in the near term and one dark tenant, which collectively occupy 6,979 sq. ft. (1.5% of NRA).

The following table presents certain information relating to the historical inline sales and occupancy costs at the Saint Louis Galleria Property:

Historical Sales for Non-Collateral Anchors
			Sales Volume ($ in millions)(2)			Sales Volume (PSF)(2)			National Average(3)
Tenant	Ratings Fitch/Moody’s/S&P(1)	Net Rentable Area (Sq. Ft.)	2015	2016	2017	2015	2016	2017	Size	Sales Volume ($.millions)	Sales Volume (PSF)
Dillard’s	NR/NR/NR	313,913	$22.5	$22.6	$22.0	$72	$72	$70	168,493	$20.6	$127
Macy’s	BBB/Baa3/BBB-	262,139	$52.0	$50.0	$50.0	$198	$191	$191	160,000	$23.0	$165
Nordstrom	BBB+/Baa1/BBB+	138,000	$35.0	$32.5	$28.7	$254	$236	$208	175,000	$43.3	$337
Total / Wtd. Avg.		714,052	$109.5	$105.1	$100.7	$153	$147	$141

(1)	Certain ratings are those of the parent company.
(2)	Sales figures are based on estimates provided by the loan sponsor.
(3)	Source: Industry Research Report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

Historical Sales PSF for Collateral Tenants(1)(2)
	2015	2016	2017	T-12 8/31/2018	T-12 8/31/2018 Occupancy Cost
Major Tenants (>10,000 sq. ft.)	$386	$380	$321	$304	19.8%
Galleria 6 Cinemas(3)	$396,459	$419,059	$416,955	$423,954	20.0%
In-line Tenants (<10,000 sq. ft.) (incl. Apple)	$682	$672	$650	$647	13.0%
Apple	$5,427	$5,373	$5,520	$6,172	1.2%
In-line Tenants (<10,000 sq. ft.) (excl. Apple)	$574	$565	$537	$520	16.3%

(1)	Historical Sales PSF for Collateral Tenants is based on the figures provided from the loan sponsor’s historical sales reports. The loan sponsor defines comparable in-line as tenants that have been open for more than 12 months as of the sales report date. In connection with the origination of the Saint Louis Galleria Whole Loan, the Originators completed a separate analysis of tenant sales. The Originators looked at “same-store” sales of tenants that have been at Saint Louis Galleria since 2015 and have reported sales figures through T-12 August 2018. Based on the Originators’ “same-store” sales analysis, the Saint Louis Galleria Property generated same store in-line (<10,000 SF) sales of $734 PSF with an occupancy cost ratio of 11.7% as of T-12 8/31/2018. Excluding the Apple store, Saint Louis Galleria Property generated same-store in-line (<10,000 SF) sales of $581 PSF with an occupancy cost ratio of 14.9% as of T-12 8/31/2018.
(2)	Approximately 95.8%, 88.6%, 94.6 % and 87.8% of in-line tenants by collateral sq. ft. reported sales in 2015, 2016, 2017 and as of T-12 8/31/2018, respectively.
(3)	Sales information represents sales per screen and is based on six screens.

Historical and Current Occupancy(1)
	2015	2016	2017	9/30/2018(2)
Occupancy – Excluding Anchors	94.0%	96.7%	97.4%	96.9%
Occupancy – Including Anchors	97.6%	98.7%	99.0%	98.8%

(1)	Source: Borrower provided information.
(2)	Source: Underwritten rent roll as of September 30, 2018.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	5,229	1.1%	5,229	1.1%	$57.40	1.3%	1.3%
2019	16	46,347	10.0%	51,576	11.1%	$38.44	7.8%	9.2%
2020	12	38,634	8.3%	90,210	19.4%	$44.48	7.6%	16.7%
2021	27	87,106	18.7%	177,316	38.1%	$52.11	20.0%	36.7%
2022	12	18,244	3.9%	195,560	42.0%	$67.09	5.4%	42.0%
2023	16	66,618	14.3%	262,178	56.3%	$46.64	13.7%	55.7%
2024	7	32,542	7.0%	294,720	63.3%	$48.77	7.0%	62.7%
2025	8	31,495	6.8%	326,215	70.0%	$71.91	10.0%	72.6%
2026	12	73,919	15.9%	400,134	85.9%	$47.67	15.5%	88.1%
2027	7	25,214	5.4%	425,348	91.3%	$63.31	7.0%	95.1%
2028	3	16,101	3.5%	441,449	94.8%	$45.04	3.2%	98.3%
2029	2	7,227	1.6%	448,676	96.3%	$41.58	1.3%	99.6%
Thereafter	1	2,442	0.5%	451,118	96.9%	$33.70	0.4%	100.0%
Vacant	NAP	14,577	3.1%	465,695	100.0%	NAP	NAP
Total / Wtd. Avg.	126	465,695	100.0%			$50.43	100.0%

(1)	Based on the underwritten rent roll as of September 30, 2018.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Saint Louis Galleria Property consists of 465,695 collateral sq. ft. of an approximately 1.2 million sq. ft., three-story, super regional mall located approximately eight miles west of downtown Saint Louis, Missouri. The 1.2 million sq. ft. mall is anchored by Dillard’s, Macy’s and Nordstrom stores that are independently owned by their respective tenants and comprise 714,052 sq. ft., which are not part of the collateral. The Saint Louis Galleria Property is 96.9% occupied as of September 30, 2018 by 125 retailers including nationally recognized tenants such as Apple, Forever 21, Gap, H&M, Microsoft and Victoria’s Secret as well as restaurants including The Cheesecake Factory, Weber Grill Restaurant and Five Guys Burgers & Fries, which is complemented by a food court. Additionally, the Saint Louis Galleria Property includes an independently run movie theater (Galleria 6 Cinemas).

The Saint Louis Galleria Property was constructed in 1986 and renovated in 2011. Since January 1, 2018, 11 leases were signed at the Saint Louis Galleria Property (excluding temporary tenants), totaling 46,625 sq. ft. (10.0% of collateral NRA) and accounting for approximately $2.1 million gross rent (9.0% of gross rent) at an average rent of $48.95 PSF.

Environmental Matters. The Phase I environmental report, dated August 29, 2018, recommended no further action at the Saint Louis Galleria Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

The Market. The Saint Louis Galleria Property is located in an in-fill location with a minimal amount of developable land and is approximately eight miles west of downtown Saint Louis along Interstate 64. According to the appraisal, the Saint Louis Galleria mall is the closest mall to downtown Saint Louis. Saint Louis is home to approximately 7.0 million sq. ft. of office space (with over 35,000 employees). Additionally, Washington University in Saint Louis and Saint Louis University are both located within a seven-mile radius of the Saint Louis Galleria mall, with a combined student population of approximately 28,000 students.

According to the appraisal, the primary trade area of Saint Louis Galleria mall is considered to be a seven-mile radius, which had a 2017 population and average household income of 598,543 and $80,012, respectively.

Demographics(1)	5-mile Trade Area	7-mile Trade Area	10-mile Trade Area	Saint Louis CBSA	State of Missouri	USA
2017 Population	293,260	598,543	948,538	2,838,426	6,158,933	325,372,858
2017 Estimated # of Households	130,617	258,686	404,750	1,128,197	2,434,861	123,183,573
2017 Average Household Income	$93,375	$80,012	$77,741	$80,927	$69,400	$81,217

(1)	Source: Appraisal.

The chart below summarizes Saint Louis Galleria Property’s competitive set. The appraisal concluded the Saint Louis Galleria mall to be the most dominant mall in the region followed by West County Center. The appraisal also deemed Plaza Frontenac, which is owned by an affiliate of the loan sponsor, to be a minimal competitive threat to the Saint Louis Galleria mall due to its different targeted customer base, smaller size and shared ownership. The other enclosed malls in the area, South County Center and Chesterfield Mall, are inferior to Saint Louis Galleria mall according to the appraisal.

Competitive Set Summary(1)
Property	Location	Proximity (Miles)	Year Built / Renovated	Occupancy | Sales PSF(2)	Total GLA	Anchors
Saint Louis Galleria Property(3)	Saint Louis, MO	N/A	1986/2011	96.9% | $520	465,695	Dillard’s, Macy’s,
						Nordstrom
St. Clair Square Mall	Fairview Heights, IL	20.0	1974/2003	95% | $378	1,109,349	Dillard’s, JC Penney,
						Macy’s, Sears
West County Center	Des Peres, MO	6.0	2002	95% | $400	1,197,210	Nordstrom, JC Penney,
						Macy’s
						Dick’s Sporting Goods
South County Center	Saint Louis, MO	9.0	1963/2002	80% | $250	1,044,146	Dillard’s, JC Penney,
						Macy’s, Sears (vacant)
Plaza Frontenac	Saint Louis, MO	3.0	1974/2013	95% | $730	485,004	Neiman Marcus,
						Saks Fifth Avenue
Saint Louis Premium Outlets	Chesterfield, MO	17.0	2013	98% | $485	350,000	Saks Off 5th
Chesterfield Mall	Chesterfield, MO	12.0	1976/2005	70% | $250	1,264,857	Dillard’s, Macy’s,
						Vacant Sears

(1)	Source: Appraisal.
(2)	Sales PSF figures reflect sales for In-line Tenants (<10,000 square feet) and excluding Apple, where applicable.
(3)	Saint Louis Galleria Occupancy | Sales PSF and Total GLA figures are based on collateral of 465,695 sq. ft. as of the September 30, 2018 rent roll, the respective sales figures are as of TTM August 2018. Occupancy based on the entire approximate 1.2 million sq. ft. Saint Louis Galleria mall is 98.8%, inclusive of the Dillard’s (313,913 sq. ft.), Macy’s (262,139 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral. The Saint Louis Galleria Occupancy includes five temporary tenants that collectively occupy 5,449 sq. ft. (1.2% of NRA), as well as one tenant that has a signed lease and has yet to take occupancy that accounts for 2,442 sq. ft. (0.5% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 8/31/2018	U/W	U/W (PSF)
Base Rent(1)	$21,642,225	$22,648,675	$23,352,079	$23,505,051	$23,292,468	$50.02
Potential Income from Vacant Space	0	0	0	0	1,140,069	$2.45
Gross Potential Rent	$21,642,225	$22,648,675	$23,352,079	$23,505,051	$24,432,538	$52.46
Percentage Rent(2)	97,128	35,290	56,473	78,668	755,659	$1.62
Total Reimbursement Revenue	10,986,639	11,020,889	10,498,671	9,701,744	9,981,597	$21.43
Specialty Leasing Income	2,089,966	2,055,726	1,994,393	2,026,772	2,026,772	$4.35
Other Income	1,065,181	1,706,586	1,385,382	2,091,610	1,585,889	$3.41
Net Rental Income	$35,881,139	$37,467,166	$37,286,999	$37,403,846	$38,782,454	$83.28
Less: Vacancy and Credit Loss	(89,703)	(93,668)	(93,217)	(93,510)	(1,140,069)	($2.45)
Effective Gross Income	$35,791,437	$37,373,498	$37,193,781	$37,310,336	$37,642,385	$80.83
Total Expenses	$10,624,571	$10,525,998	$10,197,175	$10,000,986	$10,481,622	$22.51
Net Operating Income	$25,166,866	$26,847,500	$26,996,606	$27,309,350	$27,160,764	$58.32
TI/LC	0	0	0	0	560,043	$1.20
Capital Expenditures	0	0	0	0	116,424	$0.25
Net Cash Flow	$25,166,866	$26,847,500	$26,996,606	$27,309,350	$26,484,297	$56.87

(1)	U/W Rents in Place is inclusive of rent steps through September 30, 2019. Rents in Place excludes rent from Chipotle (dark tenant), Brow Art 23 (vacating near term), Passport luggage (vacating near term) and Hyperactive by Jimmy Jazz (vacating near term) as vacant in the underwriting.
(2)	Percentage Rent includes the anticipated percentage rent from H&M and J Crew.

Property Management.   The Saint Louis Galleria Property is managed by General Growth Services, Inc. an affiliate of the borrower.

Lockbox / Cash Management.     The Saint Louis Galleria Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver letters to all tenants at the Saint Louis Galleria Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents.

During the continuance of a Cash Sweep Period, all excess cash will remain in the lender controlled account and held as additional collateral for the Saint Louis Galleria Whole Loan; provided, however, that if a Major Anchor Sweep Period (as defined below) is then continuing the excess cash will be deposited into a major anchor sweep reserve account to be applied pursuant to the mortgage loan documents.

A “Cash Sweep Period” means any period during the continuance of (i) an event of default under the loan documents or mezzanine loan documents, (ii) during a bankruptcy action of the borrower or guarantor, (iii) any Low DSCR Trigger Period (as defined below), or (iv) the continuance of a Major Anchor Sweep Period (as defined below), until such time that borrower has cured the applicable cause of the Cash Sweep Period in accordance with the terms of the mortgage loan documents.

A “Low DSCR Trigger Period” means any period during the continuance of which (i) the debt service coverage ratio (“DSCR”) based on the Saint Louis Galleria Whole Loan is less than 1.45x or (ii) the combined DSCR based on the Saint Louis Galleria Whole Loan and related mezzanine loan is less than 1.30x and will end on the earlier to occur of the date a DSCR of at least 1.45x and a combined DSCR of at least 1.30x is achieved for at least two consecutive calculation dates, as determined by the lender.

A “Major Anchor Sweep Period” will commence upon the earliest to occur of (a) the early termination, early cancellation or early surrender of the Major Anchor (as defined below) premises or upon borrower’s receipt of notice by a Major Anchor of its intent to effect an early termination, early cancellation or early surrender with respect its respective premises, (b) (i) Nordstrom (not part of the collateral) failing to continue to operate its business in at least 130,000 sq. ft. of its 138,000 sq. ft. of space or (ii) Macy’s (not part of the collateral) failing to continue to operate its business in at least 210,000 sq. ft. of its 262,139 sq. ft. or (c) a bankruptcy action of any major anchor or its direct or indirect parent.

A Major Anchor Sweep Period will end (a) if such Major Anchor premises is owned by borrower or an affiliate of the borrower, (i) at least (x) if a Major Anchor Sweep Event is in effect with respect to the Nordstrom parcel, the applicable Occupancy Threshold (as defined below) for Nordstrom and (y) if a Major Anchor Sweep Event is in effect with respect to the Macy’s parcel, the applicable Occupancy Threshold for Macy’s, has been re-tenanted pursuant to the loan documents or has been renewed pursuant to the respective lease terms, or (ii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and/or is being operated for a retail or related use and in a manner which is not inconsistent with the operation of the balance of Saint Louis Galleria Property and such Major Anchor premises have been re-tenanted pursuant to the loan documents, or (iii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and is open and being operated for a non-retail use in a manner which is complementary to the use of the balance of Saint Louis Galleria Property, but only if permitted by lender in its sole and absolute discretion,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

(b) if such Major Anchor premises is not owned by borrower or an affiliate of borrower, and (i) such Major Anchor premises is otherwise occupied and open for business with one or more retail operators in at least the applicable Occupancy Threshold, (ii) such Major Anchor premises has been redeveloped and/or is being operated in a manner which is not inconsistent with the operation of the balance of the Saint Louis Galleria Property, as determined by lender and open for business with one or more retail operators in at least the Occupancy Threshold, or (iii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been redeveloped and is open and being operated for a non-retail use in a manner which is not inconsistent with the use of the balance of Saint Louis Galleria Property, but only if approved by lender.

A “Major Anchor” is any of (a) Nordstrom, (b) Macy’s, or (c) any other owner, operator or tenant with respect to substantially all of any space occupied by such anchor tenants.

The “Occupancy Threshold” is 125,000 sq. ft. of the 138,000 sq. ft. Nordstrom space (90.6%) and 157,000 sq. ft. of the 262,139 sq. ft. Macy’s space (60.0%).

Initial and Ongoing Reserves.    At origination, the borrower deposited $1,593,050 for outstanding tenant improvement allowances and/or leasing commissions in connection with seven leases at the Saint Louis Galleria Property and deposited $82,295 for free rent associated with tenants with executed leases for which rent payments had not yet commenced.

Tax Escrows – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for real estate taxes in the amount of 1/12 of projected annual property taxes required.

Insurance Escrows – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if blanket policy in place and there is no event of default continuing).

Replacement Reserves – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for replacement funds of approximately $9,841 monthly (approximately $0.25 PSF annually), subject to a cap of $236,181 (approximately $0.51 PSF) are required.

TI/LC Funds – On a monthly basis, during the continuance of a Cash Sweep Period, the borrower is required to escrow for tenant rollover funds (approximately $78,727 monthly (approximately $2.03 PSF annually), are required, subject to a cap of $1,889,448 (approximately $4.06 PSF).

Current Mezzanine or Subordinate Indebtedness.   In connection with origination of Saint Louis Galleria Whole Loan, the Originators provided a mezzanine loan comprised of two mezzanine notes with an aggregate principal balance of approximately $25.0 million (the “Saint Louis Galleria Mezzanine Loan”) to an affiliate of the borrower. The Saint Louis Galleria Mezzanine Loan is secured by a pledge of the direct equity interest in the borrower and is coterminous with the Saint Louis Galleria Whole Loan. The Saint Louis Galleria Mezzanine Loan accrues interest at a rate of 6.25000% per annum and is fully amortizing by the November 1, 2028 maturity date pursuant to a fixed amortization schedule as set forth in Annex G in the Preliminary Prospectus. The Saint Louis Galleria Mezzanine Loan was sold to a third party. Based on the combined Saint Louis Galleria Whole Loan and the Saint Louis Galleria Mezzanine Loan, the cumulative Cut-off Date LTV is 56.6%, the cumulative U/W NCF DSCR is 1.55x and the cumulative U/W NOI Debt Yield is 10.3%. The rights of the mezzanine lender under the Saint Louis Galleria Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Acquired Expansion Parcels. The borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Saint Louis Galleria mall, which land was not owned by the borrower on the date of origination of the Saint Louis Galleria Whole Loan (which shall expressly include any anchor premises or any part thereof) (such acquired land, an “Expansion Parcel”), to become additional collateral for the Saint Louis Galleria Whole Loan whereupon, after amending the Saint Louis Galleria Whole Loan documents, such parcel will constitute a portion of the Saint Louis Galleria Property, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest to the applicable Expansion Parcel and (iii) the expansion does not adversely affect the debt service coverage ratio except in a de minimis manner.

Partial Release and Substitution. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved parcels or outlots or (B) an Expansion Parcel upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Saint Louis Galleria Property to comply with zoning or legal requirements, (iii) the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates, (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines and (v) the release will not result in a material diminution in the value of Saint Louis Galleria Property. In addition, with respect to an Expansion Parcel that is an anchor premises, such anchor premises may be released with the reasonable consent of the lender to another retail operator that has agreed in writing to open and operate the anchor premises for retail use within 24 months from the date of release and no reserves have been expended with respect to such anchor premises.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1155 Saint Louis Galleria Saint Louis, MO 63117	Collateral Asset Summary – Loan No. 3 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 51.5% 1.67x 11.3%

In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels (each, an “Acquired Parcel”) as collateral for the Saint Louis Galleria Whole Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel is vacant, non-income producing and unimproved (or improved only by landscaping or readily re-locatable facilities), (ii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) an environmental report acceptable to lender, (b) title insurance and (c) if the Acquired Parcel is improved, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in an amount equal to $13,750,000 (“Alteration Threshold”), cash or a guaranty from the guarantor in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iii) the LTV ratio of the remaining Saint Louis Galleria Property (after giving effect to such substitution) is equal to or less than 125% unless the Acquired Parcel has a fair market value equal to or greater than the fair market value of the Exchange Parcel and (iv) the substitution does not adversely affect the debt service coverage ratio of the Saint Louis Galleria Whole Loan except in a de minimis manner. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Mortgage Loan Information
Loan Seller(1):	CREFI/GACC
Loan Purpose:	Refinance
Credit Assessment
(KBRA/Fitch/S&P)(9):	A+(sf) / A-sf / N/A
Borrower Sponsor:	Sayt Master Holdco LLC
Borrower:	30-02 Associates LLC F/K/A 30-17 Associates LLC
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	5.2%
Interest Rate(3):	4.13052%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2024
Amortization:	Interest Only
Additional Debt(2):	$35,000,000 Pari Passu Debt; $92,000,000 Subordinate Debt
Call Protection(4):	L(25), D(31), O(4)
Lockbox / Cash Management:	Soft (Residential); Hard (Retail) / Springing

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$31,756	$7,939	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$8,981	NAP
421(a) Tax Reserve:	$4,872,343	NAP	NAP
Parking Equipment Reserve:	$481,950	NAP	NAP
Condominium Reserve:	$38,772	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	High Rise Multifamily
Collateral:	Fee Simple
Location:	Long Island City, NY
Year Built / Renovated:	2017 / NAP
Total Units:	428
Property Management:	Douglas Elliman Property Management
Underwritten NOI(6):	$13,937,971
Underwritten NCF:	$13,830,198
Appraised Value(7):	$297,000,000
Appraisal Date:	November 9, 2018

Historical NOI(8)
Most Recent NOI(6):	$7,471,768 (December 31, 2018)
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$60,000,000
Pari Passu Notes	$35,000,000
Total Senior Notes	$95,000,000	$221,963 / $221,963	32.0% / 32.0%	3.50x / 3.48x	14.7% / 14.6%	14.7% / 14.6%
Subordinate Notes	$92,000,000
Whole Loan	$187,000,000	$436,916 / $436,916	63.0% / 63.0%	1.53x / 1.52x	7.5% / 7.4%	7.5% / 7.4%

(1)	The ARC Apartments Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Deutsche Bank AG, New York Branch (“DBNY”). GACC is selling Senior Note A1-B with an original principal amount of $38.0 million and CREFI is selling Senior Note A1-A1 with an original principal amount of $22.0 million.

(2)	The ARC Apartments Loan (as defined below) is part of a whole loan evidenced by three senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $95.0 million and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $92.0 million. The Total Senior Notes financial information presented in the chart above reflects the Cut-off Date Balance of the senior pari passu notes, but excludes the subordinate notes. The ARC Apartments Whole Loan financial information presented in the chart above reflects the Cut-off Date Balance of the senior pari passu notes and subordinate notes. For additional information, see “The Loan” herein.

(3)	Interest Rate reflects the interest rate with respect to the ARC Apartments Senior A Notes (as defined below). The interest rate on the subordinate Note A2 is equal to 5.10000%. The interest rate on the subordinate Note B is 5.90000%.

(4)	The lockout period will be at least 25 payments beginning with and including the first payment date of April 1, 2019. Defeasance of the full $187.0 million ARC Apartments Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last portion of the ARC Apartments Whole Loan to be securitized and (ii) February 8, 2023. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	The difference between Most Recent NOI and Underwritten NOI is primarily attributable to an increase in occupancy for the residential portion of the ARC Apartments Property (as defined below) from 72.5% (average for 2018) to 100.0% as of December 31, 2018 and increased income from parking. Through December 2018, residents paid $195 per month per space, while non-residents paid $275. Starting in January 2019, residents were charged $275 per month per space.

(7)	The Appraised Value includes the present value of the anticipated 421(a) tax abatement. See “Tax Abatement” herein.

(8)	Historical information prior to 2018 was unavailable because the ARC Apartments Property was built in 2017.

(9)	Fitch and KBRA provided the listed assessments for the ARC Apartments Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the ARC Apartments Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

The Loan.    The ARC Apartments mortgage loan (the “ARC Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in three condominium units comprised of: (x) a high rise multifamily property located in Long Island City, New York totaling 428 units, (y) 3,164 sq. ft. of ground floor retail space and (z) a 214-space attached parking garage (collectively, the “ARC Apartments Property”). The ARC Apartments Loan is part of a whole loan (the “ARC Apartments Whole Loan”) with an original principal balance and outstanding principal balance as of the Cut-off Date of $187.0 million, evidenced by three senior pari passu notes in the aggregate original principal balance of $95.0 million (the “ARC Apartments Senior A Notes”), one non-controlling subordinate Note A2 with an original principal balance of $47.0 million (the “ARC Apartments Subordinate A2 Note”) and one controlling subordinate Note B (which Note B is subordinate to Note A2) with an original principal balance of $45.0 million (the “ARC Apartments B Note”). The ARC Apartments Loan is evidenced by the non-controlling Note A1-A1 and Note A1-B, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $60.0 million. Only the ARC Apartments Loan will be included in the Benchmark 2019-B10 mortgage trust. The remaining notes are currently held by the parties described in the “Whole Loan Summary” chart below and may be contributed to one or more securitization trusts or otherwise transferred.

The relationship between the holders of the ARC Apartments Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The AB Whole Loans–ARC Apartments Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Note A1-A1(1)	$22,000,000	$22,000,000	Benchmark 2019-B10	No(2)
Senior Note A1-B(1)	$38,000,000	$38,000,000	Benchmark 2019-B10	No(2)
Senior Note A1-A2	$35,000,000	$35,000,000	CREFI	No(2)
Total Senior Notes	$95,000,000	$95,000,000
Subordinate Note A2	$47,000,000	$47,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 14(H)	No(2)
Subordinate Note B	$45,000,000	$45,000,000	SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE INVESTMENT TRUST NO. 15(H)	Yes(2)
Total	$187,000,000	$187,000,000
(1)	The ARC Apartments Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Deutsche Bank AG, New York Branch (“DBNY”). GACC is selling Senior Note A1-B with an original principal amount of $38.0 million and CREFI is selling Senior Note A1-A1 with an original principal amount of $22.0 million.

(2)	The related whole loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust. However, so long as no control appraisal period (or similar term) with respect to Note B is continuing, the holder of Note B will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, Note A2 will be the controlling note, and (ii) following the occurrence (and during the continuance) of a Note A2 control appraisal period, Note A1-A1 will be the controlling note (which rights may be exercised by the controlling class certificate holder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the pooling and servicing agreement for the Benchmark 2019-B10 mortgage trust)).

The ARC Apartments Whole Loan was co-originated by CREFI and DBNY. The ARC Apartments Senior A Notes had an original principal balance of $95.0 million, have an outstanding principal balance as of the Cut-off Date of $95.0 million and accrue interest at a fixed rate of 4.13052% per annum. The ARC Apartments Subordinate A2 Note had an original principal balance of $47.0 million, has an outstanding principal balance as of the Cut-off Date of $47.0 million and accrues interest at a fixed rate of 5.10000% per annum. The ARC Apartments B-Note had an original principal balance of $45.0 million, has an outstanding principal balance as of the Cut-off Date of $45.0 million and accrues interest at a fixed rate of 5.90000% per annum. The ARC Apartments Whole Loan has a 60-month term and is interest-only for the full term.

Based on the “As Is” Appraised Value of $297.0 million as of November 9, 2018, (which includes $55.5 million identified as the present value of the anticipated 421(a) tax abatement described below under “Tax Abatement”), the Cut-off Date LTV Ratio for the ARC Apartments Senior A Notes is 32.0% and for the ARC Apartments Whole Loan is 63.0%.

The most recent prior financing of the ARC Apartments Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior A Notes	$95,000,000	49.5%	Loan Payoff	$154,317,340	80.4%
Subordinate Notes	92,000,000	47.9	Return of Equity	26,262,207	13.7
Other Sources(1)	4,872,343	2.5	Closing Costs	5,867,975	3.1
			Upfront Reserves	5,424,821	2.8
Total Sources	$191,872,343	100.0%	Total Uses	$191,872,343	100.0%
(1)	Other Sources is inclusive of the 421(a) Tax Reserve that was funded by the guarantor at origination.

The Borrower / Borrower Sponsor.    The borrower is 30-02 Associates LLC F/K/A 30-17 Associates LLC a Delaware limited liability company and single purpose entity with two independent directors. The borrower is indirectly wholly owned by 30-02 Development JV LLC F/K/A 30-17 Development JV LLC (“JV”). JV is 49.99% owned and controlled by 39th Avenue Investor LLC F/K/A 40th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Investor LLC (“39th Avenue Investor”) as managing member. 39th Avenue Investor is 90.727% owned and controlled by Sayt Master Holdco LLC. Sayt Master Holdco LLC is the non-recourse carveout guarantor for the ARC Apartments Whole Loan. The remaining 50.01% interest in JV is indirectly owned by Alert Garage Corp.

Sayt Master Holdco LLC is 99% owned and controlled by David Lichtenstein and 1% owned by Shifra Lichtenstein. David Lichtenstein is the chief executive officer of The Lightstone Group, a privately held real estate company based in New York City. The Lightstone Group, which was founded in 1988, is focused on the development, management and investment in various sectors of the real estate market. Headquartered in New York, The Lightstone Group has investments across 21 states inclusive of approximately 6.0 million sq. ft. of office, retail and industrial commercial space, 11,000 residential units and 3,800 hotel keys.

The Property. The ARC Apartments Property consists of the borrower’s interest in three condominium units and the common elements appurtenant to said units, which are contained in a 10-story building totaling 428 residential units, 3,164 sq. ft. of ground floor retail space and a 330-space attached parking garage (214 spaces of which are owned by the borrower) located in Long Island City, New York. The condominium regime at the ARC Apartments Property consists of four condominium units, three of which are owned by the borrower and one of which is not owned by the borrower (the “Non-Borrower Unit”). The units owned by the borrower have an aggregate appurtenant interest in the common elements of the condominium of 95.03%. The Non-Borrower Unit is a parking garage attached to the ARC Apartments Property, which consists of 116 parking spaces. The condominium is generally controlled by a board which consists of five members and the borrower has the ability to designate four of the five members.

The multifamily portion of the ARC Apartments Property was 100.0% occupied as of December 31, 2018. The 428-unit residential portion of the ARC Apartments Property has a unit mix that includes 160 studio apartments, 195 one-bedroom units and 73 two-bedroom units. The average residential unit size at the ARC Apartments Property is approximately 610 sq. ft. and the average monthly rent is $3,200. The residential units feature wood flooring, granite countertops, stainless steel appliances, dishwashers and washers and dryers. Building amenities at the ARC Apartments Property include 24/7 lobby/concierge, roof-top swimming pool with sundeck, lounges, barbecues and bocce courts, a greenhouse for gardening and events, a fitness center, yoga studio, spin studio, basketball court, residents lounge, library, co-working and private work space, game room, golf simulator and bike storage. The residential units at the ARC Apartments Property began leasing up in October 2017 following the completion of the ARC Apartments Property.

The following table presents unit mix information with respect to the ARC Apartments Property.

Residential Unit Summary(1)
Unit Type	Total Units	Occupied Units	Average Unit Size (SF)	In-Place Average Rent per Month
Studio	160	160	462	$2,668
1-BR	195	195	625	$3,283
2-BR	73	73	895	$4,143
Total/Wtd. Avg.	428	428	610	$3,200

(1)	Source: Underwritten Rent Roll dated December 31, 2018.

The retail portion of the ARC Apartments Property totals 3,164 sq. ft. of ground floor space and is currently vacant, however the borrower is in the process of leasing the space.

The parking garage that is one of the condominium units owned by the borrower is comprised of 214 of the total of 330 parking spaces at the ARC Apartments Property and is part of the collateral for the ARC Apartments Whole Loan. The garage has 24-hour access and offers transient, monthly and valet parking for both tenants of the ARC Apartments Property and non-tenants. The parking garage unit owned by the borrower is managed by a third-party entity, Queens LIC Parking LLC, a subsidiary of Citizens Icon Holdings LLC.

The ARC Apartments Property benefits from a fifteen-year 421(a) tax abatement program (described below), which requires that all of the units at the ARC Apartments Property to be designated as rent stabilized. All units at the ARC Apartments Property are currently leased at rents that are considered to be at market level, however due to the 421(a) tax benefits, future rent increases of the ARC Apartments Property’s apartments will be regulated by rent stabilization laws determined by the NYC Rent Guidelines Board.

Tax Abatement. The ARC Apartments Property has applied for and received a preliminary certificate of eligibility for a 15-year post-construction tax abatement through the 421(a) tax abatement program (“421(a) Post Construction Benefits”) of New York City. The 421(a) Post Construction Benefits tax abatement is expected to be in place by July 2019 (at which time an existing three year pre-constructions 421(a) tax abatement is scheduled to expire) with a commencement in the 2019/2020 tax year. The abatement program allows the ARC Apartments Property’s increase in assessed value to be 100.0% exempt through the 2029/2030 tax year, at which point the abatement will begin to phase out by 20.0% per year until full unabated taxes will be due in the 2034/2035 tax year. Using an estimated 421(a) base assessed value of $719,407 and current tax rate of 12.751%, real estate taxes at the ARC Apartments Property were underwritten to the current abated real estate tax expense due, estimated at approximately $91,730 per annum. The estimated unabated real estate tax expense for the ARC Apartments Property is equal to approximately $4,963,074 per annum. At origination, the borrower deposited $4,872,343 into a reserve (the “421(a) Tax Reserve”), equal to the difference of the appraiser’s year-one projected stabilized unabated real estate tax expense and the underwritten real estate tax expense amount. The borrower has covenanted in the loan documents to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

achieve implementation of the 421(a) Post Construction Benefits on or before October 2019 (the “Outside Date”), provided, however, the lender allows extensions as needed to the Outside Date in six-month increments if the borrower makes the true-up payments into the 421(a) tax reserve as described below under “Initial and Ongoing Reserves”. The borrower may utilize the 421(a) Tax Reserve for payment of unabated real estate taxes until such time that the 421(a) tax abatement is deemed to be in-place by the lender. See “Initial and Ongoing Reserves” herein for information regarding the 421(a) Tax Reserve. Further, until such time as the borrower delivers evidence to the lender (in a form reasonably acceptable to the lender) that the 421(a) Post Construction Benefits are implemented, the guarantor pursuant to the ARC Apartments Whole Loan documents guarantees a portion of the debt equal to $55.0 million less the amount on reserve in the Section 421(a) Tax Reserve (as of the applicable date of the calculation).

Environmental Matters. The Phase I environmental report dated November 19, 2018 recommended no further action at the ARC Apartments Property.

The Market. The ARC Apartments Property is located in the western portion of the Borough of Queens on 39th Avenue between 30th and 31st Streets in Long Island City, New York. The ARC Apartments Property is located approximately 1.75 miles from Midtown Manhattan and provides access to Manhattan by subway, train, ferry, car and bicycle. Both N and Q trains are available at the 39th Avenue subway station which is located on the same block as the ARC Apartments Property. The 7, N and Q trains are available at the Queensboro Plaza station which is located one block north of the ARC Apartments Property and the E, G and M trains are available at the Court Square station which is located four blocks south of the ARC Apartments Property.

The immediate neighborhood primarily consists of low to high rise multifamily buildings as well as mixed use office and retail properties. Since 2001, commercial development in Long Island City has been increasing as the New York City Department of City Planning identified the city as a growth area with potential for development. The area has transitioned from a community comprised primarily of industrial and commercial properties to a community with a residential, hotel and retail composition. Citigroup recently completed their 486,000 sq. ft. 16 story office tower adjacent to their existing 48 story tower in Long Island City. Additionally, the newly refurbished and redesigned New York Supreme Court building is located on Jackson Avenue, within the Court Square section of Long Island City. There has also been a retail expansion in the area including restaurants, wine shops, spas and boutiques that complements the new supply of high-end residential units.

According to the appraisal, the 2018 population and average household income of Long Island City was 37,154 and $113,448, respectively. The Long Island City population has increased by approximately 33.0% since 2010. According to the appraisal, the ARC Apartments Property is part of the Queens County multifamily submarket of New York. As of the third quarter of 2018, the Queens County multifamily submarket has a total inventory of 248 properties totaling 33,964 residential units with a 7.5% vacancy rate and average asking rents of $2,458 per month. New supply growth is anticipated to continue in Queens County and in the submarket.

In determining market rent for the ARC Apartments Property, the appraiser identified the eight comparable multifamily properties listed in the table below.

Comparable Multifamily Properties(1)
	ARC Apartments Property(1)(2)	Watermark LIC	Hayden	QLIC	ALTA	Jackson Park	Tower 28	The Forge	1 QPS Tower
Number of Stories	10	27	50	21	43	42, 44 & 53	58	33	46
Year Built	2017	2017	2017	2015	2018	2017	2017	2017	2017
Number of units	428	168	974	421	469	1,871	451	273	391
Unit size (Sq. ft.):
Studio	462	443 - 510	NAV	442	482 - 570	NAV	NAV	430 - 539	422 - 720
1-BR	625	579 - 842	NAV	608	666 - 763	NAV	NAV	594 - 998	513 - 740
2-BR	895	984 - 1,121	NAV	937	1,153	NAV	NAV	857 - 1,200	898 - 999
Rent per month:
Studio	$2,668	$2,395 - $2,630	$2,395 -$2,815	$2,019 - $2,334	$2,675 - $3,160	$2,377 - $2,774	$2,182 - $2,553	$2,420 - $3,095	$2,050 - $3,546
1-BR	$3,283	$2,678 - $3,995	$3,000 - $3,475	$2,215 -$2,884	$3,125 - $3,569	$2,797 - $3,628	$2,750 - $3,245	$3,170 - $5,050	$2,875 - $5,400
2-BR	$4,143	$4,114 - $4,585	$3,999 - $4,518	$3,074 - $3,494	$4,675 - $5,740	$3,812 - $4,975	$3,811 - $4,249	$4,160 - $6,730	$4,350 - $6,777

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	U/W	U/W (Per Unit)
Base Rent(2)	$10,106,025	$16,434,827	$38,399
Gross Potential Income – Apts.	$10,106,025	$16,434,827	$38,399
Other Income	98,017	451,606	$1,055
Less: Vacancy(3)	(27,195)	(493,045)	($1,152)
Effective Gross Income – Apts.	$10,176,847	$16,393,388	$38,302
Potential Income from Commercial Vacant Space	0	151,872	$355
Parking Income	530,272	924,000	$2,159
Gross Potential Income - Commercial	$530,272	$1,075,872	$2,514
Less: Vacancy	0	(151,872)	($355)
Effective Gross Income – Commercial	$530,272	$924,000	$2,159
Total Effective Gross Income	$10,707,119	$17,317,388	$40,461
Total Variable Expenses	1,838,164	1,618,528	$3,782
Total Fixed Expenses(4)	1,397,186	1,760,889	$4,114
Net Operating Income(5)	$7,471,768	$13,937,971	$32,565
Capital Expenditures	0	107,773	$252
TI/LC	0	0	$0.00
Net Cash Flow	$7,471,768	$13,830,198	$32,314
(1)	Historical information prior to 2018 is unavailable because the ARC Apartments Property was built in 2017.

(2)	U/W Base Rent is based on the underwritten rent roll dated December 31, 2018.

(3)	U/W Vacancy represents the economic vacancy of 3.0%.

(4)	U/W real estate taxes of $91,730 were based on the borrower’s tax consultant’s estimated tax liability under the 421(a) tax abatement program. The appraisal concluded to unabated real estate taxes for the 2019/2020 tax year of $4,963,074.

(5)	The difference between 2018 NOI and U/W NOI is primarily attributable to an increase in occupancy for the residential portion of the ARC Apartments Property from 72.5% (average for 2018) to 100.0% as of December 31, 2018 and increased income from parking. Through December 2018, residents paid $195 per month per space, while non-residents paid $275. Starting in January 2019, residents were charged $275 per month per space.

Property Management.   The ARC Apartments Property is managed by Douglas Elliman Property Management. The parking garage unit owned by the borrower is managed by a third-party entity, Queens LIC Parking LLC, a subsidiary of Citizens Icon Holdings LLC.

Lockbox / Cash Management.     The ARC Apartments Whole Loan documents require a hard lockbox for retail tenants and a soft lockbox for residential tenants with springing cash management. The borrower is required to deliver tenant direction letters to each existing non-residential tenant at the ARC Apartments Property directing each of them to remit their rent checks directly to the lockbox. The borrower is also required to deliver a tenant direction letter to all future non-residential tenants. The borrower is required to (or is required to cause the property manager to) collect all rents from residential tenants of the ARC Apartments Property and deposit the same into a lender controlled clearing account immediately upon receipt.

The borrower is required to deposit all revenue derived from the ARC Apartments Property into the clearing account immediately upon receipt. All funds deposited into the clearing account are required to be transferred to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the clearing account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the ARC Apartments Whole Loan documents which, provided no event of default is continuing, will be distributed generally in the following order for deposit into the specified accounts or for the specified purposes: tax account, insurance account (if applicable), debt service payments, condominium reserve, replacement reserve, any other amounts due to the lender, and operating expenses; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ARC Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the ARC Apartments Whole Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the interest only debt service coverage ratio on the ARC Apartments Whole Loan being less than 1.20x, and will end, (a) with respect to the event described in clause (i), upon a cure related to the event of default, and (b) with respect to the event described in clause (ii), if the interest only debt service coverage ratio on the ARC Apartments Whole Loan is at least 1.20x for two consecutive calendar quarters.

Initial and Ongoing Reserves.    On the origination date of the ARC Apartments Whole Loan, the borrower funded a reserve of (i) $31,756 for real estate taxes, (ii) $4,872,343 for the 421(a) Tax Reserve, (iii) $481,950 for the parking equipment reserves and (iv) $38,772 for the condominium reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30-02 39th Avenue Long Island City, NY 11101	Collateral Asset Summary – Loan No. 4 ARC Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 32.0% 3.48x 14.7%

Tax Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the abated taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserves. Insurance escrows are waived so long as the ARC Apartments Property is covered by an acceptable blanket policy (which is currently maintained) and an event of default has not occurred under the ARC Apartments Whole Loan documents. If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrower is required to deposit $8,981 into a replacement reserve for capital expenditures.

421(a) Tax Reserves. The borrower sponsor is required to replenish the reserve every six months, up to the then applicable stabilized real estate tax amount, beginning with the initial Outside Date (as defined above) of October 1, 2019. Upon sufficient replenishment of the 421(a) Tax Reserve on or before October 1, 2019, the Outside Date must be extended to January 15, 2020 and every six months thereafter on the condition that the 421(a) Tax Reserve has been sufficiently replenished. These funds are used to fund the 421(a) Tax Reserve in such amount that the 421(a) Tax Reserve always equals the unabated taxes for the following twelve (12) months. Failure to replenish the 421(a) Tax Reserve constitutes a loan default until such time the borrower has sufficiently replenished the reserve. Upon implementation of the 421(a) tax abatement pursuant to evidence acceptable to the lender (in its reasonable discretion), the borrower’s obligation to fund the 421(a) Tax Reserve will cease and the funds remaining in the 421(a) Tax Reserve will be returned to the borrower.

Parking Equipment Reserves. The borrower deposited an upfront deposit of $481,950 in connection with the anticipated purpose of purchasing parking equipment, which purchase was recently completed and the related reserved funds released.

Condominium Reserves. The borrower deposited an upfront deposit of $38,772 to be held as collateral and used by the lender to pay delinquent condominium assessments. Upon the occurrence and or during the continuance of a Trigger Period, the borrower is required to make monthly deposits equal to 1/12 of the amount the lender estimates will be necessary for the next-ensuing 12-months of condominium assessments.

Current Mezzanine or Subordinate Indebtedness.  The ARC Apartments Subordinate A2 Note, with an outstanding principal balance as of the Cut-off Date of $47.0 million, is an interest only loan and accrues interest at an interest rate of 5.10000% per annum. The ARC Apartments B-Note, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is an interest only loan and accrues interest at an interest rate of 5.90000% per annum. The ARC Apartments Subordinate A2 Note is held by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 14(H). The ARC Apartments B Note is held by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No.15(H).

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Alec E. Gores
Borrower:	GCIP Holdings II, LLC
Original Balance:	$55,000,000
Cut-off Date Balance:	$55,000,000
% by Initial UPB:	4.8%
Interest Rate:	5.15000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$52,099	$52,099	NAP
Insurance:	$37,007	$4,626	NAP
Replacement:	$0	Springing	$22,787
TI/LC:	$0	Springing	NAP
Lease Sweep:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Beverly Hills, CA
Year Built / Renovated:	1958 / 2014
Total Sq. Ft.:	56,968
Property Management:	The Gores Group LLC
Underwritten NOI:	$4,359,701
Underwritten NCF:	$4,355,143
Appraised Value(3):	$103,400,000
Appraisal Date:	January 3, 2019

Historical NOI(4)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy(1)
Most Recent Occupancy:	100.0% (January 31, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$55,000,000	$965 / $965	53.2% / 53.2%	1.52x / 1.52x	7.9% / 7.9%	7.9% / 7.9%

(1)	The Borrower Sponsor is the founder of The Gores Group, which has a master lease for 100% of the 9800 Wilshire Property and has occupied 100.0% of the space since redevelopment in 2012. In December 2017, The Gores Group, which is the company founded by the borrower sponsor, relocated a portion of its office staff when 75.2% of NRA (42,820 sq. ft.) was sub-leased for a 10.6 year term to Spring Place, a members-only co-working organization. The Gores Group continues to occupy and operate its global headquarters out of the remaining 24.8% of NRA (14,148 sq. ft.) of the 9800 Wilshire Property. The borrower sponsor provided a lease guarantee for the master lease, which expires on December 31, 2034 (five years beyond the loan maturity) and guarantees the payment of the rent due under the master lease, to which the lender and thereby the trust is a third party beneficiary.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	The Appraised Value reflects a “Hypothetical Value With The Gores Group Master Lease” which assumes that The Gores Group LLC (“The Gores Group”) master lease amendment is executed, which was completed in January 2019. The “As-Is” appraised value of $91.1 million, before the execution of the master lease, results in a Cut-off Date LTV Ratio of 60.4%. The appraiser also determined a Dark Value of $81.1 million, which results in a 67.8% Loan-to-Dark-Value.

(4)	Historical NOI is not applicable because the 9800 Wilshire Property was 100% owner-occupied by The Gores Group, an affiliate of the borrower sponsor, prior to the Spring Place lease, which commenced in December 2017 and accounts for 75.2% of net rentable area (“NRA”) and 72.9% of U/W Base Rent. Most Recent NOI was not provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

The Loan. The 9800 Wilshire mortgage loan (the “9800 Wilshire Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Class A, 100% occupied office property and parking garage located in the Golden Triangle in Beverly Hills, California (the “9800 Wilshire Property”). The 9800 Wilshire Loan had an original and an outstanding principal balance as of the Cut-off Date of $55.0 million and accrues interest at an interest rate of 5.15000% per annum. The 9800 Wilshire Loan proceeds were used to refinance existing debt, cover closing costs, fund tax and insurance reserves, pay closing costs and return equity to the borrower. Based on the “Hypothetical Value With The Gores Group Master Lease” appraised value of $103.4 million as of January 3, 2019, the Cut-off Date LTV Ratio is 53.2%. The appraiser determined a Dark Value of $81.1 million, which results in a 67.8% Loan-to-Dark-Value. The most recent financing of the 9800 Wilshire Loan was included in the MSBAM 2014-C18 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Loan Payoff	$31,486,292	57.2%
			Upfront Reserves	89,106	0.2
			Closing Costs	1,467,596	2.7
			Return of Equity	21,957,006	39.9
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower under the 9800 Wilshire Loan is GCIP Holdings II, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is Alec E. Gores, ranked as the number 368 of a business magazine’ list of 400 Richest Americans with a net worth reported by the business magazine of approximately $2.0 billion as of June 2017. Mr Gores is the founder, chairman and chief executive officer of The Gores Group, a global investment firm that has operated its global headquarters at the 9800 Wilshire Property since acquisition and redevelopment of the site between 2012 and 2014. See “The Property” and “Tenants” section herein for additional information.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent(1)	Lease Expiration
Spring Place(2)	NR / NR / NR	42,820	75.2%	$79.87	72.9%	6/30/2028
The Gores Group(3)	NR / NR / NR	14,148	24.8	$90.00	27.1	12/31/2034
Total / Wtd. Avg. Occupied		56,968	100.0%	$82.39	100.0%
Vacant		0	0.0
Total / Wtd. Avg.		56,968	100.0%

(1)	Information obtained from the underwritten rent roll dated January 31, 2019.

(2)	Spring Place occupies its space pursuant to a sub-lease from The Gores Group. See “Tenants” herein for additional information.

(3)	The Gores Group master leases 100.0% of the 9800 Wilshire Property, but only occupies 14,148 sq. ft. of the net rentable area as represented above.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	1	42,820	75.2%	42,820	75.2%	$79.87	72.9%	72.9%
Thereafter	1	14,148	24.8%	56,968	100.0%	$90.00	27.1%	100.0%
Vacant	NAP	0	0.0%	56,968	100.0%	NAP	NAP
Total / Wtd. Avg.(4)	2	56,968	100.0%			$82.39	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

The 9800 Wilshire Property is located in the city of Beverly Hills in California and is comprised of a three-story, Class A office project contained within two freestanding buildings connected by an elevated walkway. The 9800 Wilshire Property contains a total of 56,968 sq. ft. of office space mainly contained within the 9800 Wilshire Boulevard building and approximately 24.8% of net rentable area (14,148 sq. ft.) contained in the 121 South Spalding Drive building. The 121 South Spalding Drive building also features a 132-space parking garage (2.32 spaces per 1,000 sq. ft.) across two subterranean levels and three above-grade levels.

The 9800 Wilshire Property was originally constructed in 1958 and purchased by the borrower sponsor in February 2012 for $24,175,000 as a vacant office building at 9800 Wilshire Boulevard and a parking garage at 121 South Spalding Drive. Since 2012, the borrower sponsor spent an additional $61,825,000 to gut renovate and rebuild the office building and to demolish and replace the parking garage with the new structure. The 9800 Wilshire Property features a double layer glass curtain wall with integrated LED lighting which illuminates the building at night. The building also includes a fully equipped restaurant, a two-level skywalk and an outdoor rooftop deck, custom perforated metal awnings and 2,055 sq. ft. of rooftop terrace area. The borrower sponsor’s total cost basis is approximately $86,000,000 ($1,510 PSF), thereby approximately $31,000,000 of equity remains at loan closing.

Tenants.

The Gores Group (Master Lease: 56,968 sq. ft. 100.0% NRA and of U/W Base Rent, Exp 12/31/2034; Occupancy: 14,148 sq. ft.; 24.8% of NRA; 27.1% of U/W Base Rent). The Gores Group, founded in 1987 by the borrower sponsor, is a global investment firm focused on acquiring controlling interests in businesses across numerous industries, including technology; communication; telecommunications; cable, satellite, business services; consumer and retail with a focus on apparel; healthcare; industrial sectors; media with a focus on radio, television, and music in particular; food products; and commercial security and safety services, residential security and personal safety services. Since its founding, The Gores Group has undertaken 120 transactions, investing over $4.0 billion in equity capital and specializing in mergers and acquisitions, buyouts and spin-offs of pooled investment vehicles, including the acquisition of Hostess in 2016.

The 9800 Wilshire Property is 100.0% master leased by The Gores Group, a global private equity firm that was founded by the borrower sponsor. The Gores Group occupied the entire 9800 Wilshire Property from 2014 to late-2017, until relocating a portion of its office staff and subleasing 75.2% of NRA (42,820 sq. ft.) to Spring Place. The Gores Group continues to occupy and operate its global headquarters out of the remaining 24.8% of NRA (14,148 sq. ft.) of the 9800 Wilshire Property.

In January 2019, The Gores Group entered into an amendment of the existing master lease to extend the term through 2034, five years beyond the loan maturity. The master lease rent obligation equals $4,693,439, which is the aggregate of the total rent payable by Spring Place (which is offset by any rent payments made by the subtenant) and the existing rent paid by The Gores Group under the master lease. The borrower sponsor provided a lease guaranty for the master lease, guarantying the payment of the master rent due under the master lease to which the lender and thereby the trust is a third party beneficiary.

Spring Place (Sublease and Occupancy: 42,820 sq. ft.; 75.2% of NRA; 72.9% of U/W Base Rent, Exp. 6/30/2028). Spring Place is a collaborative workspace organization with members in the fashion, art, business and entertainment industries. The concept for Spring Place originated in New York in 2016 and the space at the 9800 Wilshire Property represents Spring Place’s second location. The Spring Place buildout at the 9800 Wilshire Property features shared and private workspaces, conference rooms, lounge, showroom space, phone booths, a restaurant with a large, shady olive tree at its center and a 2,055 sq. ft. rooftop deck space overlooking the cityscape of downtown Los Angeles. Spring Place offers a full wellness program including mindfulness programming, specialized food and food and beverage offerings, among other amenities. According to the appraisal, the nearest competitor for Spring Place is considered Soho House.

Spring Place occupies its space pursuant to a 127-month sublease with rent commencement on December 1, 2017 and expiration on June 30, 2028. The Spring Place initial rent of $76.80 PSF is below market. The landlord did not provide any tenant improvement amounts. Spring Place invested approximately $9.0 million ($210 PSF) in its space over the first 11 months following commencement, having opened for business in October 2018. Spring Place is required to maintain a $4.0 million letter of credit from a national bank for the duration of the lease to cure any defaults.

Environmental Matters. According to a Phase I environmental site assessment dated May 16, 2018, there is a recognized environmental condition at the 9800 Wilshire Property due to lack of documentation from the 1937 to 1957 development of a gas station at the 9800 Wilshire Property. The borrower sponsor provided a secured lender environmental policy from Steadfast Insurance Company with the lender as the named insured, with per incident and aggregate limits of $1,000,000 and a $25,000 per incident self-insured retention, and with a term that extends approximately three years beyond the loan term. The policy premium was paid in full at closing.

The Market. The 9800 Wilshire Property is located in the city of Beverly Hills and is part of the West Los Angeles area of the Greater Los Angeles Market and the Beverly Hills Triangle submarket. Talent agencies, media, finance and law firms are among the concentrated industries in the area. The 9800 Wilshire Property, located on the southwest corner of Wilshire Boulevard and South Spalding Drive, is within walking distance to numerous retail centers, restaurants, and five star hotels, including Rodeo Drive, which is a destination retail corridor within the Golden Triangle. According to the appraisal, the Beverly Hills Triangle submarket has a vacancy rate of 10.3% as of the third quarter of 2018. The average asking rent over the same period was $65.40 PSF for the overall office market and $69.24 PSF for the class A office market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

The appraiser identified eight comparable lease transactions ranging from $74.40 to $102.60 PSF. The appraisal concluded to a market rent of $79.04 PSF for the office on floors one and two and $92.52 PSF for the third floor space.

Office Comparables(1)
Property Name Address, City, State	Office Area (NRA)	Year Built/Renovated	Number of Stories	Tenant	Lease Start	Lease Term (years)	Rent PSF
9800 Wilshire 9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA	56,968(2)	1958 / 2014	3	NAP	NAP	NAP	$82.39(2)
Wilshire Beverly Center 9465 Wilshire Blvd Beverly Hills, CA	186,269	1961 / 1996	9	The Gersh Agency	June 2019	6.0	$78.00
9601 Wilshire 9601 Wilshire Blvd Beverly Hills, CA	309,987	1962 / 1988	9	William Morris Endeavor Entertainment	September 2018	9.0	$74.40
The Crescent 9355 Wilshire Blvd Beverly Hills, CA	40,708	2006 / NAP	4	Torrey Pines Bank	July 2018	8.0	$102.60
100 Wilshire 100 Wilshire Boulevard Santa Monica, CA	247,247	1968 / 2015	21	Office Tenant	June 2018	5.3	$93.00
100 Wilshire 100 Wilshire Boulevard Santa Monica, CA	247,247	1968 / 2015	21	Office Tenant	May 2018	5.3	$93.00
Multi-Tenant Office 9595 Wilshire Boulevard Beverly Hills, CA	162,643	1972 / 2014	10	Oaktree Capital Management	May 2018	7.4	$93.00
Multi-Tenant Office 9665 Wilshire Boulevard Beverly Hills, CA	171,114	1972 / 1993	10	Snail Games	May 2018	8.0	$80.40
Multi-Tenant Office 9595 Wilshire Boulevard Beverly Hills, CA	162,643	1972 / 2014	10	Bank of Hope	April 2018	6.0	$78.60
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated January 31, 2019.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W (PSF)(2)
Base Rent	$4,693,439	$82.39
Contractual Rent Steps(3)	187,871	3.30
Gross Up Vacancy	0	0.00
Gross Potential Rent	$4,881,310	$85.69
Total Reimbursement Revenue	349,496	6.13
Signage Income	374,400	6.57
Parking Income	329,472	5.78
Net Rental Income	$5,934,678	$104.18
Vacancy & Credit Loss(4)	(392,310)	(6.89)
Effective Gross Income	$5,542,368	$97.29
Total Expenses	$1,182,667	$20.76
Net Operating Income	$4,359,701	$76.53
TI/LC and Capital Expenditures	4,557	0.08
Net Cash Flow	$4,355,143	$76.45

(1)	Historic cash flow information is not available because prior to the Spring Place sublease that commenced in December 2017, the 9800 Wilshire Property was 100% owner-occupied by The Gores Group and financial information is not applicable. TTM cash flow information was not provided by the borrower sponsor.

(2)	Calculated based on the total sq. ft. at the 9800 Wilshire Property.

(3)	Includes contractual rent increases through January 31, 2020.

(4)	The U/W Vacancy & Credit Loss is 7.5% based on the appraiser’s assumption.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

Property Management. The 9800 Wilshire Property is managed by The Gores Group LLC, an affiliate of the borrower sponsor.

Lockbox and Cash Management. The 9800 Wilshire Loan is structured with a hard lockbox and springing cash management. The lockbox account was established by the borrower upon the origination of the 9800 Wilshire Loan for the sole and exclusive benefit of the lender. The borrower is required to deposit, or cause to be deposited, into the lockbox account all revenue generated by the 9800 Wilshire Property. Funds on deposit in the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a 9800 Wilshire Trigger Period (as defined below) exists, in which case the funds are required to be transferred on each business day to the cash management account, as described below, and applied to payment of tax and insurance escrows as described below under “Initial and Ongoing Reserves,” debt service on the 9800 Wilshire Loan, if a Reserve Trigger Period (as defined below) exists, replacement reserves and TI/LC reserves as described below under “Initial and Ongoing Reserves,” operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, with any remainder to be deposited (i) during a Lease Sweep Period (as defined below) into the lease sweep account, to the extent described below, and (ii) otherwise, to be held as additional security for the 9800 Wilshire Loan during the continuation of such Trigger Period.

Upon the first occurrence of a 9800 Wilshire Trigger Period, the lender, on the borrower’s behalf, is required to establish an eligible cash management account with the lender or the servicer, as applicable, in the name of the borrower for the sole and exclusive benefit of the lender.

A “9800 Wilshire Trigger Period” will commence upon the occurrence and continuance of (i) an event of default (and will expire when the event of default is cured and such cure is accepted by the lender), (ii) the interest only debt service coverage ratio being less than 1.20x (and will expire when the interest only debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters) or (iii) a Lease Sweep Period has occurred and is continuing.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) June 30, 2027 with respect to the Spring Place lease (i.e., 12 months prior to the expiration of the Spring Place lease) or (ii) with respect any other Sweep Lease (as defined below) the date that is 12 months prior to the expiration of such Sweep Lease or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at the 9800 Wilshire Property (i.e., “goes dark”) at substantially all of its space at the 9800 Wilshire Property, or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to “go dark” (provided if such notice identifies a go-dark date, the Lease Sweep Period will not commence prior to 12 months prior to such intended date); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

A Lease Sweep Period will end once the applicable event that triggered such Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the loan documents (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments).

A “Sweep Lease” means the Spring Place lease and any replacement lease covering a majority of the space currently demised under such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Initial and Ongoing Reserves. At origination of the 9800 Wilshire Loan, the borrower funded reserves of (i) $52,099 for real estate taxes and (ii) $37,007 for insurance.

Tax Reserve. On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, which currently equates to approximately $52,099 per month.

Insurance Reserve. On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable over the next-ensuing 12-month period, which currently equates to approximately $4,626 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9800 Wilshire Boulevard and 121 South Spalding Drive Beverly Hills, CA 90212	Collateral Asset Summary – Loan No. 5 9800 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 53.2% 1.52x 7.9%

Replacement Reserve. On a monthly basis, during the continuance of a Reserve Trigger Period (as defined below), the borrower is required to escrow for replacement reserves of approximately $949 monthly (approximately $0.20 PSF annually), subject to a cap of $22,787 (approximately $0.40 PSF).

TI/LC Reserve. On a monthly basis, during the continuance of a Reserve Trigger Period, the borrower is required to escrow for tenant improvement and leasing commission reserves of approximately $4,747 monthly (approximately $1.00 PSF annually).

A “Reserve Trigger Period” will commence if, as of any calendar quarter, the interest only debt service coverage ratio is less than 1.25x and will expire when the interest only debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Future Subordinate OR Mezzanine Indebtedness. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor(1):	Joseph J. Sitt
Borrowers:	Thor 5202 Ben White LLC; Thor 5202 Ben White TIC LLC
Original Balance:	$43,000,000
Cut-off Date Balance:	$43,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.83000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)(3)
	Initial	Monthly	Cap
Taxes:	$28,215	$14,108	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$5,096	$122,315
TI/LC:	$0	Springing	$4,000,000
Condo:	$11,799	$11,799	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	1984 / 2017-2019
Total Sq. Ft.:	244,630
Property Management:	Riverside Resources Property Management, Ltd.
Underwritten NOI(4):	$4,226,703
Underwritten NCF:	$4,165,545
Appraised Value(5):	$68,500,000
Appraisal Date:	April 1, 2019

Historical NOI(6)
Most Recent NOI(4):	$1,142,210 (December 31, 2018)
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy(7):	91.2% (December 6, 2018)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(5)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$43,000,000	$176 / $176	62.8% / 62.8%	2.01x / 1.98x	9.8% / 9.7%	9.8% / 9.7%
(1)	The Borrower Sponsor is affiliated with the borrower sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Atlantic Gardens, which has a Cut-off Date Balance of $15.0 million.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	In addition to the above reserves, at origination the seller of the 5202 Ben White Property (as defined below) deposited into an escrow with a title company $8,184,013, which represents 110% of the estimated costs of the remaining budgeted tenant improvements and other work yet to be completed for the largest tenant, the City of Austin, under two of its leases (representing 137,274 sq. ft. and 60.8% of underwritten annual base rent) and an additional $1,153,322 was deposited into an escrow with a title company for gap rent and operating expenses under such City of Austin leases from the origination date of February 13, 2019 through June 30, 2019. The seller is obligated to complete the work, which has an estimated completion date in April 2019. Rent under such two leases commences on the earlier of the date the tenant improvement work and other work is substantially complete or the date the tenant opens for business in the premises. Such escrows are not held under the loan documents.

(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to new leasing at the 5202 Ben White Property (as defined below) following the gut renovation which began in 2017 with the first tenant taking occupancy in December 2017.

(5)	The Appraised Value is an “As Stabilized” value which assumes that the renovation has been completed and the City of Austin is in full occupancy and paying rent. The “As Is” appraised value as of December 10, 2018 is $67.1 million, resulting in a Cut-off Date LTV Ratio and Balloon LTV of 64.1%.

(6)	Historical NOI and Historical Occupancy are not applicable prior to 2018 because the 5202 Ben White Property (as defined below) underwent a gut renovation which began in 2017.

(7)	The Most Recent Occupancy is inclusive of 137,274 sq. ft., which the City of Austin is expected to take occupancy of after the completion of its build out as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

The Loan. The 5202 Ben White mortgage loan (the “5202 Ben White Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a newly renovated office building located in Austin, Texas (the “5202 Ben White Property”). The 5202 Ben White Loan had an original and an outstanding principal balance as of the Cut-off Date of $43.0 million and accrues interest at an interest rate of 4.83000% per annum. The 5202 Ben White Loan proceeds along with sponsor equity and seller renovation and gap rent credit were used to purchase the 5202 Ben White Property, fund reserves and pay closing costs. Based on the “As Stabilized” appraised value of $68.5 million as of April 1, 2019, the Cut-off Date LTV Ratio is 62.8%. The most recent financing of the 5202 Ben White Loan was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,000,000	56.1%	Purchase Price	$66,200,000	86.4%
Sponsor Equity	24,250,708	31.7	Upfront Reserves	40,014	0.1
Seller Renovation/Gap Rent Credit	9,337,335	12.2	Seller Renovation/Gap Rent Credit	9,337,335	12.2
			Closing Costs	1,010,694	1.3
Total Sources	$76,588,043	100.0%	Total Uses	$76,588,043	100.0%
(1)	Seller Renovation Credit/Gap Rent Credit was deposited in escrow and consists of 110% of the estimated remaining budgeted tenant improvements and other work yet to be completed under two leases with the City of Austin (covering suites 400, 450, 500, 550, 600 and B1 and representing 137,274 sq. ft. of space and 60.8% of underwritten rent) and gap rent and operating expenses for such two City of Austin leases for the period from the origination date of February 13, 2019 through June 30, 2019. The seller of the 5202 Ben White Property is obligated to complete the work no later than June 30, 2019. The leases do not provide an express deadline for completion of the work, and tenant has no express termination rights in connection with any failure to complete the work by a specific date. The estimated completion date of the work is in April 2019.

The Borrower / Borrower Sponsors. The borrowers are Thor 5202 Ben White LLC and Thor 5202 Ben White TIC LLC, as tenants in common. Each borrower is a Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Joseph J. Sitt, the founder and Chairman of Thor Equities Group. Thor Equities Group owns property in urban markets throughout the United States, Europe, Canada and Latin America with portfolio transactions and a development pipeline consisting of 160 properties and 20 million sq. ft. worldwide. Thor Equities Group is based in New York City with offices in London, Paris, Mexico City, New York and Chicago.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Suites	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

City of Austin(2)(3)(4)	AAA / Aaa / AAA	400/450/500/550/B1	127,406	52.1%	$18.95	56.3%	3/31/2026
City of Austin(4)	AAA / Aaa / AAA	300/350	59,494	24.3%	$18.00	25.0%	5/31/2025
City of Austin(3)(4)	AAA / Aaa / AAA	600	9,868	4.0%	$19.25	4.4%	3/31/2026
Subtotal - City of Austin			196,768	80.4%	$18.68	85.7%
The Consulate of Mexico(5)	BBB+ / A3 / A-		26,317	10.8%	$23.28	14.3%	11/30/2032
Total / Wtd. Avg. Occupied			223,085	91.2%	$19.22	100.0%
Vacant			21,545	8.8%
Total			244,630	100.0%

(1)	Based on the underwritten rent roll dated December 6, 2018.

(2)	Suite B1 consists of 5,000 sq. ft. of storage space with an U/W Base Rent PSF of $11.50 PSF.

(3)	The City of Austin has three separate leases. With respect to two of the leases, representing 137,274 sq. ft. of its space across six suites (400/450/500/550/B1/600) and 60.8% of Total U/W Base Rent, the related seller is completing tenant improvement and other work, and the tenant is not yet in occupancy or paying rent. Tenant obligations to pay rent under the leases will commence upon the earlier of the date the tenant improvement work and other work is substantially complete, which is estimated to be in April 2019, or the date tenant opens for business in the premises. The lease expiration date of March 31, 2026 set forth above for such two leases assumes that rent will commence in April 2019.

(4)	In the event the City of Austin governing body does not appropriate, budget, and approve sufficient funding to cover the City of Austin’s monetary obligations under the lease, the lease will terminate automatically on the last day of the fiscal year for which sufficient funds were budgeted.

(5)	In the event the United States government orders or requires The Consulate of Mexico office in Austin, Texas to close or cease operating, the tenant, The Consulate of Mexico, will have the right to terminate its lease with at least three months’ written notice to the landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	1	59,494	24.3%	59,494	24.3%	$18.00	25.0%	25.0%
2026	1	137,274	56.1%	196,768	80.4%	$18.97	60.7%	85.7%
2027	0	0	0.0%	196,768	80.4%	$0.00	0.0%	85.7%
2028	0	0	0.0%	196,768	80.4%	$0.00	0.0%	85.7%
2029	0	0	0.0%	196,768	80.4%	$0.00	0.0%	85.7%
Thereafter	1	26,317	10.8%	223,085	91.2%	$23.28	14.3%	100.0%
Vacant	NAP	21,545	8.8%	244,630	100.0%	NAP	NAP
Total / Wtd. Avg.	3	244,630	100.0%			$19.22	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The 5202 Ben White Property is located in Austin, Texas and consists of 244,630 sq. ft. of net rentable area within a two-story office building. The 5202 Ben White Property, situated on approximately 21.93 acres, was constructed in 1984 and gut renovated beginning in 2017. The 5202 Ben White Property is part of a condominium regime (the “Sub-Condominium”) of which the borrower purchased all units except for Unit 2 (61,396 sq. ft.) of the Sub-Condominium and will control all decisions related to the Sub-Condominium. The Sub-Condominium is a part of a master condominium regime referred to as “5200 Ben White Condominiums” (the “Master Condominium”) consisting of three separate buildings and land parcels, one of which is the building and land parcel comprising the Sub-Condominium. The borrowers do not control the Master Condominium. The 5202 Ben White Property has pursuant to the appraisal delivered in connection with the loan, 971 parking spaces, which equates to a parking ratio of 4.0 parking spaces per 1,000 sq. ft. As of December 6, 2018, the 5202 Ben White Property was 91.2% leased to two investment grade tenants.

The 5202 Ben White Property was originally developed for Advanced Micro Devices, Inc. (“AMD”) to manufacture computer chips, and was later sold to Spansion (a subsidiary of Cypress Semiconductor). The seller acquired the 5202 Ben White Property in 2017 and began repurposing the building into office space with new HVAC, roof, corridors, restrooms, parking lots, windows, utility connections, elevators, multiple office lobbies and modern finishes. The 5202 Ben White Property is currently under renovation, which began in early 2017, converting the facility from a semi-conductor manufacturer to a multi-tenant office building in two phases. Phase I included full demolition of the interior to the structural shell with removal of the prior tenant’s equipment and build back of two tenant spaces on the east side as well as new roof and mechanical installations. Currently, the tenants on the Phase I side are The Consulate of Mexico (Suite 150) and the City of Austin (Suites 300/350) on the north side of the building. The remainder of the building along the west side is under construction with the Phase II tenant improvement work, which includes installing new storefront entries and windows to the exterior, converting the freight elevator to a service type and completing the interior tenant finishes. The Phase II estimated completion date is in April 2019.

At loan origination, approximately $8.2 million (110% of the estimated amount) from the seller of the 5202 Ben White Property was escrowed for the remaining renovation work (the “Work”), pursuant to an escrow agreement among the seller, the borrowers and the title company engaged in connection with the sale of the Mortgaged Property (the “Escrow Agreement”), to which the lender is a third party beneficiary. Pursuant to the Escrow Agreement, the seller is obligated to complete the Work by June 30, 2019. Additionally, the seller funded an approximately $1.2 million upfront gap rent escrow with the title company, which consists of approximately $991,914 for base rent plus approximately $161,407 for operating expenses for the two City of Austin leases until the earlier of (i) the date that the City of Austin’s rental obligation commences under the applicable leases and (ii) June 30, 2019. The City of Austin leases have no termination options for failure of the seller to complete the Work; however rent does not commence until the Work is completed or the tenant opens for business in its premises. Pursuant to the Escrow Agreement, if the seller fails to complete the Work, and the rent commencement date under the two City of Austin leases has not commenced, by June 30, 2019, the lender has the option to require the borrowers to complete the remainder of the Work, and cause the remainder of the escrows to be deposited in reserve with the lender. Pursuant to the loan documents, the borrowers have agreed that they will (or will cause the seller to) complete the Work in a good and workmanlike manner and that the Work will be “substantially complete” (as defined in the leases) on or before June 30, 2019; provided that, if the seller fails to complete the Work on or before June 30, 2019, the borrowers are permitted to complete the Work on or before August 31, 2019 without the occurrence of an event of default if and only if (i) the lender is reasonably satisfied such failure was not due to any act or omission of the borrowers, the non-recourse carveout guarantor, or their affiliates, (ii) on or before June 30, 2019, the borrowers either (A) cause the City of Austin to deliver an estoppel in substantially the form delivered to the lender at origination or (B) provide evidence that such tenant shall not terminate, cancel, or exercise any other remedies under, its lease in connection with the failure of the Work to be completed prior to August 31, 2019, (iii) the borrowers deliver to the lender on or before July 5, 2019 a deposit sufficient to complete

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

the Work (less any amount received by the lender under the Escrow Agreement being held for the completion of the Work) together with rent and operating expenses under the two City of Austin leases for the expected remaining period prior to rent commencement, and (iv) no event of default is continuing. Further, the borrowers will be required to fund a reserve with the lender if the lender determines (at any time) that the title company is not holding sufficient funds for all Work and the gap rent under the applicable City of Austin leases. Upon completion of the Work in part or whole, and satisfaction of disbursements conditions, related funds held under the Escrow Agreement or otherwise reserved are required to be released to pay for the cost of the Work.

Tenants.

City of Austin (196,768 sq. ft.; 80.4% of NRA, 85.7% of U/W Base Rent) Located in Central Texas along the eastern edge of the American Southwest, Austin is the capital of the state of Texas. Austin is administered by an 11-member city council (10 council members elected by geographic district plus a mayor elected at large). The council is accompanied by a hired city manager under the manager-council system of municipal governance. The following divisions of The City of Austin’s municipal government are expected to be operated out of the 5202 Ben White Property: Human Resources Department, Code Compliance Department, Austin Energy, Department of Development Service, Economic Development Department, Public Health Department, and Corridor Program Office. The City of Austin currently leases the following suites at the 5202 Ben White Property pursuant to three separate leases: 300, 350, 400, 450, 500, 550, 600 and B1. The first lease consists of 59,494 sq. ft. and commenced in June 2018, under an initial 7-year term. Additional leases consisting of 137,274 sq. ft. across the remaining six suites and representing 60.8% of underwritten rent will commence upon the earlier to occur of (i) the date that the Work is substantially complete in the premises (estimated in April 2019) and (b) the date that the tenant opens for business in the premises. The City of Austin has two, 7-year extension options on six suites totaling 137,274 sq. ft. In addition, the City of Austin will be entitled to 768 parking spaces. The City of Austin may terminate its leases if the city does not appropriate sufficient funds to pay rent.

The Consulate of Mexico (26,317 sq. ft.; 10.8% of NRA; 14.3% of U/W Base Rent) The Consulate of Mexico occupies one suite under a 15-year term that expires November 30, 2032. In addition, the tenant is entitled to 150 surface parking spaces. In the event the United States government orders or requires The Consulate of Mexico office in Austin, Texas to close or cease operating, the tenant will have the right to terminate its lease with at least three months’ written notice to the landlord.

Environmental Matters. A Phase I environmental site assessment dated November 2, 2018, revealed no evidence of recognized environmental conditions and recommended no further investigation at the 5202 Ben White Property.

The Market. The 5202 Ben White Property is bound on the south side by Ben White Boulevard, east side by Alvin Devane Boulevard, and the north side by East Oltorf Street. Additionally, the 5202 Ben White Property is approximately 1.5 miles east of the interchange of I-35 and State Highway 71, which provides direct access to Austin’s central business district and the greater Austin area. The area is primarily surrounded by single family, multifamily residential neighborhoods, office, and some retail development. Located North of the 5202 Ben White Property is a prominent retail corridor, which includes a diverse mix of local and national tenants such as Walgreens, Chipotle Mexican Grill, 7-Eleven, Planet Fitness, CVS, MOD Pizza, Pho Please and Rosita’s Al Pastor, among others. Government is currently the submarket’s largest industry, with the Internal Revenue Service occupying over 800,000 sq. ft. and the State of Texas occupying over 180,000 sq. ft. Oracle recently completed a 500,000 sq. ft. campus along East Riverside Drive, where the company has announced that it plans to eventually have as many as 10,000 employees. The 5202 Ben White Property has direct transportation access to major highways (TX-71 and I-35) and the Austin Airport, as well as close proximity to housing markets.

According to the appraisal, the 5202 Ben White Property is located in the Southeast office submarket within the Austin metro area. As of the third quarter of 2018, the Southeast submarket consisted of approximately 5.2 million sq. ft. of office space with an overall vacancy rate of 13.3% and an average asking rent of $25.07 PSF. The appraisal identified five comparable office leases which commenced between March 2017 and December 2018. The annual rent PSF ranged from $15.00 to $25.00 PSF for a weighted average annual rent PSF of $21.22.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Office Comparables(1)
Property Name Address, City, State	Office Area (NRA)	Year Built/Renovated	Number of Stories	Tenant	Tenant SF	Lease Start	Lease Term (months)	Rent PSF
5202 Ben White 5202 East Ben White Boulevard Austin, TX	244,630(2)	1984 / 2017-2019	2	NAP	NAP	NAP	NAP	$19.22(2)
Forum Park 2211 South Interstate Austin, TX	43,897	1981	4	Kennard Law	2,049	October 2017	120	$15.00
IBEW Building 4818 East Ben White Austin, TX	26,265	1972	3	A&J Moving and Contracting LLC	1,500	September 2017	60	$19.29
Met Center Building 13 7701 Metropolis Drive Austin, TX	213,600	2016	2	Seton	28,800	September 2017	73	$20.44
The Park on Barton Creek 3700 & 3711 South MoPac Austin, TX	205,195	2007	5	Bickerstaff	19,795	March 2017	62	$25.00
Bergstrom Technology 6800 Burleson Road Austin, TX	274,231	1984	2	Asking Rent	14,963	December 2018	60	$18.75
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated December 6, 2018.

Cash Flow Analysis.

	Cash Flow Analysis(1)
	2018	U/W	U/W (PSF)
Base Rent	$1,225,737	$4,535,035	$18.54
Contractual Rent Steps(2)	0	41,999	0.17
Credit Rent Steps(3)	0	353,319	1.44
Gross Potential Rent	$1,225,737	$4,930,353	$20.15
Total Reimbursement Revenue	323,600	2,589,427	10.59
Other Income	1,200	0	0.00
Net Rental Income	$1,550,538	$7,519,779	$30.74
Vacancy & Credit Loss	0	(375,989)	(1.54)
Effective Gross Income	$1,550,538	$7,143,790	$29.20
Total Expenses	$408,328	$2,917,088	$11.92
Net Operating Income(4)	$1,142,210	$4,226,703	$17.28
TI/LC and Capital Expenditures	0	61,158	0.25
Net Cash Flow	$1,142,210	$4,165,545	$17.03
(1)	Historical Net Operating Income prior to 2018 is not applicable because the 5202 Ben White Property underwent a gut renovation which began in 2017.

(2)	Includes contractual rent increases through December 31, 2019.

(3)	Credit rent steps reflect the average rent for the City of Austin over the term of the 5202 Ben White Loan.

(4)	The increase from 2018 Net Operating Income to U/W Net Operating Income is primarily attributable to new leasing at the 5202 Ben White Property following the gut renovation which began in 2017 with the first tenant taking occupancy in December 2017.

Property Management. The 5202 Ben White Property is managed by Riverside Resources Property Management, Ltd.

Lockbox and Cash Management. The 5202 Ben White Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct tenants to deposit all revenue generated by the 5202 Ben White Property into the lockbox account and to deposit any revenues received by the borrowers or property manager into the lockbox within two business days of receipt. If no Trigger Period (as defined below) exists, all funds in the lockbox account will be transferred into the borrowers’ operating account on a daily basis. Following the occurrence of and during the continuance of a Trigger Period all funds in the lockbox account are required to be swept on a daily basis to a cash management account controlled by the lender and applied to payment of tax, insurance and condominium escrows as described below under “Initial and Ongoing Reserves,” debt service on the 5202 Ben White Loan, replacement reserves and TI/LC reserves as described below under “Initial and Ongoing Reserves,” operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, with any remainder to be deposited (i) during a Lease Sweep Period (as defined below) into the TI/LC reserves, to the extent described below, and (ii) otherwise, to be held as additional security for the 5202 Ben White Loan during the continuation of such Trigger Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

A “Trigger Period” will exist upon the occurrence and during the continuance of (i) an event of default (and will expire when the event of default is cured), (ii) a Low Debt Service Period (as defined below) or (iii) a Lease Sweep Period (as defined below).

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.15x as of the end of any calendar quarter and will end upon (i) (A) the interest only debt service coverage being at least 1.20x for two consecutive calendar quarters or (B) delivery by the borrowers to the lender of either (x) funds for deposit into the cash collateral account in an amount which, if applied to prepay the outstanding principal balance of the 5202 Ben White Loan would cause the interest only debt service coverage ratio to be at least 1.20x (the “Debt Service Coverage Maintenance Amount”) or (y) a letter of credit in an amount equal to the Debt Service Coverage Maintenance Amount. Such cash or letter of credit will be released to the borrowers if the interest only debt service coverage ratio is at least 1.20x for two consecutive calendar quarters without giving effect to such cash or letter of credit.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (i) upon the early termination, cancellation or surrender of a Sweep Lease (as defined below) (except for any termination, cancellation or surrender of the Sweep Lease space located in the basement known as Suite B1) or upon the borrowers’ receipt of notice by a Sweep Tenant (as defined below) effecting an early termination, cancellation or surrender of its Sweep Lease, (ii) if a Sweep Tenant has ceased operating its business (i.e., “goes dark”) at substantially all of its space (provided that going dark solely in the Sweep Lease space located in the basement known as Suite B1 will not commence a Lease Sweep Period), (iii) upon a default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (iv) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or (v) upon a decline in the credit rating of the Sweep Tenant (or its parent entity) below “BBB-” or equivalent by any of the rating agencies.

A Lease Sweep Period will end upon the first to occur, as applicable, (i) in the case of the clause (i) or (ii) of the paragraph above, the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” which provide for aggregate base rent and additional rental rates at least equal to the unabated base rental and additional rental rates contained in the applicable Sweep Lease for the applicable Sweep Lease premises, and sufficient funds have been accumulated in the TI/LC reserve to cover all anticipated leasing expenses, free rent periods, and operating expenses shortfalls in connection with such qualified lease, (ii) in the case of clause (i) or (ii) of the paragraph above, the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” at a rent sufficient to achieve at least a 1.50x interest only debt service coverage ratio, and sufficient funds have been accumulated in the TI/LC reserve to cover all anticipated leasing expenses, free rent periods, and operating expenses shortfalls in connection with such qualified lease; (iii) in the case of clause (ii) of the paragraph above, the applicable Sweep Tenant has re-opened in its premises and continuously operates for at least 60 days, (iv) in the case of clause (iii) of the paragraph above, the applicable Sweep Lease default has been cured and no other default under such Sweep Lease occurs (beyond any applicable notice and cure periods) for a period of three consecutive months, (v) in the case of clause (iv) of the paragraph above, the applicable insolvency proceeding has terminated and/or the Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, (vi) in the case of clause (v) of the paragraph above, the applicable tenant’s (or parent’s) credit rating is restored to at least “BBB-” or its equivalent by the relevant rating agencies, (vii) in the case of clause (iii) (other than in connection with an Isolated Default (defined below)), (iv) or (v) of the paragraph above, an amount equal to or greater than $4,000,000 has been collected in the TI/LC reserve (or the borrowers have delivered to the lender a $4,000,000 letter of credit satisfying relevant lender and rating criteria) and/or (viii) in the case of a Lease Sweep Period under clause (iii) of the paragraph above, solely to the extent that the applicable default is not reasonably likely to result in and/or be indicative of the reasonably likely future occurrence of a default under another Lease Sweep Lease with the same tenant or an affiliate of such tenant (an “Isolated Default”), the borrowers deliver a letter of credit in the amount of $4,000,000 multiplied by a fraction (the “Applicable Fraction”), the numerator of which is the sq. ft. of the Sweep Lease space (prior to any surrender or termination thereof) demised pursuant to the applicable Sweep Lease and the denominator of which is the sq. ft.age of all Sweep Lease space or (y) funds in the rollover account will equal or exceed $4,000,000 multiplied by the Applicable Fraction.

A “Sweep Lease” means (a) the lease for Suites 300/350 with the City of Austin totaling 59,494 sq. ft., (b) the lease for Suites 400/450/500/550/B1 with the City of Austin totaling 127,406 sq. ft., (c) the lease for Suite 600 with the City of Austin totaling 9,868 sq. ft. and/or (d) any replacement lease covering a majority of the space currently demised under any of the leases listed in clause (a)–(c).

A “Sweep Tenant” means a tenant under a Sweep Lease or its direct or indirect parent company (if any).

Initial and Ongoing Reserves. At origination of the 5202 Ben White Loan, the borrowers funded reserves of (i) $28,215 for real estate taxes and (ii) approximately $11,799 for condominium fees.

Tax Reserve. On a monthly basis, the borrowers are required to escrow reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, which currently equates to approximately $14,108.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5202 East Ben White Boulevard Austin, TX 78741	Collateral Asset Summary – Loan No. 6 5202 Ben White	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 62.8% 1.98x 9.8%

Insurance Reserve. Insurance escrows are waived so long as the 5202 Ben White Property is covered by an acceptable blanket insurance policy (which is currently in place) covering the borrower’s Improvement & Betterment coverage. The core/shell of the 5202 Ben White Property is being covered by insurance coverage by the 5202 Office Building Condominium Association through common expense charges. If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay annual insurance premiums.

Replacement Reserve. On a monthly basis, the borrowers are required to escrow for replacement reserves of approximately $5,096, subject to a cap of $122,315.

TI/LC Reserve. TI/LC escrows are waived until (i) 24 months prior to the City of Austin’s first lease expiration date (May 31, 2023) or (ii) the occurrence of a Trigger Period. Upon commencement of the TI/LC Reserve, on a monthly basis, the borrowers will be required to deposit approximately $166,667, subject to a cap of $4,000,000.

Condo Reserve. On a monthly basis, the borrowers are required to escrow for condominium fees approximately $11,799.

Initial Escrow on Deposit with Title Company. At loan origination, approximately $1,153,322 was deposited by the seller pursuant to the Escrow Agreement into an escrow with the title company for gap rent of the 5202 Ben White Property, which consists of approximately $991,914 for base rent plus approximately $161,407 for operating expense reimbursements (including taxes) for two leases with the City of Austin (covering suites 400, 450, 500, 550, 600 and B1), for the period from the loan origination date of February 13, 2019 through June 30, 2019. Additionally, the seller deposited approximately $8,184,013 into an escrow with the title company pursuant to the Escrow Agreement, which consists of 110% of the estimated cost of the Work. The seller is obligated to complete the Work no later than June 30, 2019. The tenant’s obligation to pay rent under the leases will commence upon the earlier of the date the Work is substantially complete, and the date the tenant opens for business in the premises. Such escrows are held by the title company and are not held by the lender under the loan documents.

Current Mezzanine or Subordinate Indebtedness. None.

Future Subordinate OR Mezzanine Indebtedness. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

48 Paul Hastings
47 Paul Hastings | Audax
46 Balyasny
45 Deutsche Bank | Khazanah | Kinetica
44 Vacant
43 Costar Group
42 Russell Reynolds | Russell Reynolds | Algert Global
41 Navigant
40 Prudential
39 Venable | Vacant | Lincoln | YouAppi
38 Venable
37 Temasek | Jackson Square | Jackson Square
36 Baker Botts | Baker Botts | Vacant | Vacant
35 Winston & Strawn
34 Winston & Strawn
33 Cambridge
32 Park Hill Group | Susquehanna | Vacant
31 Jefferies | Numeral | Citibank | Paul Hastings
30 Kasowitz LLP | Level Equity | Teachers Insurance | Desmarais LLP
29 Cooley LLP | Build America | Siegfried | Eastdil Secured
28 Jefferies | Angelo Gordon | USAA | Everest | Merrill Lynch | Yiheng Capital
27 Grant Thornton | Grant Thornton | Servcorp
26 Deutsche Bank
25 Bessemer Trust | Merrill Lynch | Vacant
24 Deutsche Bank
23 Vacant
22 Vacant
21 Merrill Lynch
20 Business Wire
19 Business Wire | Hiscox | Performance Horizon | Paul Hastings
18 Invesco | Beazley | Beazley | Vacant
17 Tree Line Capital | Sutton Place Mgt | Merrill Lynch | Cypress Wealth
16 Sitecore
15 GE Capital | Ascend | Trinity Partners
14 Merrill Lynch
13 Merrill Lynch
12 Presidio Financial
11 Merrill Lynch | XL America | XL America
10 Hines | Cypress Wealth | Hines | Slater Hersey
9 Nationwide | MSCI | Merrill Lynch | Walnut Hil | Burns Wilcox | KHP Capital
8 Steel Wave | Argo Group | Kimo | Biggs Cardosa
7 Morgan Stanley
6 Cooley LLP
5 Cooley LLP
4 Cooley LLP
3 Morgan Stanley
2 Morgan Stanley
1 Vacant | Retail-7 Lettus | Vacant | Mina Group | Vacant
Vacant
2019
2020
2021
2022
2023+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

101 California Street
101 California Street
San Francisco, CA 94111
JACKSON SQUARE
CHINATOWN
NORTH FINANCIAL DISTRICT
SOUTH FINANCIAL DISTRICT
YERBA BUENA
CABLE CAR
BART
MUNI
EMBARCADERO
MONTGOMERY
CALTRAIN EXTENSION (FUTURE)
BROADWAY
PACIFIC AVE
JACKSON ST
WASHINGTON ST
CLAY ST
SACRAMENTO ST
CALIFORNIA ST
PINE ST
BUSH ST
SUTTER ST
POST ST
GEARY ST
MARKET ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BRYANT ST
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MAP © 2019 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(KBRA/Fitch/S&P)(13):	A(sf) / BBB-sf / N/A
Borrower Sponsor(2):	Hines Interests Limited Partnership
Borrower:	Elm Property Venture LLC
Original Balance(3):	$40,000,000
Cut-off Date Balance(3):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate(4):	3.85000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2029
Amortization:	Interest Only
Additional Debt(3)(5):	$487,000,000 Pari Passu Debt $228,000,000 Subordinate Debt Future Mezzanine Debt Permitted
Call Protection(6):	L(25), YM(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(7)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$500,606
TI/LC:	$0	Springing	$2,503,030
Unfunded Obligations:	$10,474,821	NAP	NAP
Cooley Reserve:	$10,000,000	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(8):	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1983 / 2004
Total Sq. Ft.(8):	1,251,483
Property Management:	Hines Interests Limited Partnership
Underwritten NOI(9):	$67,476,820
Underwritten NCF(9):	$66,241,788
Appraised Value:	$1,466,000,000
Appraisal Date:	November 13, 2018

Historical NOI
Most Recent NOI(9)(10):	$56,562,332 (December 31, 2018)
2017 NOI(10)(11):	$50,661,870 (December 31, 2017)
2016 NOI(12):	$41,300,115 (December 31, 2016)
2015 NOI(12)	$36,018,565 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(8):	92.1% (December 31, 2018)
2017 Occupancy:	89.0% (December 31, 2017)
2016 Occupancy:	82.8% (December 31, 2016)
2015 Occupancy:	79.9% (December 31, 2015)

Financial Information(3)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu	$487,000,000
Senior Notes	$527,000,000	$421 / $421	35.9% / 35.9%	3.28x / 3.22x	12.8% / 12.6%	12.8% / 12.6%
Subordinate Debt	$228,000,000
Whole Loan	$755,000,000	$603 / $603	51.5% / 51.5%	2.11x / 2.07x	8.9% / 8.8%	8.9% / 8.8%
(1)	The 101 California Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”) and JPMCB.

(2)	There is no separate non-recourse carveout guarantor or environmental indemnitor. See “The Borrower / Borrower Sponsor” below.

(3)	The 101 California Loan (as defined below) consists of the non-controlling Note A-8 and Note A-9 and is part of the 101 California Whole Loan evidenced by nine senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $755.0 million. For additional information, see “The Loan” below.

(4)	Represents the interest rate on the 101 California Senior Notes (as defined below). The annual interest rate on the 101 California Junior Notes (as defined below) is 4.94773026% and the weighted average annual interest rate on the 101 California Whole Loan is approximately 4.181499999%.

(5)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(6)	The lockout period shown above reflects the closing date of the Benchmark 2019-B10 securitization. Under the loan documents, the borrower is permitted to prepay the 101 California Whole Loan in full with the payment of a yield maintenance premium prior to the related open period and after the earlier to occur of (i) February 25, 2022 or (ii) the second anniversary of the date on which the entire 101 California Whole Loan intended for securitization (excluding any risk retention requirements) has been securitized.

(7)	See “Initial and Ongoing Reserves” below.

(8)	The 101 California Property includes 23,280 sq. ft. of retail space.

(9)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) 177,762 sq. ft. in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.

(10)	The increase in Most Recent NOI from 2017 NOI is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 sq. ft.), Cooley LLP (11,540 sq. ft.), and Eastdil Secured (9,253 sq. ft.), collectively, accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiry of its lease.

(11)	The increase in 2017 NOI from 2016 NOI is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 sq. ft.), Paul Hastings (40,889 sq. ft.) and Venable (38,317 sq. ft.), collectively, accounting for an increase of approximately $8.0 million in underwritten base rent.

(12)	The increase in 2016 NOI from 2015 NOI is primarily attributable to leasing in the second half of 2015 and over the course of 2016, including Cambridge (26,118 sq. ft.), Russell Reynolds (19,108 sq. ft.) and Baker Botts (15,000 sq. ft.), collectively, accounting for an increase of approximately $5.0 million in underwritten base rent.

(13)	Fitch and KBRA provided the listed assessments for the 101 California Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

The Loan.   The 101 California mortgage loan (the “101 California Loan”) is part of a fixed rate loan secured by the borrower’s fee simple interest in an approximately 1.25 million sq. ft. Class A+ office property located on a full city block in San Francisco, California (the “101 California Property”). The 101 California Loan is evidenced by the non-controlling Notes A-8 and A-9 with an aggregate original principal balance and an outstanding principal balance as of the Cut-off Date of $40.0 million. The 101 California Loan is part of a whole loan with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $755.0 million that is evidenced by 11 promissory notes: nine pari passu senior notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $527.0 million (the “101 California Senior Notes”) and two subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $228.0 million (the “101 California Junior Notes” and, together with the 101 California Senior Notes, the “101 California Whole Loan”). Only the 101 California Loan will be included in the Benchmark 2019-B10 mortgage trust.

The relationship between the holders of the 101 California Senior Notes and 101 California Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—101 California Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Notes A-8, A-9	$40,000,000	$40,000,000	Benchmark 2019-B10	No
Note A-1	$245,250,000	$245,250,000	CALI 2019-101C(1)	Yes
Note A-2	$41,750,000	$41,750,000	CALI 2019-101C(1)	No
Notes A-3, A-4, A-5	$150,000,000	$150,000,000	GSMC	No
Notes A-6, A-7	$50,000,000	$50,000,000	JPMCB	No
Senior Notes	$527,000,000	$527,000,000
Note B-1	$171,000,000	$171,000,000	CALI 2019-101C(1)	Yes
Note B-2	$57,000,000	$57,000,000	CALI 2019-101C(1)	Yes
Whole Loan	$755,000,000	$755,000,000
(1)	Note A-1 and Note B-1, and Note A-2 and Note B-2 are held by GSMC and JPMCB respectively, and are anticipated to be transferred to the CALI 2019-101C securitization on the closing date of the CALI 2019-101C securitization.

The 101 California Whole Loan was co-originated by JPMCB and GSMC. The 101 California Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of approximately 4.181499999% per annum. The 101 California Senior Notes accrue interest at a fixed rate of 3.85000% per annum. The 101 California Whole Loan proceeds were used to repay existing debt of approximately $496.4 million, return approximately $221.6 million in equity to the borrower sponsor, fund upfront reserves of approximately $20.5 million, pay a prepayment penalty of approximately $13.6 million and pay closing costs of approximately $2.2 million. Based on the as is appraised value of $1.466 billion as of November 13, 2018, the Cut-off Date LTV for the 101 California Senior Notes and 101 California Whole Loan is 35.9% and 51.5%, respectively. The most recent prior financing of the 101 California Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$755,000,000	100.0%	Refinance Existing Debt Principal Balance	$496,367,751	65.7%
			Borrower Principals Equity Distribution	221,554,352	29.3
			Prepayment Penalty	13,621,233	1.8
			Unfunded Obligations Reserve	10,474,821	1.4
			Cooley Reserve	10,000,000	1.3
			Origination Closing Costs	2,192,584	0.3
			Prepaid Stub Interest	789,258	0.1
Total Sources	$755,000,000	100.0%	Total Uses	$755,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower under the 101 California Whole Loan is Elm Property Venture LLC, a recycled special purpose Delaware limited liability company with two independent directors in its organizational structure (the “Borrower”). The borrower sponsor is Hines Interests Limited Partnership (“Hines” or the “Borrower Sponsor”). Hines, founded in 1957, is a privately owned global real estate investment, development, and management firm. Hines has a presence in 207 cities, in 24 countries, and approximately $116.4 billion of assets under management, including approximately $64.0 billion for which Hines provides fiduciary investment management services and approximately $52.4 billion for which Hines provides third-party property-level services. There is no non-recourse carveout guarantor and no separate environmental indemnitor for the 101 California Whole Loan. The Borrower, which is a single purpose entity with no assets other than the 101 California Property, is the sole party liable for breaches or violations of the non-recourse carveout provisions in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
Merrill Lynch(4)	A3/A+/A-	121,986	9.7%	$42.44	8.5%	10/31/2022
Cooley LLP(5)	NR/NR/NR	112,305	9.0%	$43.95	8.1%	12/31/2020
Morgan Stanley(6)	A3/A/BBB+	91,068	7.3%	$38.72	5.8%	1/31/2028
Deutsche Bank	A3/NR/ BBB+	60,311	4.8%	$51.80	5.1%	12/31/2024
Winston & Strawn	NR/NR/NR	52,235	4.2%	$50.00	4.3%	10/31/2024
Paul Hastings(7)	NR/NR/NR	41,508	3.3%	$76.87	5.2%	8/19/2027
Business Wire	Aa2/A+/AA	40,675	3.3%	$40.00	2.7%	12/31/2024
Venable	NR/NR/NR	38,317	3.1%	$61.00	3.8%	11/14/2027
Jefferies	Ba1/BBB/BBB-	29,469	2.4%	$64.15	3.1%	7/19/2022
Cambridge	NR/NR/NR	26,118	2.1%	$57.40	2.5%	12/31/2025
Subtotal / Wtd. Avg.		613,992	49.1%	$48.73	49.2%
Remaining Tenants		539,187	43.1%	$57.32	50.8%
Vacant Space		98,304	7.9%	NAP	NAP
Total / Wtd. Avg.		1,251,483	100.0%	$52.74	100.0%
(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

(5)	Though underwritten as in place, Cooley LLP is anticipated to vacate at lease expiry in December 2020.

(6)	Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

(7)	Includes storage space (619 sq. ft. / $18,570 underwritten base rent).

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)(4)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent
2019 & MTM	3	10,019	0.8%	10,019	0.8%	$39.55	0.7%	0.7%
2020	18	217,760	17.4	227,779	18.2%	49.80	17.8	18.5%
2021	17	116,890	9.3	344,669	27.5%	56.70	10.9	29.4%
2022	16	219,980	17.6	564,649	45.1%	45.26	16.4	45.7%
2023	6	31,944	2.6	596,593	47.7%	58.12	3.1	48.8%
2024	8	193,557	15.5	790,150	63.1%	48.51	15.4	64.2%
2025	4	64,742	5.2	854,892	68.3%	70.34	7.5	71.7%
2026	5	61,748	4.9	916,640	73.2%	69.38	7.0	78.8%
2027	5	105,458	8.4	1,022,098	81.7%	66.86	11.6	90.4%
2028	2	116,701	9.3	1,138,799	91.0%	43.22	8.3	98.7%
2029	1	12,392	1.0	1,151,191	92.0%	57.50	1.2	99.8%
2030 & Thereafter	1	1,988	0.2	1,153,179	92.1%	53.00	0.2	100.0%
Vacant	NAP	98,304	7.9	1,251,483	100.0%	NAP	NAP
Total / Wtd. Avg.	86	1,251,483	100.0%			$52.74	100.0%

(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Includes 23,280 sq. ft. of retail space.

(3)	Annual U/W Base Rent PSF includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings LLP) over the lease term using a discount rate of 7.0%.

(4)	Though underwritten as in place, Cooley LLP is anticipated to vacate at lease expiry in December 2020.

The 101 California Property is an approximately 1.25 million sq. ft. Class A+ office property located on a full city block in San Francisco, California. Designed by architects Philip Johnson and John Burgee, the 101 California Property consists of a 48-story high-rise office tower, a seven-story annex building of approximately 200,000 sq. ft., a two-story subterranean parking garage and approximately 23,000 sq. ft. of retail space. The 101 California Property features views of the San Francisco Bay, Golden Gate and Bay Bridges, Financial District and Marin Headlands, as well as on-site amenities, which include an atrium lobby, Michael Mina’s PABU Izakaya (Japanese restaurant), an outdoor plaza, on-site parking, locker and shower facilities, bike storage, complimentary bike rental, on-site dry cleaners and various restaurant options. The top five tenants at the 101 California Property are: Merrill Lynch (9.7% of NRA; rated A3/A+/A- by Moody’s/Fitch/S&P), Cooley LLP (9.0%), Morgan Stanley (7.3%; A3/A/BBB+), Deutsche Bank (4.8%; A3/NR/BBB+), and Winston & Strawn (4.2%), which in aggregate account for approximately 35.0% of NRA and approximately 31.9% of underwritten base rent. Cooley LLP and Winston & Strawn are included in an industry magazine listing of the 200 largest United States law firms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

The 101 California Property was originally constructed in 1983 and was renovated in 2004. The 101 California Property has obtained LEED Platinum certification and an Energy Star rating. Since acquisition in 2012, Hines has invested approximately $96.3 million ($77 PSF) of capital in the 101 California Property. Additionally, Hines has signed a pre-construction services contract, under which Hines is contemplating investing approximately $65.3 million to upgrade the lobby, plaza and other amenity spaces. This contract is terminable on 30 days’ notice and neither it nor the mortgage loan documents put the Borrower Sponsor under any obligation to perform any of the renovations. The proposed lobby renovation may include upgrades to the elevators servicing the lower levels and the annex building, as well as an upgrade to the lobby’s exterior walls. We cannot assure you this construction will be completed as expected or at all.

Hines recapitalized the 101 California Property in 2012 for $910 million in part with a prior mortgage loan in the amount of approximately $505 million, which prior loan was paid off with proceeds of the 101 California Whole Loan. The 101 California Property was originally owned and developed by a joint venture between Nippon Life Insurance (“Nippon”) and Hines. Hines and Nippon sold their equity in the Property to GIC (Realty) Private Limited and an Asian governmental investor in the 2012 recapitalization, with Hines retaining 5.0% of the equity ownership post recapitalization.

The 101 California Property benefits from its location in the financial district in San Francisco, at the intersection of California Street and the Market Street Corridor. The 101 California Property is positioned near major transportation arteries and public transportation options including Bay Area Rapid Transit, light rail, and the Transbay Terminal. As of December 31, 2018, the 101 California Property was 92.1% leased to 68 tenants. The 10 largest tenants by net rentable area occupy approximately 49.1% of the total sq. ft. and contribute approximately 49.2% of the U/W Base Rent. Since January 1, 2017, the Borrower has completed 495,203 sq. ft. of new, renewal, and expansion leases accounting for $50.79 PSF in underwritten base rent. No tenant comprises more than approximately 9.7% of the total sq. ft. or contributes more than approximately 8.5% of the underwritten base rent.

Major Tenants.

Merrill Lynch (121,986 sq. ft.; 9.7% of NRA; 8.5% of U/W Base Rent) Merrill Lynch Wealth Management (“Merrill Lynch”) (rated A3/A+/A- by Moody’s/Fitch/S&P) (NYSE: BAC) is a wealth management division of Bank of America, headquartered in New York City. Merrill Lynch employs approximately 14,800 financial advisors and manages approximately $2.2 trillion in client assets as of June 30, 2017. Merrill Lynch currently occupies floors 13, 14 and 21 and has additional space on floors 9, 11, 17, 25 and 28. Merrill Lynch occupies its space through October 2022 and has two five-year renewal options. Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

Cooley LLP (112,305 sq. ft.; 9.0% of NRA; 8.1% of U/W Base Rent) Cooley LLP is a law firm practicing corporate anti-trust and trade regulation, capital markets, compensation and benefits, corporate restructuring and bankruptcy, credit finance, debt securities transactions, intellectual property, outsourcing, and tax. The firm caters to aviation, communications, data center, digital media and entertainment, healthcare, insurance, life sciences, semiconductor, and software sectors. The firm was founded in 1920 and is based in Palo Alto, California with additional offices in the United States, Europe and Asia. Cooley currently occupies floors 4, 5, and 6 and occupies additional space on floor 29. It is anticipated that Cooley LLP will vacate upon lease expiry in December 2020. This tenant is underwritten as in-place given the long notice period prior to lease expiration. There is no assurance that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.

Morgan Stanley (91,068 sq. ft.; 7.3% of NRA; 5.8% of U/W Base Rent) Morgan Stanley (rated A3/A/BBB+ by Moody’s/Fitch/S&P) (NYSE: MS), a financial holding company, provides various financial products and services to corporations, governments, financial institutions, and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley was founded in 1935 and is headquartered in New York, New York. Morgan Stanley occupies floors 2, 3, and 7 through January 2028 and has two five-year renewal options. Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

Environmental Matters. The Phase I environmental report dated November 16, 2018 recommended no further action at the 101 California Property.

The Market. According to the appraisal, in the first half of 2018, the San Francisco office market posted net absorption due to continued demand from tech companies of all sizes. In the second quarter of 2018, sublease availabilities decreased from 1.4 million sq. ft. in 2017 to about 971,000 sq. ft. Class A asking rental rates increased over the prior year, while vacancy declined. The second quarter of 2018 brought delivery of 1.3 million sq. ft. of new office space, which was 100.0% preleased by well-known tenants such as Facebook, Dropbox and Pinterest.

In the second quarter of 2018, the city-wide average asking rent rose to $72.30 PSF per year, up 3.1% ($2.14 PSF) year-over-year. Direct Class A average asking rent increased over the quarter (1.9%) and prior year (4.7%) to $77.36 PSF. All asking rents quoted are based on full-service gross leases. The overall vacancy rate was 7.4%, down 1.0% from the prior year, and down 0.20% over the prior quarter. Vacancy in the San Francisco Central Business District was 8.7% while the non-Central Business District vacancy rate was 5.0%.

According to the appraisal, as of the first half of 2018, San Francisco had 3.4 million sq. ft. of office space under construction: 1.8 million sq. ft. in the South Financial District, 1.0 million sq. ft. in the Mission Bay submarket, and 583,000 sq. ft. in the Showplace Square/Potrero Hill submarket. As of November 2018, almost 3.1 million sq. ft. had been completed. In the second quarter of 2018, 1.3 million sq. ft. of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

new 100.0% leased office space was delivered, which included The Exchange at 16th Street (occupied by Dropbox), 181 Fremont Street (occupied by Facebook), 505 Brannan Street (occupied by Pinterest), and 100 Hooper (occupied by Adobe). New construction completions totaled 4.4 million sq. ft. in 2018. Year-to-date leasing activity totaled more than 4.3 million sq. ft. in the second quarter of 2018, up 32.3% over the prior year’s mid-year leasing of nearly 3.3 million sq. ft.

The appraisal identified eight office lease comparables in the San Francisco market with comparable buildings built between 1969 and 2018 and ranging in size from 268,018 sq. ft. to 1.4 million sq. ft. Recently executed leases at the comparable properties ranged in rent between $63.04 and $103.04 PSF with a weighted average of approximately $83.13 PSF. The 101 California Property has a weighted average rent of $52.74, approximately 21.1% lower than the appraisal’s concluded market rent of $66.87.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	2018	U/W	U/W PSF
Base Rental Revenue(2)	$36,017,479	$41,015,186	$48,974,846	$53,202,219	$60,822,812	$48.60
Contractual Rent Steps(3)	0	0	0	0	2,294,441	1.83
Overage / Percentage Rent	6,236	0	0	0	0	0.00
Total Reimbursement Revenue	24,881,134	25,424,877	28,186,007	30,068,778	32,642,890	26.08
Market Revenue from Vacant Units	0	0	0	0	8,109,093	6.48
Parking Revenue	1,998,158	2,036,959	1,921,040	1,972,754	1,972,754	1.58
Other Revenue	567,679	358,480	347,034	306,174	306,174	0.24
Gross Revenue	$63,470,686	$68,835,502	$79,428,927	$85,549,925	$106,148,164	$84.82
Vacancy Loss	0	0	0	0	(8,109,093)	(6.48)
Credit Loss	0	0	0	0	0	0.00
Effective Gross Revenue	$63,470,686	$68,835,502	$79,428,927	$85,549,925	$98,039,071	$78.34
Total Operating Expenses	27,452,121	27,535,387	28,767,057	28,987,593	30,562,252	24.42
Net Operating Income(4)(5)(6)(7)	$36,018,565	$41,300,115	$50,661,870	$56,562,332	$67,476,820	$53.92
Tenant Improvements	0	0	0	0	523,655	0.42
Leasing Commissions	0	0	0	0	523,655	0.42
Replacement Reserves	0	0	0	0	187,722	0.15
Net Cash Flow	$36,018,565	$41,300,115	$50,661,870	$56,562,332	$66,241,788	$52.93

(1)	Underwritten cash flow based on annualized in-place rents as of December 31, 2018, with rent steps through March 31, 2020.

(2)	Cooley LLP is anticipated to vacate at lease expiry in December 2020. This tenant is underwritten as in-place given the long notice period prior to lease expiration. There is no assurance that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.

(3)	Contractual Rent Steps reflect the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	The increase in Underwritten Net Operating Income from 2018 Net Operating Income is primarily attributable to (i) 177,762 sq. ft. in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.

(5)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 sq. ft.), Cooley LLP (11,540 sq. ft.), and Eastdil Secured (9,253 sq. ft.) collectively accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiry of its lease.

(6)	The increase in 2017 Net Operating Income from 2016 Net Operating Income is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 sq. ft.), Paul Hastings (40,889 sq. ft.) and Venable (38,317 sq. ft.), collectively accounting for an increase of approximately $8.0 million in underwritten gross rent.

(7)	The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily attributable to leasing in the second half of 2015 and over the course of 2016, including Cambridge (26,118 sq. ft.), Russell Reynolds (19,108 sq. ft.) and Baker Botts (15,000 sq. ft.), collectively, accounting for an increase of approximately $5.0 million in underwritten base rent.

Property Management.   The 101 California Property is managed by Hines Interests Limited Partnership, a Delaware limited partnership, an affiliate of the Borrower.

Lockbox / Cash Management.   The 101 California Whole Loan is structured with a hard lockbox and springing cash management. Pursuant to a post-closing agreement, within 30 days of the loan origination, the Borrower is required to establish and maintain one or more lender-controlled lockbox accounts (the “Lockbox Account”) into which income from the 101 California Property will be deposited and is required to direct all tenants to remit all payments due under their respective leases to the Lockbox Account . On each business day, the financial institution maintaining the Lockbox Account is required to remit all funds (less any required minimum balance) on deposit in the Lockbox Account directly into one or more operating accounts controlled by the Borrower (the “Operating Account”); provided that during the continuance of an event of default or Trigger Period (as defined below), the financial institution is required to remit such funds directly into a lender-controlled cash management account (the “Cash Management Account”). The Borrower is required to cause all cash revenues relating to the 101 California Property and all other money received by the Borrower or the property manager with respect to the 101 California Property (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Lockbox Account or the Cash Management Account by the end of the second business day following the Borrower’s or the approved property manager’s receipt thereof.

The Borrower is required to maintain an Operating Account at all times. The Borrower is required to cause all amounts payable with respect to operating expenses for the 101 California Property to be paid only from the Operating Account or the Cash Management Account (to the extent required or permitted under the mortgage loan documents) or other accounts that are owned by an approved property manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 California Street San Francisco, CA 94111	Collateral Asset Summary – Loan No. 7 101 California	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.9% 3.22x 12.8%

On each payment date during a Trigger Period, other than during an event of default (unless lender elects to do so), all amounts on deposit in the Cash Management Account are required to be applied in the order of priority as set forth in the mortgage loan agreement.

“Trigger Period” means each period that (a) commences when the debt yield (as calculated in the mortgage loan documents), determined as of the end of the last day of each of two consecutive fiscal quarters, is less than 6.0% and (b) concludes when the debt yield, determined as of the end of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 6.0% (and if certain financial reports are not delivered to the lender as and when required under the mortgage loan agreement, then 10 business days following the Borrower’s receipt of written notice of such failure, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period has commenced or is ongoing).

Initial and Ongoing Reserves.  The mortgage loan documents require the Borrower to maintain and fund the following reserve accounts, each of which are subaccounts of the Cash Management Account:

Cooley Reserve. At loan origination, the Borrower funded an account in an amount equal to $10,000,000 for the purpose of reserving amounts anticipated to be required for payment of leasing commissions, tenant improvements and other leasing costs to relet the space demised to Cooley LLP as of the origination date as and when such space is no longer occupied by Cooley LLP.

Unfunded Obligations Reserve. At loan origination, the Borrower funded an account in an amount equal to $10,474,821.10 for the purpose of reserving for unfunded obligations required to be funded by the Borrower in respect of free or prepaid rent, leasing commissions and common area maintenance reconciliation amounts.

Tax Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into a tax reserve an amount equal to 1/12 of projected annual property taxes.

Insurance Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into an insurance reserve an amount equal to 1/12 of projected annual insurance premiums; provided, that the Borrower is not required to deposit such amount if the Borrower provides the lender with evidence that the Borrower has obtained a blanket insurance policy and no mortgage loan event of default is continuing.

TI/LC Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into a reserve for future tenant improvements and leasing commissions an amount equal to $104,293 (subject to a cap of $2,503,030).

Replacements Reserve. On a monthly basis, during the continuance of a Trigger Period, the Borrower is required to deposit into a reserve for replacements and capital repairs an amount equal to $20,859 (subject to a cap of $500,606).

Current Mezzanine or Subordinate Indebtedness. The 101 California Whole Loan includes the 101 California Junior Notes, which are generally subordinate in right of payment to the Senior Notes and accrue interest at the rate of 4.94773026% per annum.

Future Mezzanine or Subordinate Indebtedness Permitted. The direct or indirect equityholders of the Borrower are permitted to incur mezzanine debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the Borrower so long as, among other things: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 101 California Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date of the 101 California Whole Loan, (c) immediately after giving effect to the closing of such loan, the debt yield (as calculated in the mortgage loan documents) is not less than 8.35%, (d) immediately after giving effect to the closing of such loan, the loan-to-value ratio (as calculated in the mortgage loan documents) may not exceed 51.5%, (e) the maximum principal amount of such loan may not exceed $130.0 million, (f) such loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the mezzanine loan bears a floating rate of interest, the mezzanine loan borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the mezzanine loan and with a reasonable strike price; and (h) rating agency confirmation is obtained.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Credit Assessment
(KBRA) (10):	A(sf)
Borrower Sponsor:	US AcquireCo, Inc.
Borrower:	Beach House Owner, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate:	5.34000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	February 6, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$15,000,000 Pari Passu Debt $62,000,000 Mezzanine Debt
Call Protection(3):	L(25), DorYM1(30), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$159,972	$26,662	NAP
Insurance:	$340,170	$48,596	NAP
FF&E(5):	$2,500,000	$102,890	NAP
Seasonality(6):	$1,000,000	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated(7):	1942 / 2010
Total Rooms(7):	49
Property Management(8):	Self-managed
Underwritten NOI:	$15,390,655
Underwritten NCF:	$14,138,153
Appraised Value:	$214,000,000
Appraisal Date:	November 1, 2018

Historical NOI(9)
Most Recent NOI:	$15,299,510 (T-12 January 31, 2019)
2018 NOI:	$14,761,655 (December 31, 2018)
2017 NOI:	$11,169,714 (December 31, 2017)
2016 NOI:	$8,731,596 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	90.2% (January 31, 2019)
2018 Occupancy:	90.2% (December 31, 2018)
2017 Occupancy:	86.3% (December 31, 2017)
2016 Occupancy:	83.2% (December 31, 2016)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon(4)	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	$15,000,000
Total Senior Notes	$55,000,000	$1,122,449 / $1,122,449	25.7% / 25.7%	5.17x / 4.75x	28.0% / 25.7%	28.0% / 25.7%
Mezzanine Loan	$62,000,000
Total Debt	$117,000,000	$2,387,755 / $2,387,755	54.7% / 54.7%	2.04x / 1.88x	13.2% / 12.1%	13.2% / 12.1%

(1)	The Original Balance and Cut-off Date Balance represent the controlling Note A-1 of the $55.0 million Soho Beach House Whole Loan (as defined below). For additional information on the pari passu companion loans, see “The Loan” herein.
(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of April 6, 2019. Defeasance of the full $55.0 million Soho Beach House Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion note to be securitized and (ii) February 27, 2022. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B10 securitization closing date in April 2019. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” herein.
(5)	Monthly FF&E payments will be $102,890 for the monthly payment dates during the remainder of 2019 and will be recalculated annually in January of each calendar year to an amount equal to one-twelfth of 4% of room and food and beverage revenue for the Soho Beach House Property (as defined below) generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements into the FF&E reserve account.
(6)	Prior to January 1, 2020 and on January 1 of each calendar year thereafter during the term of the Soho Beach House Whole Loan, the lender will reassess the amount necessary to be held in the seasonality reserve account and the lender will require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Property has a debt service coverage ratio of at least 1.25x based on the Soho Beach House Total Loan (as defined below). The borrower is only required to deposit funds into the seasonality reserve on such monthly payment dates to the extent of sufficient excess cash and the balance will accrue and is required to be paid on each subsequent monthly payment date to the extent of excess cash until such balance is reduced to zero.
(7)	The Soho Beach House Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve on the origination date of the Soho Beach House Whole Loan), the borrower expects to convert the penthouse event space into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Soho Beach House Property is expected to have 50 operational guestrooms. The Balance per Room metrics shown above are calculated based on 49 guestrooms.
(8)	Soho House Beach House LLC, an affiliate of the borrower, manages the Soho Beach House Property pursuant to an operating lease. See “Operating Lease” herein.
(9)	The increase in Most Recent NOI from 2016 NOI is primarily due to the increase in members at the Soho Beach House Property. Since year-end 2015, the Soho Beach House Property membership count has grown from 2,919 to 4,640 as of January 2019, which represents an increase of approximately 59.0%.
(10)	KBRA provided the listed assessment for the Soho Beach House Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

The Loan.    The Soho Beach House mortgage loan (the “Soho Beach House Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a mixed use property which is comprised of 49 luxury hotel guestrooms, four food and beverage outlets, event space, a 100-foot pool and a full service spa located in Miami Beach, Florida (the “Soho Beach House Property”). The Soho Beach House Loan is evidenced by the controlling Note A-1 with an original principal and outstanding principal balance as of the Cut-off Date of $40.0 million. The Soho Beach House Loan is part of a whole loan (the “Soho Beach House Whole Loan”) with an original principal and outstanding principal balance as of the Cut-off Date of $55.0 million, which is evidenced by two pari passu notes, each as described below. Only the Soho Beach House Loan will be contributed to the Benchmark 2019-B10 Trust. The non-controlling Note A-2 is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the Soho Beach House Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	Benchmark 2019-B10	Yes
A-2	$15,000,000	$15,000,000	CREFI	No
Whole Loan	$55,000,000	$55,000,000
Mezzanine Loan	$62,000,000	$62,000,000	(1)	No
Total	$117,000,000	$117,000,000

(1) The Soho Beach House Mezzanine Loan (as defined below) is currently held by Nonghyup Bank, Acting in its capacity as the Trustee Of Kim Miami Hotel Private Placement Real Estate Investment Trust No. 2.

The Soho Beach House Whole Loan, with an original principal balance of $55.0 million, has a 59-month term and will be interest only for the term of the loan. The Soho Beach House Whole Loan accrues interest at a fixed rate equal to 5.34000% per annum. Proceeds of the Soho Beach House Whole Loan, along with $62.0 million of mezzanine debt (collectively, the “Soho Beach House Total Loan”) were used to retire existing debt of approximately $81.0 million, fund approximately $4.0 million in upfront reserves, pay closing costs of approximately $3.4 million and return approximately $28.5 million of equity to the borrower sponsor. The Cut-off Date LTV and Balloon LTV of 25.7% are calculated based on the “As Is” appraised value as of November 1, 2018 of $214.0 million. The most recent prior financing of the Soho Beach House Property was included in the WFCM 2014-LC16 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,000,000	47.0%	Loan Payoff	$81,046,527	69.3%
Mezzanine Loan	$62,000,000	53.0	Upfront Reserves	4,000,142	3.4
			Closing Costs	3,449,397	2.9
			Return of Equity	28,503,934	24.4
Total Sources	$117,000,000	100.0%	Total Uses	$117,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, Beach House Owner, LLC, is a single purpose Delaware limited liability company and structured to be a bankruptcy-remote entity with at least two independent directors. The borrower sponsor and guarantor of certain non-recourse carveouts is US AcquireCo, Inc. US AcquireCo, Inc. is a fully owned subsidiary of Soho House & Co. Limited (“Soho House”). Soho House is majority owned and controlled by the private equity group The Yucaipa Companies.

The Property. The Soho Beach House Property consists of one seven-story building, which was originally built in 1942 as a 107-room Art Deco hotel and fully renovated in 2010, as well as an additional 16-story building built in 2010. Together, the two buildings currently offer 49 luxury hotel guestrooms, four food and beverage outlets which offer a total of 340 seats, meeting and event space, a 100-foot pool on the main level, a plunge pool on the eighth floor at the Ocho Taqueria & Tequila Bar and a full service spa, located on approximately 0.7 acres in Miami Beach, Florida. The Soho Beach House Property is located on the east side of Collins Avenue adjacent to 44th Street and approximately 11.6 miles from the Miami International Airport.

The Soho Beach House Property is a mixed use property with approximately 4,640 paying members as of January 2019 who each pay an annual membership fee for access to the Soho Beach House Property’s various offered amenities. The Soho Beach House Property also serves as a full service hotel for members, members’ guests and the public. The seven-story building offers a guestroom mix of 19 bay and side-facing rooms (350-580 sq. ft. per room) and 16 beachside rooms (650-710 sq. ft. per room) while the 16-story building offers six full floor beachside rooms with private terraces (1,515 sq. ft. per room), eight medium beachside rooms with private terraces (650-815 sq. ft. per room) and one penthouse room offering panoramic ocean views, a private pool and an outdoor balcony (1,500 sq. ft.). The penthouse room was previously used as private event space and is expected to be converted into a penthouse guestroom as part of the planned renovations that are expected to be completed in 2019. Food and beverage offerings located at the Soho Beach House Property include Cecconi’s Restaurant (the main restaurant located in the courtyard on the ground floor), Club Bar (design inspired by 1940’s Cuba), Beach Bar (an outdoor bar located at the end of the main pool) and Ocho Taqueria & Tequila Bar (located on the rooftop of the eighth floor featuring a plunge pool and views of the ocean and Miami skyline). Other amenities offered at the Soho Beach House Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

include a fitness center, a private dining room, a main outdoor pool that offers waiter service with a maximum occupancy of 300 people and a film screening room that seats up to 40 people. The Soho Beach House Property also offers a beach club where members, their guests, and those staying at the Soho Beach House Property have exclusive access to a 570-seat private beach space that also offers waiter service.

Since 2011, the borrower sponsor has invested approximately $17.6 million in capital expenditures with approximately $6.1 million of that total being spent in the years 2016 through 2018. Among the recent capital expenditures, the borrower sponsor upgraded the beach area, replaced the signage and awning at Cecconi’s Restaurant and the Club Bar and fully renovated the main pool and the Beach Bar. The Soho Beach House Property is expected to undergo an approximately $5.3 million renovation which is expected to be completed before the end of 2019. The planned renovation for 2019 includes major items such as renovating the Club Bar and public bathrooms, various guestroom upgrades, converting the penthouse space to a guestroom and refurbishments to the Ocho Taqueria & Tequila Bar. The 2019 planned renovation is not required under the Soho Beach House Whole Loan documents, however, the borrower deposited $2.5 million into the FF&E reserve account on the origination date of the Soho Beach House Whole Loan which can be used for budgeted or lender approved capital expenditures, property improvements and replacement FF&E.

Total revenue at the Soho Beach House Property consists of five main components: food and beverage (49.0% of U/W Revenues), membership sales (23.6% of U/W Revenues), guestroom revenue (18.1% of U/W Revenues), parking and other sales (5.9% of U/W Revenues) and spa sales (3.4% of U/W Revenues).

According to a September 2018 hospitality research report, the Soho Beach House Property had an 87.4% occupancy rate, $540.26 ADR and a RevPar of $472.05. According to the appraisal, estimated demand segmentation at the Soho Beach House Property is 80% leisure, 15% meeting and group and 5% commercial.

Historical Occupancy, ADR, RevPAR(1)
	Soho Beach House Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016(3)	82.1%	$536.75	$440.56	72.1%	$421.45	$303.86	113.8%	127.4%	145.0%
2017(3)	83.7%	$511.32	$428.11	73.2%	$435.76	$318.85	114.4%	117.3%	134.3%
T-12 September 2018(4)	87.4%	$540.26	$472.05	75.7%	$466.50	$353.23	115.4%	115.8%	133.6%

(1)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Soho Beach House Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to the December 2017 and September 2018 hospitality research reports, the Soho Beach House Property’s competitive set included Fontainebleau Miami Beach, Edition Miami Beach, The Confidante Miami Beach, The Setai, W Hotel South Beach, 1 Hotel South Beach and Faena Hotel Miami Beach.
(3)	Source: December 2017 hospitality research report.
(4)	Source: September 2018 hospitality research report.

Membership Sales. All Soho House membership contracts are 12-month contracts with annual renewals and are billed quarterly. Soho House currently offers four different types of membership contracts: (a) access to every Soho House globally (“Every House”) ($3,300 annual fee), (b) Local Soho House access only (“Local House”) ($2,160 annual fee), (c) Every House under the age of 27 ($1,650 annual fee) and (d) Local House under the age of 27 ($1,080 annual fee). The Every House membership contract provides access to all of Soho House’s clubs around the world with the exception of Little Beach House Malibu which requires an additional Malibu Plus membership. The Local House membership contract allows access only to the Soho House club where the membership application was submitted. There is no corporate allocation of membership revenue to other Soho Houses. All (100%) of the fees from members who applied to and join Soho House club via a local Soho House flow through that specific house’s operating statements, regardless of whether the membership is Every House or Local House. As of January 2019, the Soho Beach House Property had 4,640 members.

Soho Beach House Membership	2013	2014	2015	2016	2017	Jan 2019
Total Members	2,293	2,506	2,919	3,297	3,943	4,640

Operating Lease. The Soho Beach House Property is managed pursuant to a triple net operating lease with Soho House Beach House LLC, an affiliate of the borrower, as operating tenant, that expires in December 2029, subject to two 5-year renewal options exercisable by the operating tenant. The lender received an equity pledge in the operating tenant and upon the occurrence and existence of an event of default, the lender has the right to foreclose on that pledge and control the operating tenant. Pursuant to the operating lease, the operating tenant is required to pay the borrower $6,791,909 annually in equal monthly installments (the Underwritten NCF for the Soho Beach House Property is based on the underlying revenues and not on such operating lease payment) into a restricted account in the borrower’s name and controlled by the lender. The operating tenant is required to deposit all revenue generated by the Soho Beach House Property into the lender-controlled restricted account (which requirement is offset by the required operating lease payments described above). In connection with the operating lease, Soho House & Co. Limited and US AcquireCo, Inc. delivered guarantees to the borrower for the payment of all sums due by operating tenant and performance of all obligations of the operating tenant under the operating lease. The operating lease guarantees are part of the collateral for the Soho Beach House Whole Loan. The operating tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

and the guarantors entered into a subordination agreement with the lender pursuant to which the operating lease is subordinated to the mortgage loan and the operating lease guarantors acknowledge that the lender may exercise all of the borrower’s rights and remedies under the operating lease guarantees after an event of default under the Soho Beach House Whole Loan documents, transfer the property or foreclose on the operating tenant equity pledge.

The Soho Beach House Property is not currently subject to a franchise agreement. The operating lessee pledged its interest under a Soho House license agreement to the borrower under a security agreement, pursuant to which the operating tenant operates the Soho Beach House Property as a Soho House. If the Soho Beach House Property were to be subject to a franchise agreement in the future, a Trigger Period would also occur upon the occurrence of certain events, including certain default, termination or insolvency events specified in the Soho Beach House Whole Loan documents. It is a restricted transfer under the Soho Beach House Whole Loan documents for the Soho Beach House Property to be subjected to a franchise agreement without the lender’s consent.

Environmental Matters. The Phase I environmental report dated November 7, 2018 recommended no further action at the Soho Beach House Property other than the implementation of an asbestos operations and maintenance plan, which has been established.

The Market. The Soho Beach House Property is located in Miami Beach, Florida, approximately 11.6 miles east of Miami International Airport. Miami International Airport is served by over 80 airlines with flights to approximately 150 global destinations and, in 2017, served over 44.0 million passengers. The Soho Beach House Property is located approximately 1.9 miles from the Miami Beach Convention Center, which holds over 1.0 million sq. ft. of flexible space and currently hosts major annual shows such as the South Florida International Auto Show, Miami International Boat Show, Art Basel Miami Beach, Cruise Shipping Miami and national corporate meetings for organizations such as SAP America, Nike, Microsoft, Best Buy and IBM. Port Miami, a cruise port with nearly 5.3 million multi-day cruise passenger movements in 2017, is located approximately 7.1 miles from the Soho Beach House Property. The Panama Canal was expanded in 2016 to add a wider traffic lane and to double its capacity to accommodate large container ships. Since the expansion, Port Miami has invested more than $1.0 billion in infrastructure improvements such as deep dredging and investment in new cranes so that it can accommodate the increased volume of large container ships. Miami Beach is located within Miami-Dade County and, according to the appraisal, Miami-Dade County had a year-end 2018 population of approximately 2.8 million.

According to the appraisal, the Soho Beach House Property is located within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Miami MSA is home to approximately 5.6 million people, making it the fourth largest metropolitan statistical area in the United States behind New York, Los Angeles and Chicago. The Miami MSA is home to the headquarters or regional offices of national companies such as Carnival Cruise Lines, Royal Caribbean, Bank of America, Burger King, CitiBank and American Airlines. According to the appraisal, Miami had approximately 15.9 million visitors in 2017, 58.5% of whom chose Miami Beach as their area of lodging. The Miami MSA has consistently ranked as one of the top five lodging markets in the United States because of its combination of beaches, nightlife, restaurants, retail shops, golf courses and national parks.

The appraisal noted one hotel (Cadillac Hotel & Beach Club, a Marriott Autograph Collection hotel) with 357 rooms that opened in August 2018 and is expected to have some degree of competitive interaction with the Soho Beach House Property. The appraisal concluded the hotel as being 25% competitive to the Soho Beach House Property. As of year-end 2017, approximately 72% of occupied room nights at the Soho Beach House Property came from Soho House member referrals while the remaining 28% of occupied room nights came from the general public.

The appraisal determined competitive set demand segmentation including the Soho Beach House Property as 7% commercial, 70% leisure and 24% group. The demand segmentation and estimated occupancy, ADR and RevPAR for the competitive set as of year-end 2017 is presented in the table below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Demand Segmentation(1)(2)
Property	Rooms	Commercial	Leisure	Group	Estimated 2017 Occupancy	Estimated 2017 ADR	Estimated 2017 RevPAR
Soho Beach House Property	49(3)	5%	80%	15%	86.3%	$519.19	$447.89
Fontainebleau Miami Beach	1,440	5%	65%	30%	70.0 - 75.0%	$330 - $335	$230 - $235
The Confidante Miami Beach	354	10%	70%	20%	75.0 - 80.0%	$385 - $390	$290 - $295
Faena Hotel Miami Beach	179	5%	70%	25%	70.0 - 75.0%	$600 - $605	$430 - $435
The Miami Beach EDITION	294	10%	70%	20%	75.0 - 80.0%	$540 - $545	$410 - $415
1 Hotel South Beach	448	5%	75%	20%	70.0 - 75.0%	$515 - $520	$370 - $375
W South Beach	347	10%	75%	15%	80.0 - 85.0%	$540 - $545	$440 - $445
The Setai Miami Beach	137	5%	85%	10%	75.0 - 80.0%	$620 - $625	$470 - $475
Total / Wtd. Avg.	3,248	7%	70%	24%	73.3%	$437.23	$320.44

(1)	Source: Appraisal.
(2)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Soho Beach House Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	The Soho Beach House Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve on the origination date of the Soho Beach House Whole Loan), the borrower expects to convert the penthouse event space into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Soho Beach House Property is expected to have 50 operational guestrooms.

Select Florida Hotel Sales(1)
Property	Date	City	Sale Price	Rooms	Property Sq. Ft.	Property Sq. Ft. per Room	Sale Price per Room	Sale Price per Property Sq. Ft.
Soho Beach House Property(2)		Miami Beach	$214,000,000(3)	49(4)	101,933	2,080	$4,367,347(3)	$2,099
Oceans Edge Marina	Jul-17	Key West	$175,000,000	175	45,360	259	$1,000,000	$3,858
Loews Don CeSar Hotel	Jan-17	St. Pete Beach	$214,000,000	347	254,745	734	$616,715	$840
SLS South Beach	Jun-15	Miami Beach	$125,000,000	140	97,973	700	$892,857	$1,276
Ritz-Carlton Key Biscayne	Jun-15	Key Biscayne	$492,900,000	302	386,744	1,281	$1,632,119	$1,274
Waldorf Astoria Casa Marina Resort	May-15	Key West	$348,000,000	311	197,516	635	$1,118,971	$1,762
Waldorf Astoria The Reach Resort	May-15	Key West	$127,000,000	150	131,773	878	$846,667	$964
La Playa Resort	May-15	Naples	$185,500,000	189	182,287	964	$981,481	$1,018
The Marker	May-15	Key West	$96,250,000	96	37,890	395	$1,002,604	$2,540
St. Regis Bal Harbour	Jan-14	Miami Beach	$213,000,000	192	NAV	NAV	$1,109,375	NAV
Fountainebleau Miami	Dec-13	Miami Beach	$1,278,500,000	1504	835,830	556	$850,066	$1,530
Avg. / Wtd. Avg. (excluding the Soho Beach House Property)(5)			$325,515,000	341	478,894	717	$1,020,431	$1,567

(1)	Source: Appraisal.
(2)	The Soho Beach House Property has the highest Property Sq. Ft. per Room and lowest number of Rooms among the sample shown above due to its focus on primary revenue streams. Together, food and beverage and membership sales account for approximately 72.6% of total revenue at the Soho Beach House Property while room revenue accounts for approximately 18.1%.
(3)	Based on the “as-is” appraised value for the Soho Beach House Property as of November 1, 2018.
(4)	The Soho Beach House Property currently has 49 guestrooms. As part of the borrower sponsor’s planned renovations at the Soho Beach House Property for 2019 (for which the borrower deposited $2,500,000 into the FF&E reserve account on the origination date of the Soho Beach House Whole Loan), the penthouse event space is expected to be converted into a 1,500 sq. ft. guestroom. The upfront deposit of $2,500,000 is for budgeted or lender approved capital expenditures, property improvements and replacement FF&E at the Soho Beach House Property (funds on deposit may be released to the borrower upon satisfaction of specified disbursement conditions) and is not specifically earmarked for the penthouse renovation (estimated by the appraisal to cost approximately $765,000). Upon completion of the 2019 planned renovation, the Soho Beach House Property is expected to have 50 operational guestrooms.
(5)	Wtd. Avg. is weighted based on Sale Price.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W per Room
Rooms(1)	49	47	48	48	48
Occupancy	83.2%	86.3%	90.2%	90.1%	90.1%
ADR	$532.90	$519.19	$536.17	$533.06	$533.06
RevPAR	$443.48	$447.89	$483.80	$480.53	$480.53

Room Revenue	$7,909,902	$7,725,615	$8,519,166	$8,460,152	$8,460,152	$169,203
Food & Beverage	19,725,899	20,182,027	22,545,512	22,852,410	22,852,410	$457,048
Membership Sales(2)	6,911,985	8,382,549	10,826,553	11,008,006	11,008,006	$220,160
Other Revenue(3)	2,662,165	2,012,954	2,395,152	2,741,190	2,741,190	$54,824
Spa Sales	1,435,795	1,483,021	1,603,805	1,601,102	1,601,102	$32,022
Total Revenue	$38,645,744	$39,786,166	$45,890,188	$46,662,860	$46,662,860	$933,257
Departmental Expenses	19,426,923	18,530,747	19,943,742	20,061,086	20,061,086	$401,222
Undistributed Expenses	9,102,488	8,924,013	9,965,474	10,072,856	10,217,815	$204,356
Gross Operating Profit	$10,116,333	$12,331,406	$15,980,972	$16,528,918	$16,383,959	$327,679
Property Taxes	384,737	361,283	376,335	376,335	421,590	$8,432
Property Insurance	1,000,000	800,409	842,982	853,073	571,714	$11,434
Net Operating Income(2)	$8,731,596	$11,169,714	$14,761,655	$15,299,510	$15,390,655	$307,813
FF&E(4)	1,105,432	1,116,306	1,242,587	1,252,503	1,252,503	$25,050
Net Cash Flow	$7,626,164	$10,053,408	$13,519,068	$14,047,007	$14,138,153	$282,763

(1)	The borrower sponsor’s operating statements report available rooms based on the weighted average available rooms at the Soho Beach House Property per year after factoring in rooms that were offline due to renovation. Due to the historical ongoing room renovations that have taken place at the Soho Beach House Property, the room numbers presented above vary and do not equal the 50 guestrooms that will be available at the Soho Beach House Property after completion of the penthouse event space conversion to a guestroom. U/W Rooms is based on the T-12 1/31/2019 weighted average available rooms of 48.
(2)	The increase in Net Operating Income from 2016 through T-12 1/31/2019 is primarily due to the increase in members at the Soho Beach House Property. Since year-end 2015, the Soho Beach House membership count has grown from 2,919 to 4,640 as of January 2019, which represents an increase of approximately 59.0%.
(3)	Other Revenue represents revenue from parking (valet parking managed by USA Parking, a third party), private space rental, beach bed rentals, cigarette sales, cigar sales and miscellaneous income.
(4)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Soho Beach House Property is self-managed by Soho House Beach House LLC pursuant to the operating lease described above. Soho House has a current membership base of over 77,000 members world-wide across 22 houses and 713 guestrooms. Soho House also operates ten standalone restaurants and three standalone spas across the world.

Lockbox / Cash Management. The Soho Beach House Whole Loan is structured with a hard lockbox and in-place cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and the operating tenant are required to deposit all other payments into the clearing account immediately. All amounts on deposit in the clearing account are required to be swept on each business day into a lender-controlled cash management account. Funds on deposit in the lender-controlled cash management account are required to be disbursed in accordance with the Soho Beach House Whole Loan documents which, provided no event of default has occurred and is continuing, will be required to be distributed generally in the following order: custodial funds, tax account, insurance account (if applicable), debt service payments, FF&E payments, any amounts due to the lender, operating expenses, mezzanine debt service payments, and the seasonality account; and, upon the occurrence and during the continuance of a Trigger Period (as defined below), funds sufficient to pay operating expenses are required to be deposited directly into the lender-controlled operating expense account for such monthly payment date and all excess cash is swept into a lender-controlled cash management account.

A “Trigger Period” will (i) commence upon the first to occur of (a) an event of default under the mortgage or mezzanine loan documents, (b) the debt service coverage ratio falling below 1.25x based on the interest-only payments calculated (for the immediately preceding twelve month period) based on the Soho Beach House Total Loan, (c) any default, termination or receipt by the borrower of a notice of termination of the operating lease, (d) the total number of qualified Soho House members enrolled at the Soho Beach House Property is less than 4,000, (e) the failure to operate the Soho Beach House Property as a Soho House as provided in the Soho Beach House Whole Loan documents, (f) the occurrence of a bankruptcy event with respect to borrower or the operating tenant, (g) the occurrence of a bankruptcy event or any material breach or indebtedness default with respect to the guarantor or Soho House and (h) the occurrence of a reporting failure and such failure continues for a period of ten days after delivery of written notice to the borrower of such failure and (ii) expire (so long as a Trigger Period does not exist for any other reason) upon (1) with regard to any Trigger Period commenced in connection with clause (a) above, the cure (if applicable) of such event of default, (2) with regard to any Trigger Period commenced in connection with clause (b) above, the debt service coverage ratio based on the interest-only payments due with respect to the Soho Beach House Total Loan being equal to or greater than 1.30x for two consecutive calendar quarters and (3) with regard to any Trigger Period commenced in connection with clause (c) through (h) above, the applicable cure as detailed in the Soho Beach House Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4385 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 8 Soho Beach House	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.7% 4.75x 28.0%

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $159,972 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to $26,662, into a tax reserve.

Insurance Reserve. At loan origination, the borrower deposited $340,170 into an insurance reserve account. The borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums, which is estimated to be $48,596.

FF&E Reserve. At loan origination, the borrower deposited $2,500,000 into an FF&E reserve account. The borrower is required to make monthly deposits into the FF&E reserve account equal to 1/12 of 4.0% of room and food and beverage revenue for the Soho Beach House Property generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements. The monthly FF&E reserve amount currently equates to approximately $102,890 but will be adjusted annually in January of each calendar year.

Seasonality Reserve. At loan origination, the borrower deposited $1,000,000 into a seasonality reserve account. Prior to January 1, 2020 and January 1 of each calendar year thereafter during the term of the Soho Beach House Whole Loan, the lender will reassess the amount necessary to be held in the seasonality reserve account and the lender will require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Property has a debt service coverage ratio of at least equal to 1.25x based on the interest-only payments calculated (for the immediately preceding twelve month period) based on the Soho Beach House Total Loan. The borrower is only required to deposit funds into the seasonality reserve to the extent of sufficient excess cash and the balance will accrue and is required to be paid on each subsequent monthly payment date to the extent of excess cash until such balance is reduced to zero.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the funding of the Soho Beach House Whole Loan, Nonghyup Bank, Acting in its capacity as the Trustee Of Kim Miami Hotel Private Placement Real Estate Investment Trust No. 2, funded a $62,000,000 Mezzanine Loan (the “Soho Beach House Mezzanine Loan”) to Beach House Holdco., LLC, a Delaware limited liability company. The Soho Beach House Mezzanine Loan accrues interest at a rate of 7.25000% per annum and requires interest-only payments through the maturity date of February 6, 2024. The rights of the lender of the Soho Beach House Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Samuel G. Weinberg
Borrower:	Wenat Realty Associates L.P.
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate:	5.15000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2029
Amortization:	Interest Only
Additional Debt(1):	$50,000,000 Pari Passu Debt
Call Protection:	L(26), DorYM1(91), O(3)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(2)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Core and Shell Work Reserve:	$6,792,677	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Gallery
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2018 / NAP
Total Sq. Ft.:	74,563
Property Management:	Self-managed
Underwritten NOI:	$8,106,464
Underwritten NCF:	$7,636,208
Appraised Value(3):	$180,000,000
Appraisal Date:	May 1, 2019

Historical NOI(4)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy(5):	100.0% (April 6, 2019)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	$50,000,000
Whole Loan	$90,000,000	$1,207 / $1,207	50.0% / 50.0%	1.73x / 1.62x	9.0% / 8.5%	9.0% / 8.5%

(1)	The Original Balance and Cut-off Date Balance of $40.0 million represents the non-controlling Note A-2 of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $90.0 million. For additional information on the pari passu companion loans, see “The Loan” below.
(2)	See “Initial and Ongoing Reserves” below.
(3)	The Appraised Value represents the prospective market value upon stabilization as of May 1, 2019, which assumes that the interior build-out of the space is completed for the Pace Gallery HQ Property (as defined below). At origination, the lender reserved $6,792,677 for outstanding core and shell work to be completed by the borrower at the Pace Gallery HQ Property (the “Core and Shell Work”). The borrower sponsor also posted a $19,000,000 letter of credit, which is required to be released upon the lender’s receipt of (i) an estoppel certificate from The Pace Gallery LLC (“Pace Gallery”) stating that the Core and Shell Work has been completed in accordance with the terms of the Pace Gallery lease and (ii) a true and correct copy of a valid, unexpired, temporary certificate of occupancy for the entire Pace Gallery HQ Property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $180,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the “as-is” appraised value of $170,000,000, are both 52.9%.
(4)	The Pace Gallery HQ Property was built in 2018, therefore no historical information is available.
(5)	The sole tenant at the Pace Gallery HQ Property took possession of its space and began paying full, unabated rent on December 15, 2018. Pace Gallery is completing the build-out of its space and is anticipated to take occupancy in May 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

The Loan.    The Pace Gallery HQ mortgage loan (the “Pace Gallery HQ Loan”) is part of a whole loan (the “Pace Gallery HQ Whole Loan”) evidenced by two pari passu notes that are secured by a first mortgage lien encumbering the borrower’s fee simple interest in a newly developed building, which contains Class A office and gallery space, located in the Chelsea neighborhood of New York, New York (the “Pace Gallery HQ Property”). The Pace Gallery HQ Loan, which is evidenced by the non-controlling Note A-2, has an original principal balance and outstanding principal balance as of the Cut-off Date of $40.0 million.

The relationship between the holders of the Pace Gallery HQ Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$40,000,000	$40,000,000	Benchmark 2019-B10	No
Note A-1	$50,000,000	$50,000,000	GSMS 2019-GC38	Yes
Total	$90,000,000	$90,000,000

The Pace Gallery HQ Whole Loan, which accrues interest at an interest rate of 5.15000% per annum has an original principal balance and an outstanding principal balance as of the Cut-off Date of $90.0 million. The Pace Gallery HQ Whole Loan had an initial term of 120 months, has a remaining term of 118 months and is interest-only for the term of the loan. The proceeds of the Pace Gallery HQ Whole Loan were primarily used to refinance prior debt secured by the Pace Gallery HQ Property, return equity to the borrower sponsor, fund upfront reserves and pay origination costs. Based on the “As Stabilized” appraised value of $180.0 million as of May 1, 2019, the Whole Loan Cut-off Date LTV Ratio is 50.0%.

The most recent prior financing of the Pace Gallery HQ Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$58,297,079	64.8%
			Return of Equity	23,870,301	26.5
			Upfront Reserves	6,792,677	7.5
			Closing Costs	1,039,942	1.2
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is Wenat Realty Associates L.P., a New York limited partnership and single purpose entity with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Samuel G. Weinberg, who serves as the President and CEO of Weinberg Properties. Weinberg Properties, founded in 1925, is a full service real estate owner and developer based in New York City, which currently owns other commercial properties in Manhattan such as 360 East 57th Street (a multifamily building known as The Morrison), 537-541 West 24th Street, 160 Leroy Street and 7 West 46th Street.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Pace Gallery	NR/NR/NR	74,563	100.0%	$116.04	100.0%	12/14/2038
Total		74,563	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Includes approximately $252,000 of contractual rent steps through December 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	74,563	100.0%	74,563	100.0%	$116.04	100.0%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	1	74,563	100.0%			$116.04	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)	Includes approximately $252,000 of contractual rent steps through December 2019.

The Pace Gallery HQ Property is a newly developed Class A office and art gallery building totaling 74,563 sq. ft. located at 540 West 25th Street in New York City. The Pace Gallery HQ Property is comprised of an eight-story office building with art gallery space that is situated mid-block, on the south side of 25th Street, between Tenth and Eleventh Avenues. The Pace Gallery HQ Property is located within the Arts District within the Chelsea neighborhood of Manhattan. The Pace Gallery HQ Property is 100.0% leased to and upon completion will serve as the global headquarters for Pace Gallery, which, according to a travel magazine, is a leading contemporary art gallery. Although Pace Gallery is not yet operating out of the Pace Gallery HQ Property, the borrower sponsor has delivered the space to the tenant, and Pace Gallery has taken full possession of its space, is currently completing its initial build-out, and is paying full, unabated annual rent of $8.4 million (representing an underwritten base rent of $112.66 per sq. ft. on a triple-net basis). An initial certificate of occupancy has not yet been issued for the Pace Gallery HQ Property and, based solely upon a letter by the borrower’s architect issued in connection with the origination of the Pace Gallery HQ Whole Loan, upon completion of Pace Gallery’s outstanding interior work and the borrower’s core and shell work, in each case, in accordance with the plans and specifications for such work, the Pace Gallery HQ Property will be eligible to receive a certificate of occupancy. Pursuant to its lease, Pace Gallery is responsible for obtaining the certificate of occupancy for the Pace Gallery HQ Property upon completion of its interior work and the Pace Gallery HQ Whole Loan documents require the borrower to obtain or cause to be obtained a certificate of occupancy. The Pace Gallery HQ Whole Loan documents provide for a non-recourse carveout for losses in connection with (A) the failure to obtain a temporary or permanent final certificate of occupancy for the Pace Gallery HQ Property or (B) in the event a temporary certificate of occupancy for the Pace Gallery HQ Property is been issued, the expiration of such temporary certificate of occupancy without the simultaneous issuance of either a renewal temporary certificate of occupancy or a permanent certificate of occupancy.

The Pace Gallery HQ Property has column-free, multi-use floor plates. The construction includes black volcanic stone and a glass curtain façade that wraps around the entire building and provides all floors with floor-to-ceiling windows. The ground and second floors have a custom lighting system that automatically adjusts the ambient light to complement the works on display. Additionally, the ground floor features 18-foot ceilings and serves as the primary showroom space while the upper floors feature 10- to 19-foot ceilings and consist of a mix of office and gallery space. As of December 31, 2018, Pace Gallery had completed approximately $5.5 million of interior work and is responsible for any remaining costs of completing the interior build-out.

Sole Tenant.

Pace Gallery (74,563 sq. ft.; 100.0% of NRA; 100.% of U/W Base Rent): Pace Gallery, is a contemporary art gallery that represents over 70 artists and estates worldwide. The gallery started on Boston’s Newbury Street in 1960 and moved to New York City in 1963. The Pace Gallery moved to its current location at 537 West 24th Street, in West Chelsea, in 2001 and has remained in the same space for nearly 20 years while subsequently expanding into two additional locations in New York City as well as outposts in Palo Alto, London, Beijing, Hong Kong, Seoul and Geneva. Upon completion of its interior build-out, Pace Gallery is expected to consolidate its three current New York City locations into its global headquarters at the Pace Gallery HQ Property. The Pace Gallery lease includes a $20.0 million security deposit, which is currently in the form of an evergreen letter of credit issued by JPMorgan Chase Bank, N.A. Upon the Pace Gallery taking occupancy and completing its build-out, the security deposit letter of credit reduces to $10.0 million. As of December 31, 2017, Pace Gallery reported a total net worth of approximately $110.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Environmental Matters. The Phase I environmental report dated December 18, 2018 recommended no further action at the Pace Gallery HQ Property.

The Market. The Pace Gallery HQ Property is located at 540 West 25th Street between 10th and 11th Avenue and, according to the appraisal, is located within the Chelsea office submarket (of the greater Midtown South office market). According to the appraisal, as of the third quarter of 2018, the Chelsea office submarket had an office inventory of approximately 25.1 million sq. ft., a 6.6% vacancy rate and average asking rents of $74.16 per sq. ft. According to the appraisal, average asking rents for directly comparable office leases for newly constructed space range from $106.51 per sq. ft. to $185.00 per sq. ft., representing a significant premium for newly constructed space when compared to existing office space in the Chelsea office submarket. See the “Comparable Leases” chart below for detail on leases that are considered directly comparable to the Pace Gallery lease by the appraisal. The appraisal concluded a gross market rent for the Pace Gallery HQ Property of $175.00 per sq. ft. for grade level retail space, $150.00 per sq. ft. for the office space located on floors two through five and $155.00 per sq. ft. for the office space located on floors seven and eight (there is no market rent conclusion for floor six because it represents the outdoor terrace), based on a modified gross lease structure and estimated lease term of 15 years. The weighted average in place underwritten gross rent at the Pace Gallery HQ Property is equal to $146.33 per sq. ft.

The Pace Gallery HQ Property is located within the New York-Jersey City-White Plains metropolitan statistical area (the “New York MSA”). According to the appraisal, the New York MSA has a population of approximately 14.4 million and a year-end 2018 median household income of $67,700. Access to the Pace Gallery HQ Property is provided by subway, train and a highway. The closest subway station is four blocks to the southeast and services the A, C and E subway lines. Pennsylvania Station, located approximately seven blocks from the Pace Gallery HQ Property, is located one subway stop north of the aforementioned subway station and provides access to the 1, 2, 3 subway lines as well as NJ Transit and the Long Island Railroad. The Pace Gallery HQ Property is located on the west side of Manhattan on 25th Street, providing accessibility to both the Holland and Lincoln Tunnels.

Comparable Leases(1)
Property Name	Property Type	Leased Area (sq. ft.)	Largest Tenant	Lease Type	Lease Start	Lease Term (Yrs.)	Gross Rent PSF
Pace Gallery HQ(2)	Mixed Use	74,563	Pace Gallery	Modified Gross	Dec-18	20.0	$146.33
Confidential (SoHo)	Office	63,346	Confidential	Modified Gross	Jan-19	15.0	$160.00
0 Bond Street	Office	13,144	Sartiano	Modified Gross	Oct-18	16.1	$106.51
424 Fifth Avenue	Office	192,751	WeWork	Net (Grossed Up)	Sep-18	15.9	$112.88
888 Broadway	Office	37,607	Netflix	Modified Gross	Sep-18	15.0	$130.00
61 Ninth Avenue	Office	142,342	Aetna	Net (Grossed Up)	July-18	12.3	$137.27
412 West 15th Street	Office	6,092	Copenhagen Infrastructure Partners	Modified Gross	Mar-18	7.5	$145.00
412 West 15th Street	Office	11,474	Tikehau Capital	Modified Gross	Feb-18	10.0	$185.00
860 Washington Street	Office	13,069	SoFi	Modified Gross	Mar-17	11.0	$155.00
860 Washington Street	Office	21,979	Delos Living LLC	Modified Gross	Oct-15	10.4	$150.00
545 West 20th Street	Retail	4,400	Garth Greenan Gallery	Modified Gross	June-16	10.0	$140.00
543 West 23rd Street	Retail	1,420	Morgan Lehamn Gallery	Modified Gross	June-16	10.0	$130.00
508 West 24th Street	Retail	4,812	Cara Gallery	Modified Gross	May-16	10.0	$155.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2019.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$8,652,000	$116.04
Reimbursements	2,258,718	$30.29
Gross Potential Rent	$10,910,718	$146.33
Less: Vacancy(3)	(545,536)	($7.32)
Effective Gross Income	$10,365,183	$139.01
Total Variable Expenses	200,000	$2.68
Total Fixed Expenses	2,058,718	$27.61
Net Operating Income	$8,106,464	$108.72
Capital Expenditures	14,913	$0.20
TI/LC	455,343	$6.11
Net Cash Flow	$7,636,208	$102.41

(1)	The Pace Gallery HQ Property was built in 2018, therefore no historical information is available.
(2)	U/W Base Rent is based on the underwritten rent roll dated January 1, 2019 and includes approximately $252,000 of contractual rent steps through December 2019.
(3)	U/W Vacancy represents the economic vacancy of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Property Management.   The Pace Gallery HQ Property is self-managed by the borrower.

Letter of Credit. In connection with the origination of the Pace Gallery HQ Whole Loan, the borrower sponsor posted an evergreen letter of credit, issued by Citibank, N.A., in the amount of $19,000,000, which is required to be released, provided no event of default under the Pace Gallery HQ Whole Loan has occurred and is continuing, upon the lender’s receipt of (i) an estoppel certificate from Pace Gallery stating the Core and Shell Work has been completed in accordance with the terms of the Pace Gallery lease and (ii) a true and correct copy of a valid, unexpired, temporary certificate of occupancy for the Pace Gallery HQ Property.

Lockbox / Cash Management.     The Pace Gallery HQ Whole Loan documents require a springing hard lockbox account with springing cash management. Upon the occurrence and during the continuance of a Pace Gallery HQ Trigger Period (as defined below), the borrower is required to deliver a tenant direction letter to Pace Gallery directing it to remit its rent payments directly to the lockbox account. The borrower is also required to deliver a tenant direction letter to each and every future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Pace Gallery HQ Property into the lockbox account within two business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Pace Gallery HQ Trigger Period exists. Upon the occurrence and during the continuance of a Pace Gallery HQ Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender and all amounts on deposit therein after payment of debt service, required reserves, budgeted operating expenses and approved extraordinary expenses are required to be reserved as additional collateral for the Pace Gallery HQ Whole Loan. Upon an event of default under the Pace Gallery HQ Whole Loan documents, the lender may apply funds in such order of priority as it may determine.

If any Specified Tenant (as defined below) fails to make any monthly payment of rent or additional rent (or any portion thereof) the borrower will be required to promptly provide written notice thereof to the lender specifying the amount of rent and/or additional rent that should have been paid on the applicable due date. Provided no event of default has occurred and is continuing, upon the lender’s receipt of such notice, the lender will be required to deposit from the Retained Security Deposit Reserve (as defined below) into the cash management account an amount equal to the monthly payment of rent and/or additional rent that was not paid.

A “Pace Gallery HQ Trigger Period” means a period (A) commencing upon the first to occur of (i) the occurrence and continuance of an event of default under the Pace Gallery HQ Whole Loan documents, (ii) the debt service coverage ratio (calculated for this purpose on the basis of the greater of (i) annual debt service due and (ii) amortizing debt service assuming a mortgage constant equal to 6.37%) falling below 1.20x, (iii) any termination or cancellation of a Specified Tenant Lease (as defined below) and/or a Specified Tenant Lease failing to be in full force and effect, (iv) a Specified Tenant being in default under its lease, (v) a Specified Tenant (a) failing to be in physical possession of any portion of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space or (b) giving notice that it is terminating its lease for all or any portion of its space or (vi) any bankruptcy or similar insolvency of the Specified Tenant and (B) expiring upon (i) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clause (A)(i) above, the cure of the applicable event of default, (ii) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio (calculated as indicated above) remaining at or above 1.25x for two consecutive calendar quarters, (iii) in the case of any Pace Gallery HQ Trigger Period commenced in connection with clauses (A)(iii), A(iv), (A)(v) and/or (A)(vi) above, the earlier to occur of (x) the leasing of the entire space demised pursuant to the applicable Specified Tenant Lease in accordance with the terms of the Pace Gallery HQ Whole Loan documents, the applicable Specified Tenant under such new lease being in actual, physical occupancy of, and open to the public for business and paying the full amount of the rent due under such new lease or (y) the occurrence of the following, as applicable, (1) the applicable Specified Tenant has cured all defaults which exist beyond applicable notice and grace periods under the applicable Specified Tenant Lease, (2) the applicable Specified Tenant is in actual, physical possession of the space demised pursuant to the applicable Specified Tenant Lease, open to the public for business during customary hours and not “dark”, (3) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (4) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, the applicable Specified Tenant has affirmed the applicable Specified Tenant Lease pursuant to a final, non appealable order of a court of competent jurisdiction and (5) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease. Notwithstanding the foregoing, a Pace Gallery HQ Trigger Period shall not be deemed to cease in the event any other triggering event is then ongoing.

A “Specified Tenant” means, as applicable, (i) Pace Gallery, (ii) any other tenant leasing all or a portion of the Pace Gallery HQ Property pursuant to any lease and (iii) any guarantor of a tenant lease at the Pace Gallery HQ Property.

Initial and Ongoing Reserves.  On the origination date of the Pace Gallery HQ Whole Loan, the borrower funded a reserve of $6,792,677 for outstanding costs associated with completing the Core and Shell Work at the Pace Gallery HQ Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

540 West 25th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 Pace Gallery HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 50.0% 1.62x 9.0%

Tax Reserves. If the Reserve Waiver Conditions (as defined below) have not been satisfied, on each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserves. If the Reserve Waiver Conditions have not been satisfied, on each payment date, the borrower is required to deposit reserves of 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that, monthly deposits for insurance reserves will be waived if the Pace Gallery HQ Property is covered under an acceptable blanket policy.

Replacement Reserves. If a Pace Gallery HQ Trigger Period has occurred and is continuing, on each payment date, the borrower is required to deposit $1,243 into a replacement reserve for capital expenditures.

TI/LC Reserve. If a Pace Gallery HQ Trigger Period has occurred and is continuing, on each payment date, the borrower is required to deposit $6,214 into a tenant improvements and leasing commissions reserve.

Retained Security Deposit Reserve. In the event that the borrower is entitled to retain any portion of the security deposit delivered in accordance with a Specified Tenant Lease (the amount so permitted to be retained or drawn, (the “Retained Security Deposit Amount”), the borrower is required to deposit the Retained Security Deposit Amount into a reserve (the “Retained Security Deposit Reserve”).

“Reserve Waiver Conditions” shall mean each of the following: (i) no Pace Gallery HQ Trigger Period has occurred and is continuing, (ii) the lease with a Specified Tenant (a “Specified Tenant Lease”) is in full force and effect, (iii) with respect to the reserve for taxes, the Specified Tenant is obligated pursuant to the Specified Tenant Lease to reimburse the borrower for all taxes and the lender has received evidence of compliance by such tenant, (iv) with respect to the reserve for insurance premiums, the Specified Tenant is obligated pursuant to its lease to maintain all insurance required to be maintained by the borrower pursuant to the Pace Gallery HQ Whole Loan documents and such tenant pays all premiums for such insurance directly to the applicable insurance provider, and (v) the borrower delivers to the lender evidence, as applicable, that (a) all taxes have been paid prior to the date the same are due and payable and (b) all insurance required by the Pace Gallery HQ Whole Loan documents is maintained and premiums due in connection therewith have been paid prior to the date the same are due and payable.

On the monthly payment date following the date any Specified Tenant fails to make any monthly payment of rent or additional rent, all excess cash flow up to the amount of the rent or additional rent that such tenant failed to pay will be required to be deposited into a reserve with the lender to be used for the payment of tenant improvements and leasing commissions that may be incurred by the borrower in connection with re-tenanting the space demised to such tenant. Provided no event of default has occurred and is continuing, the lender will be required to disburse amounts held in the reserve to pay for tenant improvements and leasing commissions expenses that are incurred in connection with re-tenanting the space demised to such tenant.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Anthony W. Birkla; David B. Anderson
Borrower:	Cincinnati 580 Residential Development, LLC
Original Balance:	$38,500,000
Cut-off Date Balance:	$38,500,000
% by Initial UPB:	3.3%
Interest Rate:	5.13000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2024
Amortization:	Interest only for first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(30), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$35,010	$12,407	NAP
Insurance:	$23,868	$1,989	NAP
Replacement:	$0	$3,750	NAP
Common Charges:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Cincinnati, OH
Year Built / Renovated:	1973 / 2015-2017
Total Units:	179
Property Management:	Anderson Birkla Management, Inc.
Underwritten NOI(2):	$3,642,393
Underwritten NCF:	$3,597,393
Appraised Value(3):	$51,800,000
Appraisal Date:	November 19, 2018

Historical NOI(4)
Most Recent NOI(4):	$2,301,682 (T-12 November 30, 2018)
2017 NOI:	$1,044,204 (December 31, 2017)
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	97.2% (January 4, 2019)
2017 Occupancy:	60.0% (December 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$38,500,000	$215,084 / $205,765	74.3% / 71.1%	1.45x / 1.43x	9.5% / 9.3%	9.9% / 9.8%

(1)	See “Initial and Ongoing Reserves” herein.

(2)	Underwritten NOI is approximately 58.2% higher than the Most Recent NOI reflecting the stabilization of the occupancy at the AT580 Multi Property (as defined below), which was developed and began lease up in August 2017.

(3)	The Appraised Value includes $9,209,760 attributable to the net present value of the tax abatement at the AT580 Multi Property.

(4)	Historical Occupancy and Historical NOI prior to 2017 is not available, because the AT580 Multi Property was redeveloped between 2015 and 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

The Loan. The AT580 Multi mortgage loan (the “AT580 Multi Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a recently converted 179-unit, Class A multifamily component comprising two residential condominium units (the “AT580 Multi Property”) in a mixed-use condominium development located in Cincinnati, Ohio. The AT580 Multi Loan had an original and an outstanding principal balance as of the Cut-off Date of $38.5 million and accrues interest at an interest rate of 5.13000% per annum. The AT580 Multi Loan proceeds were used to refinance existing debt, fund tax and insurance reserves, pay closing costs and return equity to the borrower. Based on the “As Is” appraised value of $51.8 million as of November 19, 2018, the Cut-off Date LTV Ratio is 74.3%. The most recent financing of the AT580 Multi Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,500,000	100.0%	Loan Payoff	$34,875,816	90.6%
			Upfront Reserves	58,878	0.2
			Closing Costs	610,676	1.6
			Return of Equity	2,954,630	7.7
Total Sources	$38,500,000	100.0%	Total Uses	$38,500,000	100.0%

The Borrower / Borrower Sponsors. The borrower under the AT580 Multi Loan is Cincinnati 580 Residential Development, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The borrower sponsors and non-recourse carveout guarantors are Anthony W. Birkla and David B. Anderson, the principals of Anderson Birkla Investment Partners. Anderson Birkla Investment Partners is an Indianapolis based real estate development company founded in 2007 and engaged in the development of Class A lifestyle residential projects. The Anderson Birkla Investment Partners portfolio includes five developments including four in Ohio and one in Indiana, which feature amenities such as swimming pools, fitness centers, billiards lounges, bike storage and outdoor grill areas as well as mixed use components incorporating office, retail and hospitality.

Anderson Birkla’s vertically integrated models include affiliates such as Allied Diversified Construction, Inc. and Anderson Birkla Management Inc., doing business as Denizen Management (“Denizen”). Denizen is a residential property management company with management strategies intended to cater to turnaround properties, assets in need of special attention and average performing assets. Denizen manages properties throughout Indiana and Ohio and is the property manager of the AT580 Multi Property.

The Property.

Residential Unit Summary(1)
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (Sq. Ft.)	Average Monthly In- Place Rent per Unit	Average Monthly In-Place Rent PSF
Studio	26	25	96.2%	688	$1,394	$2.03
1 Bedroom	79	77	97.5%	905	$1,632	$1.80
1 Bedroom - Den	1	1	100.0%	1,121	$1,900	$1.69
1 Bedroom - Den/PH	1	1	100.0%	1,582	$3,795	$2.40
2 Bedroom	60	58	96.7%	1,402	$2,457	$1.75
2 Bedroom - Den/PH	9	9	100.0%	1,587	$3,911	$2.46
2 Bedroom - PH	3	3	100.0%	1,651	$4,462	$2.70
Rentable Units Total/Wtd. Avg.	179	174	97.2%	1,092	$2,053	$1.87
(1)	Based on the January 4, 2019 rent roll.

The AT580 Multi Property is a Class A 179-unit multifamily component comprising two residential condominium units in a mixed-use condominium located in Cincinnati, Ohio. The AT580 Multi building is an 886,867 sq. ft. mixed use condominium development, consisting of parking, retail, office and multifamily uses contained in a 17-story tower situated in the revitalized Cincinnati central business district (“CBD”). The AT580 Multi building was originally constructed in 1973. In 2013, the borrower sponsor acquired the fee simple interest in the building for $13.7 million out of foreclosure. At that time, the building was mostly built-out as office space and was over 60% vacant, as the largest tenant - Great American Insurance Co. - moved out in 2011.

Between 2015 and 2017, the borrower sponsor invested approximately $78 million and converted the building into a mixed-use condominium development consisting of office, retail and apartment units for a total cost basis of approximately $91.7 million. The conversion included the creation of two condominium units totaling 179 apartments, which represents the AT580 Multi Property component with an allocated conversion amount of approximately $44 million. Separate from the AT580 Multi Property’s two condominium units, the building improvements also include approximately 180,000 sq. ft. of office space, 48,000 sq. ft. of retail area featuring ground floor restaurants which serve as an on-site public amenity for the apartment tenants along with underground garage parking that is not part of the collateral.

The AT580 Multi Property is situated across three components of the building, including (1) Live@580 – The Tower situated on floors seven to 13 in the building’s towers with the unit mix ranging from studios to two bedroom two-bathroom plus den units, (2) One@580 –

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

The Suites situated in the annex portion of the building on floors two to four and featuring 27 suites and (3) UP@580 – The Penthouse situated on the 14th floor and containing 13 loft-style penthouse units with a private patio and 20-ft. floor-to-ceiling views of downtown Cincinnati and a private elevator. The AT580 Multi Property units feature upgraded kitchen cabinets, granite kitchen countertops and washer and dryer in every unit. The AT580 Multi Property amenities include a fitness center, yoga terrace, roof top dog park, roof top lounge with seating, a cinema room, a conference room, a business center, a game room, a community room with seating and wall mounted TV’s, 24/7 roaming security, concierge services and valet trash service.

Parking: The AT580 Multi Property tenants have the right to use 179 of the 409 spaces in the five-level parking garage located below ground through an easement agreement. The borrower has entered into lease addendums with the tenants to outline the parking usage, costs, and terms. The tenants are charged $135/space/month, while the easement agreement currently calls for an expense of $75/space/month to the borrower sponsors, which is subject to increases annually starting January 2020, but will increase by no more than Cincinnati consumer price index. The parking unit is owned by an affiliate of the borrower sponsor and is managed by SP Plus Corporation pursuant to an agreement with such borrower sponsor affiliate, and not the borrower sponsor.

Master Lease: Eleven of the 179 units (6.1% of units and 6.5% of underwritten base rent) at the AT580 Multi Property are operated under an exclusive partnership agreement and furnished revenue share agreement with National Corporate Housing (“NCH”), an executive leasing company that places temporary tenants. The NCH sub-tenants are generally executives that are moving to Cincinnati either temporarily or indefinitely, and according to the borrower sponsor, two of the temporary leases have resulted in direct leases with the borrower sponsor. At the end of each month, the borrower and NCH are required to total up the revenue of each suite and (i) a 50%/50% (borrower/NCH) split, minus parking, will be calculated for units that are jointly furnished by the borrower and NCH and (ii) a 65%/35% (borrower/NCH) split, minus parking, will be calculated for units that are furnished by the borrower. According to the NCH agreement, the furnished revenue share agreement can be terminated by either party for any reason with at least 30 days written notice. Upon terminating the agreement all existing house guests and existing future reservations will be permitted to stay until their agreed upon notice is submitted.

Tax Abatement: The AT580 Multi Property is situated within a Community Reinvestment Area (CRA), pursuant to which it benefits from a 12-year tax abatement in which taxes on 75% of the value above a base value (pre-development) are abated. The abatement term started in tax year 2017. The AT580 Multi Property is subject to full unabated taxes as of the 2028/2029 tax year. The abated taxes for the 2018 tax year are estimated to be $939,807, compared to unabated taxes of $1,396,493. The net present value of the tax abatement was estimated in the related appraisal to be $9,209,760. The AT580 Multi Loan was underwritten based on the 2018 tax bill, which reflects the abated taxes.

Condominium Structure: The AT580 building has been divided according to a condominium plan, in which the AT580 Multi Property represents the two condominium units comprising the residential uses. The remaining four condominium units utilized as retail and office space comprise the commercial uses. The owners of each condominium unit are entitled to one vote for each of the units that it owns, except that the owner of the residential unit accounting for 32.2% of the gross building area is entitled to three votes for that unit; consequently, the borrower and the owner of the commercial units (currently a borrower affiliate) have four votes each, and accordingly neither the borrower nor the owner of the commercial condominium units controls the condominium. Additionally, none of the following actions can be taken without the prior written consent of the lender: (a) the adoption of any budget, rule or regulation or the imposition of any assessments or any other similar action which would disproportionately affect the operation, value or use of any unit included in the AT580 Multi Property or any other portion of the condominium; (b) the undertaking of any alterations or improvements, or other measures or actions that would materially affect the AT580 Multi Property or the operation, value or use thereof or any other portion of the condominium; (c) any action to abandon or terminate the condominium regime or partition the condominium or amend the condominium documents; (d) any action to change or reallocate the percentage interests of the unit owners in the common elements; or (e) the creation of additional units.

Gross Building Area by Parcel(1)
Use	Gross Building Area (Sq. Ft.)	% of Gross Building Area
Apartment	286,200	32.3%
Apartment	67,458	7.6%
Apartment Total:		39.9%
Office	198,024	22.3%
Office	9,900	1.1%
Office Total:		23.4%
Garage Total:	177,851	20.1%
Retail Total:	147,434	16.6%
(1)	Source: Condominium Agreement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

Environmental Matters. A Phase I environmental site assessment dated August 7, 2018, revealed no evidence of recognized environmental conditions and recommended no further investigation at the AT580 Multi Property.

The Market. The AT580 Multi Property is located in the Cincinnati CBD, across from Fountain Square, the downtown restaurant and entertainment area of Cincinnati. The area surrounding Fountain Square is a popular destination for residents and visitors to the city as it features many shops, restaurants, hotels, and offices. Taft Theatre, which hosts Broadway shows, concerts, comedy and other special events, is located approximately 0.3 miles to the east of the AT580 Multi Property. Rookwood Commons & Pavilion, a large shopping center with tenants including Old Navy, T-Mobile, Whole Foods, Home Goods, Nike, DSW Shoe Warehouse, Longhorn Steakhouse and Starbucks, is located approximately 5.4 miles to the northeast. Large employers such as The Kroger Company, Procter & Gamble, and Macy’s, Inc. are headquartered in Cincinnati, as well as educational and healthcare providers such as the University of Cincinnati and Cincinnati Health and TriHealth. In addition, the University of Cincinnati, which has a student enrollment of approximately 45,000 students, is located approximately 2.9 miles north of the AT580 Multi Property. The AT580 Multi Property has access to mass transit via a Streetcar station located 0.3 miles southwest of the AT580 Multi Property. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 20,374, 145,588 and 310,984, respectively. Additionally, over the same period, the median household income within a one-, three- and five-mile radius was $34,386, $33,685 and $39,199, respectively.

The AT580 Multi Property is located in the Downtown submarket within the greater Cincinnati multifamily market. The 11,593-unit submarket exhibited a vacancy rate of 7.5% and an average asking rent of $1,201 per month as of the third quarter of 2018, according to the appraisal. The Downtown submarket has 514 apartment units under construction within four buildings and 1,441 additional units are planned for construction within seven buildings. Of the expected new supply, the appraisal identified three developments to be direct comparables, including (i) a 139-unit Class A mixed use development at Court and Walnut (0.3 mile north), with a 45,000 sq. ft. Kroger supermarket and parking garage that is expected to be completed in the fall of 2019, (ii) a new apartment complex at One 41 Wellington (1.8 miles north) that is currently leasing units delivered in 2018, which, according to the appraisal, is expected to represent ancillary competition as it is located outside of the CBD inner-core and is expected to target local area hospital workers as well as graduate and non-traditional University of Cincinnati students and (iii) a 225-unit apartment development, Fourth & Race (0.3 miles northwest) with a parking garage and 21,000 sq. ft. retail space that would not be delivered until 2020.

The appraisal also identified five comparable multifamily buildings as shown below.

Comparable Rental Properties(1)
	AT580 Multi(2)	Encore Urban Living	Radius at the Banks	Current at the Banks	Seven at Broadway	The Reserve at 4th and Race
Number of Stories	17	17	9	6	7	15
Year Built	2015-2017 (Ren)	2017	2016	2011	2015	2012 (Ren)
Number of units	179	133	290	300	111	88
Occupancy	97.2%	100.0%	91.1%	96.0%	99.1%	95.5%
Avg. Unit Size (SF):
Studio	692	689	704	583	637	NAP
1BR/1BA	905	846	871	788	731	808
2BR/2BA	1,402	1,342	1,197	1,104	1,563	1,558
Avg. Rent per Month:
Studio	$1,399	$1,435	$1,417	$1,154	$1,470	NAP
1BR/1BA	$1,632	$1,798	$1,535	$1,386	$1,720	$1,600
2BR/2BA	$2,457	$2,916	$2,283	$1,972	$3,370	$2,250
(1)	Source: Appraisal.

(2)	Based on the January 4, 2019 rent roll, which does not account for the model unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

580 Walnut Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 10 AT580 Multi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.3% 1.43x 9.5%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	T-12 11/30/2018	U/W	U/W Per Unit (2)
Gross Potential Rent	$5,291,541	$4,548,614	$4,401,348	$24,452
Vacancy & Credit Loss & Concessions(2)	(3,347,634)	(1,220,621)	(220,067)	(1,223)
Net Rental Income	$1,943,907	$3,327,993	$4,181,281	$23,229
Other Income(3)	203,587	384,705	631,880	3,510
Effective Gross Income	$2,147,494	$3,712,698	$4,813,161	$26,740
Total Expenses(4)	1,103,290	1,411,016	1,170,767	6,504.26
Net Operating Income(5)	$1,044,204	$2,301,682	$3,642,393	$20,236
Capital Expenditures	0	774,819	45,000	250
Net Cash Flow(4)	$1,044,204	$1,526,863	$3,597,393	$19,986
(1)	Historic cash flow information prior to 2017 is not available because the AT580 Multi Property was redeveloped between 2015 and 2017 and began leasing in 2017.

(2)	The decrease in the Vacancy & Credit Loss & Concessions figure from 2017 reflects the lease up and stabilization of the AT580 Multi property since development between 2015 and 2017 and occupancy stabilization in June 2018. As of the rent roll dated January 4, 2019, no concessions were being offered at the AT580 Multi Property and none are being underwritten.

(3)	Other Income is mainly comprised of parking incomes, utility reimbursements, move-in fees, pet fees, late charges and miscellaneous items.

(4)	See “Tax Abatement” herein. Taxes are underwritten to the 2018 tax bill to be paid in 2019.

(5)	The U/W Net Operating Income is approximately 58.2% higher than T-12 11/30/2018 Net Operating Income because the AT580 Multi Property was redeveloped between 2015 and 2017 and reached stabilized occupancy in June 2018.

Property Management. The AT580 Multi Property is managed by Anderson Birkla Management, Inc. doing business as Denizen Management, an affiliate of the borrower sponsor.

Lockbox / Cash Management.  The AT580 Multi Loan is structured with a soft lockbox for rents received from tenants and springing cash management. All rents and other gross revenue from The AT580 Multi Property are required to be deposited by the borrower or the property manager into a clearing account within one business day of receipt. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower’s operating account. During a Trigger Period (as defined below), any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be swept daily into a lender-controlled deposit account and applied to payment of tax, insurance and common charges escrows as described below under “Initial and Ongoing Reserves,” debt service on the AT580 Multi Loan, replacement reserves as described below under “Initial and Ongoing Reserves,” operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, with any remainder to be held as additional security for the AT580 Multi Loan during the continuation of such Trigger Period.

A “Trigger Period” will commence upon (i) the occurrence of an event of default (and will end if the event of default has been cured and the cure accepted by the lender) or (ii) the amortizing debt service coverage ratio (as calculated per the loan documents) falls below 1.20x (and will end the date the debt service coverage ratio has been at least 1.25x for two consecutive calendar quarters).

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $35,010 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equate to approximately $12,407, into a tax reserve.

Insurance Reserve. At loan origination, the borrower deposited $23,868 into an insurance reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums, which currently equate to approximately $1,989, into an insurance reserve (provided that the requirement to deposit insurance reserves will be waived if an acceptable blanket insurance policy is in place and the lender is provided evidence of timely payment of insurance premiums).

Replacement Reserve. On a monthly basis, the borrower is required to escrow an amount equal to $3,750 into a capital expenditure reserve.

Common Charges Reserve. Upon the assessment of the common charges, on a monthly basis, the borrower is required to escrow an amount equal to the monthly amount set forth in the approved annual budget for assessments. No common charges have been assessed as of the loan closing date.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

315 South Peoria Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 11 Tailor Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 63.0% 1.42x 9.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor:	Brian Nelson
Borrower:	Tailor Lofts, DST
Original Balance:	$38,000,000
Cut-off Date Balance:	$38,000,000
% by Initial UPB:	3.3%
Interest Rate:	4.87000%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2029
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$178,734	$59,578	NAP
Insurance:	$0	Springing	NAP
Replacement:	$7,461	$7,461	NAP
TI/LC:	$737	$737	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(2):	Student Housing Multifamily
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1915, 1920 / 2010
Total Beds:	441
Property Management(3)(4):	Everest Campus Central, LLC
Underwritten NOI:	$3,494,624
Underwritten NCF:	$3,428,474
Appraised Value:	$60,300,000
Appraisal Date:	December 19, 2018

Historical NOI
Most Recent NOI:	$3,410,447 (December 31, 2018)
2017 NOI(5):	$3,283,376 (December 31, 2017)
2016 NOI(5):	$2,820,697 (December 31, 2016)
2015 NOI(6):	NAV

Historical Occupancy
Most Recent Occupancy:	99.5% (November 30, 2018)
2017 Occupancy(7):	NAV
2016 Occupancy:	95.7% (December 31, 2016)
2015 Occupancy:	95.5% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Bed Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$38,000,000	$86,168 / $79,313	63.0% / 58.0%	1.45x / 1.42x	9.2% / 9.0%	10.0% / 9.8%
(1)	The mortgage loan documents require that the borrower establish the lockbox account upon the earlier to occur of a Cash Sweep Event (as defined below) or the date the debt service coverage ratio (as calculated in the loan documents) is less than 1.25x. A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower, property manager, asset manager or master tenant or the date the debt service coverage ratio (as calculated in the loan documents) is less than 1.20x. The Lockbox / Cash Management structure above reflects the requirements with respect to the multifamily residential portion of the Tailor Lofts Property, and the Lockbox / Cash Management for the retail portion of the Tailor Lofts Property (as defined below) is Springing Hard / Springing.

(2)	The Tailor Lofts Property is characterized as a Student Housing Multifamily property type, however the Tailor Lofts Property includes two street level retail suites totaling 8,840 sq. ft. of net leasable area and $273,632 of underwritten rent.

(3)	Everest Campus Central, LLC (the “Property Manager”) operates under the trademarked name of Peak Campus, and handles day-to-day operations of the Tailor Lofts Property (as defined below). Peak Campus is a student housing property manager that manages over 48,000 beds across 89 assets.

(4)	NB Private Capital, LLC, an indirect owner of the borrower founded by the borrower sponsor, as the asset manager (the “Asset Manager”), has executed an asset management agreement with the Master Tenant (as defined below), and will oversee the Property Manager and provide asset management and other services with respect to the Tailor Lofts Property. The Asset Manager has executed a collateral assignment of the asset management agreement to the lender and subordinated the asset management agreement to the lien of the mortgage loan documents.

(5)	The increase in 2017 NOI from 2016 NOI is primarily attributable to a decrease in vacancy in 2017, a decrease in utility expenses and rent steps associated with the retail tenants.

(6)	2015 financials were not provided by the seller.

(7)	2017 Occupancy was not provided by the seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

315 South Peoria Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 11 Tailor Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 63.0% 1.42x 9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	61.2%	Purchase Price	$60,000,000	96.7%
Borrower Sponsor Equity	24,064,543	38.8	Closing Costs	1,877,611	3.0
			Upfront Reserves	186,932	0.3
Total Sources	$62,064,543	100.0%	Total Uses	$62,064,543	100.0%

The Borrower / Borrower Sponsor. The borrower, Tailor Lofts, DST, is structured as a Delaware Statutory Trust. The borrower master leases the Tailor Lofts mortgaged property (the “Tailor Lofts Property”) to an affiliated master tenant (the “Master Tenant”), which will be responsible for leasing activities, through and in coordination with the Property Manager, at the Tailor Lofts Property. Please see “Description of the Mortgage Pool – Delaware Statutory Trusts” in the preliminary prospectus for additional information. The borrower sponsor and non-recourse carveout guarantor is Brian Nelson. In 2007, Mr. Nelson and his brother started Nelson Brothers Professional Real Estate, which managed more than 40 student housing properties through 2017, and had over 200 employees. Mr. Nelson began his own firm in 2018, NB Private Capital, LLC (“NB Private Capital”). NB Private Capital is headquartered in Orange County, California and invests in various types of student housing including newly developed properties, renovation and value-add properties and properties requiring ground-up development, with a focus on having a diversified portfolio. NB Private Capital currently manages a portfolio of 23 properties and 5,550 beds and was ranked the fourth fastest growing real estate company in 2017 by a publication focused on small businesses and startups. The portfolio consists of properties across 11 states, including multiple student housing properties at the University of Oregon and the University of Mississippi.

The Property. The Tailor Lofts Property is a 135-unit, 441-bed, 159,138 sq. ft. student housing property located in the West Loop neighborhood of Chicago, Illinois. The Tailor Lofts Property was constructed in 1915 and 1920, as a manufacturing facility and converted in 2010 into a student housing property. The Tailor Lofts Property is a single, 10-story building, with a unit mix of 27 studios, nine two bedroom/two bathroom units, 18 four bedroom/three bathroom units and 81 four bedroom/four bathroom units. Units include fully equipped kitchens, large windows, plasma televisions, complimentary Wi-Fi, cable, 13-foot ceilings, walk-in closets, private bathrooms and either twin or full size beds. Amenities at the Tailor Lofts Property include a 24-hour fitness center, tanning dome, game room, computer lab, study lounge, business center, clubhouse, on-site laundry on each floor and 24-hour security. The Tailor Lofts Property also includes two street level retail suites rented by Title Boxing and Kids & Company totaling 8,840 sq. ft. of NRA and $273,362 of underwritten rent. Parking for the Tailor Lofts Property includes 38 covered and 10 surface parking spaces, resulting in a parking ratio of approximately 0.11 spaces per bed. The Tailor Lofts Property is currently 99.5% occupied. All leases are for 12-months and parental guarantees are currently required.

The West Loop neighborhood is one of Chicago’s fastest growing neighborhoods and is a few blocks north of University of Illinois Chicago (“UIC”) and Rush University. In Fall 2018, enrollment totaled 31,683 students at UIC and 2,708 students at Rush University, increasing by approximately 13.3% and 10.2% since Fall 2014, respectively. At UIC, enrollment is forecasted to increase by 2,222 to 33,905 by 2021. Combined, the universities only provide 3,200 beds and reserve a combined 126 beds at the Tailor Lofts Property. Both universities are required to sign 12-month leases for each bed they reserve. Residents at the Tailor Lofts Property have accessibility to the surrounding Chicago metro area through multiple transportation options including Divvy bikes, with a station outside the Tailor Lofts Property, and the UIC-Halsted “L” stop located just one block south.

Residential Unit Summary(1)
Unit Type	Beds	Occupied Beds	% Occupied	Average Unit Size (SF)	Average Monthly In- Place Rent per Bed	Average Monthly In-Place Rent PSF
Studio	27	27	100.0%	416	$1,572	$3.78
2BD/2BA	18	18	100.0%	865	$1,271	$2.94
4BD/3BA	72	71	98.6%	1,285	$948	$2.95
4BD/4BA	324	323	99.7%	1,445	$1,029	$2.85
Total/Wtd. Avg.	441	439	99.5%	1332	$1,059	$2.93
(1)	Based on the underwritten rent roll dated November 30, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

315 South Peoria Street Chicago, IL 60607	Collateral Asset Summary – Loan No. 11 Tailor Lofts	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 63.0% 1.42x 9.2%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2016(3)	2017(3)	2018	U/W	U/W (Per Bed)
Base Rent	$5,133,156	$5,324,084	$5,516,891	$5,581,578	$12,657
Vacant Income	0	0	0	24,235	55
Retail Income	235,897	261,769	263,938	273,632	620
Utilities	28,350	40,392	46,094	46,094	105
Other Income	291,076	266,882	289,834	289,834	657
Vacancy	(263,062)	(164,418)	(60,926)	(142,213)	(322)
Credit Loss	(90,208)	(37,638)	(35,429)	(35,429)	(80)
Concessions	(138,476)	(129,555)	(120,253)	(120,253)	(273)
Effective Gross Income	$5,196,734	$5,561,516	$5,900,148	$5,917,478	$13,418
Total Expenses	2,376,037	2,278,140	2,489,702	2,422,854	5,494
Net Operating Income	$2,820,697	$3,283,376	$3,410,447	$3,494,624	$7,924
Replacement Reserves	0	0	0	66,150	150
Net Cash Flow	$2,820,697	$3,283,376	$3,410,447	$3,428,474	$7,774

(1)	U/W Base Rent is based on the underwritten rent roll dated November 30, 2018

(2)	Other income includes telecom income, application fees, lease fees, transfer fees, re-lease fees, termination fees, penalty fees, deferred leasing cost amortization and short term premiums.

(3)	The increase in 2017 NOI from 2016 NOI is primarily attributable to a decrease in vacancy in 2017, a decrease in utility expenses and rent steps associated with the retail tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5001 North Scottsdale Road Scottsdale, AZ 85250	Collateral Asset Summary – Loan No. 12 Embassy Suites Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 50.4% 1.64x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Robert Gustin; Mark Snyder
Borrower:	SNRE Chaparral III, LLC
Original Balance:	$35,500,000
Cut-off Date Balance:	$35,500,000
% by Initial UPB:	3.1%
Interest Rate:	5.91507042%
Payment Date:	6th of each month
First Payment Date:	March 6, 2019
Maturity Date:	February 6, 2029
Amortization:	Interest Only
Additional Debt:	$5,000,000 Mezzanine Debt
Call Protection(1):	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$84,465	$21,116	NAP
Insurance:	$0	Springing	NAP
FF&E(2):	$0	(2)	NAP
Seasonality(3):	$0	Springing	$1,500,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Scottsdale, AZ
Year Built / Renovated:	1980, 1984, 2000 / 2016
Total Rooms:	312
Property Management:	Crescent Hotels & Resorts, LLC
Underwritten NOI:	$4,229,624
Underwritten NCF:	$3,494,417
Appraised Value:	$70,400,000
Appraisal Date:	November 20, 2018

Historical NOI(4)
Most Recent NOI:	$4,383,667 (T-12 November 30, 2018)
2017 NOI:	$4,145,485 (December 31, 2017)
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	75.8% (November 30, 2018)
2017 Occupancy:	74.1% (December 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$35,500,000	$113,782 / $113,782	50.4% / 50.4%	1.99x / 1.64x	11.9% / 9.8%	11.9% / 9.8%
Mezzanine Loan	$5,000,000
Total Debt	$40,500,000	$129,808 / $129,808	57.5% / 57.5%	1.56x / 1.29x	10.4% / 8.6%	10.4% / 8.6%
(1)	The borrower may obtain the release of a release parcel of up to five acres of non-income producing unimproved land currently used for parking, upon prepayment of a proportionate percentage of the amount of combined principal of the mortgage loan and the related mezzanine loan, which may be zero, required to be prepaid such that after the release and a partial prepayment of such loans, each in an amount equal to the proportionate percentage of such amount of combined principal, the loan-to-value ratio of the remaining Embassy Suites Scottsdale property is not greater than 55%, together with a prepayment fee on the amount (if any) prepaid, if prior to the open period, upon satisfaction of certain other conditions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

(2)	On a monthly basis, the borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve an amount equal to the greater of (i) 4.0% of the actual rents for the second prior month, (ii) the then-current amount required by the management agreement and (iii) the then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of the FF&E.

(3)	On each monthly payment date in February, March, April and May, the borrower is required to deposit $400,000 into a seasonality reserve for potential shortfalls in the payment of the monthly interest payment amount, monthly debt service payment amount or other amounts payable under the Embassy Suites Scottsdale loan documents. The seasonality reserve is subject to a cap of $1,500,000. The seasonality reserve cap is revised annually and set to 110% of the total shortfall that occurred in the preceding year.

(4)	The Embassy Suites Scottsdale property was renovated in 2016. As such, historical information prior to 2017 is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5001 North Scottsdale Road Scottsdale, AZ 85250	Collateral Asset Summary – Loan No. 12 Embassy Suites Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 50.4% 1.64x 11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,500,000	87.7%	Loan Payoff	$39,536,856	97.6%
Mezzanine Loan	5,000,000	12.3	Closing Costs	641,859	1.6
			Upfront Reserves	84,465	0.2
			Return of Equity	236,820	0.6
Total Sources	$40,500,000	100.0%	Total Uses	$40,500,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is SNRE Chaparral III, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Robert Gustin and Mark Snyder.

Robert Gustin is the managing member of Gustin Property Group LLC. Based in Albuquerque, New Mexico, Gustin Property Group LLC is a private real estate investment firm founded in 1998. Since inception, the company has completed over $300 million in real estate transactions throughout the Central and Western United States. Mark Snyder has been involved with commercial real estate since 1995 and has worked at companies such as Grubb & Ellis Company, MarCor Commercial Real Estate and Snyder Nationwide Real Estate.

The Property. The Embassy Suites Scottsdale property is a 312-room full service hospitality property located in Scottsdale, Arizona. The Embassy Suites Scottsdale property was originally built in 1980 and expanded in 1984 and 2000. In 2016, the Embassy Suites Scottsdale property was fully renovated and repositioned at a cost of $24.5 million ($78,526 per room). The renovation extended to all aspects of the Embassy Suites Scottsdale property and included upgrades to guestrooms, meeting space, common areas, food and beverage, technology and the exterior. Following the renovation, the hotel was rebranded from an independent Chapparal Suites to an Embassy Suites, with a 20-year franchise agreement that expires June 30, 2036. The Embassy Suites Scottsdale property features a restaurant, lounges, two outdoor pools, a business center, fitness center, tennis court and sundries market.

The Embassy Suites Scottsdale property has a room mix of 203 double/double suites, 98 king suites, 7 VIP suites, 3 executive suites and 1 presidential suite. Each guest suite features a private bedroom with either a king or two double sized beds, separate living room with a sofa-bed, armchair, wet bar, refrigerator, coffee maker, wired and wireless internet access plus two flat screen televisions and contemporary furnishings throughout including dining table/work desk.

The Embassy Suites Scottsdale property has one restaurant, the Granada Bar and Grill, which is located on the top floor of the building with a lounge and a formal dining room. The guests of each suite receives complimentary breakfast and an evening cocktail reception in the Azul dining area on the first floor. The Embassy Suites Scottsdale property offers 50,100 sq. ft. of meeting space of which 19,860 sq. ft. is indoor meeting space across three ballrooms and additional boardrooms. The Embassy Suites Scottsdale property has 688 surface parking spaces, equating to approximately 2.2 parking spaces per room.

Historical Occupancy, ADR, RevPAR(1)
	Embassy Suites Scottsdale			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016(2)	58.8%	$138.68	$81.61	66.8%	$166.61	$111.25	88.1%	83.2%	73.4%
T-12 November 2017(3)	71.9%	$154.25	$110.98	68.9%	$165.19	$113.80	104.4%	93.4%	97.5%
T-12 November 2018(3)	75.3%	$155.32	$117.00	67.7%	$172.38	$116.72	111.3%	90.1%	100.2%
(1)	The variances between the underwriting and the industry travel research report with respect to Occupancy, ADR and RevPAR at the Embassy Suites Scottsdale property are attributable to variances in reporting methodologies and/or timing differences. The competitive set includes Embassy Suites by Hilton Scottsdale Resort, The Scottsdale Plaza Resort, Hilton Scottsdale Resort & Villas, DoubleTree by Hilton Paradise Valley Resort, The Scott Resort & Spa and the Destination Hotels The Scottsdale Resort @ McCormick Ranch.

(2)	Source: December 2016 industry travel research report.

(3)	Source: TTM November 2018 industry travel research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5001 North Scottsdale Road Scottsdale, AZ 85250	Collateral Asset Summary – Loan No. 12 Embassy Suites Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,500,000 50.4% 1.64x 11.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	T-12 11/30/2018	U/W	U/W per Room
Occupancy(2)	74.1%	75.8%	75.8%
ADR(2)	$153.27	$155.13	$155.13
RevPAR(2)	$113.56	$117.57	$117.57

Room Revenue	$12,932,658	$13,388,389	$13,388,389	$42,911.50
F&B Revenue	4,068,031	4,379,935	4,379,935	$14,038.25
Other Revenue	172,499	611,860	611,860	$1,961.09
Total Revenue	$17,173,188	$18,380,183	$18,380,183	$58,910.84

Total Departmental Expense	$7,198,387	$7,874,944	$7,874,944	$25,240.21
Total Undistributed Expense	5,098,720	5,363,310	5,363,310	$17,190.10
Total Fixed Charges	730,596	758,261	912,304	$2,924.05
Total Operating Expenses	$13,027,703	$13,996,516	$14,150,559	$45,354.36

Net Operating Income	$4,145,485	$4,383,667	$4,229,624	$13,556.49
FF&E Expenses	686,928	732,064	735,207	$2,356.43
Net Cash Flow	$3,458,557	$3,651,603	$3,494,417	$11,200.05

(1)	The Embassy Suites Scottsdale property was renovated in 2016. As such, historical information prior to 2017 is not available.

(2)	Variances between Occupancy, ADR and RevPAR figures from hospitality research reports and the borrower provided figures used in the table above are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	Kyle Zeppelin; Morton Zeppelin
Borrower:	Flight Building CMBS Borrower LLC
Original Balance:	$33,200,000
Cut-off Date Balance:	$33,163,800
% by Initial UPB:	2.9%
Interest Rate:	4.89000%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2029
Amortization:	360 months
Additional Debt:	$11,694,750 Mezzanine Debt
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(1):	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$0	$72,301	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	$17,131	NAP
Outstanding Tenant Obligations:	$842,418	NAP	NAP
Free Rent:	$113,187	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Denver, CO
Year Built / Renovated:	2018 / NAP
Total Sq. Ft.:	137,047
Property Management:	Starbuck Realty Group, LLC
Underwritten NOI:	$4,003,756
Underwritten NCF:	$3,839,299
Appraised Value:	$63,100,000
Appraisal Date:	November 19, 2018

Historical NOI(2)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(2)
Most Recent Occupancy:	96.2% (January 1, 2019)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$33,163,800	$242 / $199	52.6% / 43.1%	1.90x / 1.82x	12.1% / 11.6%	14.7% / 14.1%
Mezzanine Loan	$11,694,750
Total Debt	$44,858,550	$327 / $275	71.1% / 59.7%	1.27x / 1.22x	8.9% / 8.6%	10.6% / 10.2%
(1)	At the time of loan origination, a lockbox account was not yet in place, as such, the first month of debt service for the mortgage and mezzanine loan was collected upfront in the amount of approximately $261,850. The lockbox and cash management accounts were established on February 22, 2019.

(2)	The Flight mortgaged property (the “Flight Property”) was constructed in 2018 and, accordingly, no historical financial data or operating histories are available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,200,000	73.9%	Loan Payoff	$33,970,882	75.7%
Mezzanine Loan	11,700,000	26.1	Upfront Reserves	955,605	2.1
			Closing Costs	530,300	1.2
			Return of Equity	9,443,214	21.0
Total Sources	$44,900,000	100.0%	Total Uses	$44,900,000	100.0%

The Borrower / Borrower Sponsors. The borrower is Flight Building CMBS Borrower LLC, a Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Kyle Zeppelin and Morton (“Mickey”) Zeppelin (collectively, the “Borrower Sponsors”), who are co-presidents at Zeppelin Development. Founded in 1972 by Mickey Zeppelin, Zeppelin Development is headquartered in Denver, Colorado and engages in the development of mixed-use projects in Denver’s urban core neighborhoods. Zeppelin Development’s strategy focuses on identifying under-used properties in Denver’s former industrial areas. This strategy began in the mid-1970s with projects in Lower Downtown (“LoDo”), continued into the 1980s and 1990s with the beginning stage of the redevelopment of the Golden Triangle neighborhood and is currently driving the Borrower Sponsors’ developments in the Denver’s River North (“RiNo”) area. Recent projects include 17 residential, office and retail developments in the LoDo, Golden Triangle and RiNo neighborhoods.

The Property. The Flight Property is a four-story, 137,047 sq. ft., LEED Platinum multi-tenant office property located in the RiNo neighborhood of Denver, Colorado. The Flight Property was completed in 2018 and is one of the newest buildings within the TAXI campus, a mixed-use master planned community owned and developed by the Borrower Sponsors and located between Denver’s major thoroughfares along the Platte River. The TAXI campus is made up of nine buildings and is home to hundreds of full time residents, over 100 businesses and includes a fitness center, restaurant, coffee shop, breakfast and lunch counter, salon, early childhood education center, playground, outdoor cinema and community garden. The Flight Property offers 30,000 sq. ft. of custom office space including 35 fully furnished suites and several custom-built tenant spaces. Amenities at the Flight Property include access to one of Denver’s largest private green roofs, a two-story atrium, outdoor meeting spaces, shared conference rooms, shared phone booths, shared kitchens and lounges, parking for 100 bicycles and access to all TAXI campus amenities. Parking for the Flight Property is located on an adjacent parcel and includes 350 surface parking spaces, resulting in a parking ratio of approximately 2.6 spaces per 1,000 sq. ft. The use and access to the parking spaces is granted under the related parking easement agreement and a temporary access easement agreement. The borrower is required under the mortgage loan documents to obtain a permanent access easement within 90 days following the loan origination date. In addition, the mortgage loan documents provide for recourse carveouts for any losses associated with failure to comply with the foregoing. See “Description of the Mortgage Pool—Use Restrictions” in the Preliminary Prospectus for additional information.

The Flight Property is 96.2% occupied by 33 tenants as of January 1, 2019. The Flight Property is primarily a build-to-suit for BOA Technology Inc.’s (“Boa”) headquarters. Boa occupies 64.1% of NRA through June 2025 and has contributed approximately $1.2 million to the build out of its space in addition to an approximately $3.5 million tenant improvement allowance. Boa relocated to the Flight Property as an expansion opportunity and has been a tenant at the TAXI campus since 2012. Founded in 1998, Boa designs and manufactures closure systems for shoes and created the Boa Fit System. The patented Boa Fit System is featured in products across the golf, athletic, outdoor, snow sports, cycling, workwear and medical categories and features three integral parts: a micro-adjustable dial, strong lightweight laces and low friction lace guides. Boa was named one of the 25 Most Creative Consumer and Retail Brands by a business magazine and employs 201 people worldwide with offices in the United States, Austria, Japan, Hong Kong, China and South Korea. The remaining tenants at the Flight Property represent no more than 4.5% of NRA.

The Flight Property is located within the RiNo submarket, which is situated north of Denver’s Central Business District (“CBD”) along the South Platte River. New development and redevelopment within the RiNo submarket began approximately ten years ago with the first phase of the TAXI Campus. The Platte River bikeway, reconstruction of the Broadway/Brighton Boulevard and Park Avenue West viaducts and the proximity to both Union Station and additional transit stations connect the RiNo submarket to the CBD. The Flight Property is located approximately 0.4 miles northwest of the 38th & Blake Regional Transportation District commuter rail station and approximately 1.8 miles southwest of Union Station. Additionally, Zeppelin Development announced plans to construct a pedestrian bridge in the summer of 2019 starting at the TAXI Campus and landing near the current intersection of 35th Street and Arkins Court in the CBD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
BOA Technology Inc.(2)	NR / NR / NR	87,787	64.1%	$30.00	60.2%	6/30/2025
The Nature Conservancy(3)	NR / NR / NR	6,154	4.5%	$30.00	4.2%	Various
Taxi Recreation(4)(5)	NR / NR / NR	5,760	4.2%	$30.00	3.9%	5/31/2032
Ringsby Court(4)(5)	NR / NR / NR	4,769	3.5%	$30.00	3.3%	5/31/2032
Lightshade	NR / NR / NR	4,198	3.1%	$33.00	3.2%	3/31/2024
Juno Financial LLC	NR / NR / NR	1,368	1.0%	$49.78	1.6%	4/30/2020
Versar Inc	NR / NR / NR	1,323	1.0%	$47.17	1.4%	10/31/2019
Divide LLC	NR / NR / NR	1,262	0.9%	$23.77	0.7%	6/30/2019
Macarta LLC	NR / NR / NR	1,248	0.9%	$51.92	1.5%	8/31/2020
River Cities Advisors LLC	NR / NR / NR	1,246	0.9%	$53.93	1.5%	8/31/2019
Sub Total / Wtd. Avg.		115,115	84.0%	$30.97	81.5%
Remaining Office Tenants		16,747	12.2%	$48.40	18.5%
Total / Wtd. Avg. Occupied		131,862	96.2%	$33.18	100.0%
Vacant Space		5,185	3.8%	NAP	NAP
Total / Wtd. Avg.		137,047	100.0%	$33.18	100.0%

(1)	Based on the underwritten rent roll dated as of January 1, 2019.

(2)	BOA Technology Inc. has one five-year renewal option at the greater of (i) fair market value and (ii) $36.00 PSF.

(3)	The Nature Conservancy occupies 3,367 sq. ft. through August 17, 2023 and 2,787 sq. ft. through August 17, 2028.

(4)	Each of Taxi Recreation and Ringsby Court has executed a lease but is not yet in occupancy or paying rent, with the lease scheduled to commence in June 2019.

(5)	Taxi Recreation and Ringsby Court are affiliated with the borrower.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	20	15,603	11.4%	15,603	11.4%	$46.48	16.6%	16.6%
2020	5	4,903	3.6%	20,506	15.0%	$50.85	5.7%	22.3%
2021	2	1,788	1.3%	22,294	16.3%	$50.33	2.1%	24.3%
2022	0	0	0.0%	22,294	16.3%	$0.00	0.0%	24.3%
2023(3)	2	4,267	3.1%	26,561	19.4%	$32.67	3.2%	27.5%
2024	1	4,198	3.1%	30,759	22.4%	$33.00	3.2%	30.7%
2025	1	87,787	64.1%	118,546	86.5%	$30.00	60.2%	90.9%
2026	0	0	0.0%	118,546	86.5%	$0.00	0.0%	90.9%
2027	0	0	0.0%	118,546	86.5%	$0.00	0.0%	90.9%
2028(3)	1	2,787	2.0%	121,333	88.5%	$30.00	1.9%	92.8%
2029	0	0	0.0%	121,333	88.5%	$0.00	0.0%	92.8%
Thereafter	2	10,529	7.7%	131,862	96.2%	$30.00	7.2%	100.0%
Vacant	NAP	5,185	3.8%	137,047	100.0%	NAP	NAP
Total / Wtd. Avg.	34	137,047	100.0%			$33.18	100.00%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	The Nature Conservancy leases 6,154 sq. ft., of which (i) 3,367 sq. ft., accounting for $30.00 PSF in underwritten base rent, expires in August 2023 and (ii) 2,787 sq. ft., accounting for $30.00 PSF in underwritten base rent, expires in August 2028. The Nature Conservancy has the right to terminate its lease for the 3,367 sq. ft. space as of August 31, 2021 and the right to terminate its lease for the 2,787 sq. ft. space as of August 31, 2023, in each case with 90 days’ prior notice and the payment of all amounts due under the related lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3575 Ringsby Court Denver, CO 80216	Collateral Asset Summary – Loan No. 13 Flight	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,163,800 52.6% 1.82x 12.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$4,375,601	$31.93
Vacant Income	172,055	$1.26
Gross Potential Rent	$4,547,656	$33.18
Total Reimbursement Revenue	1,643,465	$11.99
Less: Vacancy & Credit Loss	(234,233)	($1.71)
Effective Gross Income	$5,956,888	$43.47

Real Estate Taxes	$893,636	$6.52
Insurance	51,097	$0.37
Management Fee	178,707	$1.30
Other Operating Expenses	829,693	$6.05
Total Operating Expenses	$1,953,133	$14.25

Net Operating Income	$4,003,756	$29.21
TI/LC	137,047	$1.00
Capital Expenditures	27,409	$0.20
Net Cash Flow	$3,839,299	$28.01
(1)	The Flight Property was constructed in 2018, as such, no historical data is available.

(2)	Based on the underwritten rent roll dated January 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24949 Katy Ranch Road Katy, TX 77494	Collateral Asset Summary – Loan No. 14 The Crossing at Katy Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,100,000 59.8% 1.82x 9.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsors(1):	Tanglewood Property Group; Gulf United Investments Corporation
Borrower:	TPG Katy Crossing, LTD.
Original Balance:	$31,100,000
Cut-off Date Balance:	$31,100,000
% by Initial UPB:	2.7%
Interest Rate:	4.80100%
Payment Date:	1st of each month
First Payment Date:	April 1, 2019
Maturity Date:	March 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$306,283	$102,094	NAP
Insurance:	$0	Springing	NAP
Replacement:	$6,625	$6,625	NAP
TI/LC:	$0	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Katy, TX
Year Built / Renovated:	2015 / NAP
Total Units:	318
Property Management:	Tanglewood Property Management Company, L.L.C.
Underwritten NOI:	$2,819,784
Underwritten NCF:	$2,756,184
Appraised Value:	$51,980,000
Appraisal Date:	February 1, 2019

Historical NOI(2)
Most Recent NOI:	$2,734,218 (December 31, 2018)
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(2)
Most Recent Occupancy:	94.7% (January 31, 2019)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$31,100,000	$97,799 / $97,799	59.8% / 59.8%	1.86x / 1.82x	9.1% / 8.9%	9.1% / 8.9%
(1)	The non-recourse carveout guarantor is Gulf United Investments Corporation.

(2)	2015, 2016 and 2017 NOI and Occupancy were not provided by the seller.

(3)	The stated purchase price is being shown as a gross amount which doesn’t include prorated taxes, prorated rent, security deposits and prepaid rent credited at closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24949 Katy Ranch Road Katy, TX 77494	Collateral Asset Summary – Loan No. 14 The Crossing at Katy Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,100,000 59.8% 1.82x 9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,100,000	59.7%	Purchase Price(3)	$51,350,000	98.6%
Sponsor Equity	20,958,850	40.3	Closing Costs	395,942	0.8
			Upfront Reserves	312,908	0.6
Total Sources	$52,058,850	100.0%	Total Uses	$52,058,850	100.0%

The Borrower / Borrower Sponsors. The borrower is TPG Katy Crossing, LTD., a Texas limited partnership structured to be bankruptcy remote with one independent director in its organizational structure. The borrower sponsors are Tanglewood Property Group and Gulf United Investments Corporation, which also serves as the non-recourse carveout guarantor. Founded in 1982, Tanglewood Property Group is headquartered in Houston, Texas and owns, manages and leases commercial real estate properties specializing in office and multifamily properties. Tanglewood Property Group currently manages a portfolio of seven office buildings and 306 multifamily apartment units totaling approximately 2.0 million square feet. Tanglewood Property Group’s portfolio is primarily located in Houston, with one office property located in Dallas.

The Property. The Crossing at Katy Ranch property (the “The Crossing at Katy Ranch Property”) is a 318-unit, 94.7% occupied, garden style apartment community located in Katy, Texas, approximately 25.7 miles west of downtown Houston, Texas. The Crossing at Katy Ranch Property was constructed in 2015 and features a unit mix of 156 one bedroom units, 136 two bedroom units and 26 three bedroom units. Units include nine foot ceilings with crown molding and custom trim, stainless steel appliances, full size washer/dryer, private patio/balcony, granite counters with designer tile backsplash and under cabinet lighting, walk-in showers and bathtubs, and attached, direct access garages. The Crossing at Katy Ranch Property has 509 parking spaces in total, resulting in a parking ratio of approximately 1.6 spaces per unit. Amenities at The Crossing at Katy Ranch Property include an indoor lounge with a fireplace and billiards room, fitness center with a private spinning and cardio room, conference room, business center, pet park, playground, resort-style pool, and outdoor entertainment areas with gas grills.

The Crossing at Katy Ranch Property benefits from a location just off the I-10 Freeway and The Grand Parkway, offering direct access to the Energy Corridor and downtown Houston. The Crossing at Katy Ranch Property is surrounded by high-end retail centers with anchors including Costco, Whole Foods, and Trader Joe’s. The Crossing at Katy Ranch Property is part of Katy Ranch Crossing, an approximately 929,173 sq. ft. mixed-use development completed in 2017 that also includes retail, restaurants, entertainment, and office space. In addition, Katy Mills Mall, which includes 175 stores, is located approximately 0.7 miles west of The Crossing at Katy Ranch Property. It is anchored by Bass Pro Shop and includes popular stores and restaurant venues such as Kate Spade, Polo, Ralph Lauren, Tommy Hilfiger, AMC Theaters, and Rain Forest Café. Attractions nearby include the Typhoon Texas Water Park, located approximately 0.5 miles from The Crossing at Katy Ranch Property, and the Katy Boardwalk District, which is currently under construction less than 1 mile south of The Crossing at Katy Ranch Property and is expected to include 155,000 sq. ft. of retail, dining and entertainment space, approximately 60,000 sq. ft. of office space and a hotel with a conference center. According to a third party market report, there is a population of approximately 229,968 with a median household income of $98,942 and a median home value of $240,953 within a five-mile radius of The Crossing at Katy Ranch Property.

Residential Unit Summary(1)
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Monthly In- Place Rent per Unit	Average Monthly In-Place Rent PSF
1BD/1BA	156	154	98.7%	818	$1,226	$1.50
2BD/2BA	72	67	93.1%	1,202	$1,588	$1.32
2BD/2.5BA	64	55	85.9%	1,321	$1,791	$1.36
3BD/2BA	18	17	94.4%	1,378	$1,906	$1.38
3BD/2.5BA	8	8	100.0%	1,523	$2,125	$1.40
Total/Wtd. Avg.	318	301	94.7%	1,056	$1,483	$1.42
(1)	Based on the underwritten rent roll dated January 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24949 Katy Ranch Road Katy, TX 77494	Collateral Asset Summary – Loan No. 14 The Crossing at Katy Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,100,000 59.8% 1.82x 9.1%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	T-12 (12/31/18)	T-6 (12/31/18)(3)	T-3 (12/31/18)(4)	U/W	U/W (Per unit)
Base Rent	$5,368,521	$5,352,056	$5,422,187	$5,315,124	$16,714
Vacant Income	0	$0	0	345,643	$1,087
Total Reimbursement Revenue	234,094	228,303	225,501	241,557	$760
Other Income(5)	282,235	299,321	273,207	282,235	$888
Vacancy & Credit Loss	(26,535)	(25,542)	(17,121)	(374,591)	($1,178)
Concessions	(437,148)	(396,053)	(383,025)	(283,975)	($893)
Model/Employee Units	(34,880)	(35,280)	(35,280)	(42,930)	($135)
Effective Gross Income	$5,386,288	$5,422,804	$5,485,469	$5,483,062	$17,242
Total Expenses	2,652,070	2,746,238	2,740,433	2,663,278	$8,375
Net Operating Income	$2,734,218	$2,676,567	$2,745,036	$2,819,784	$8,867
Replacement Reserves	0	0	0	63,600	$200
Capital Expenditures	0	0	0	0	$0
Net Cash Flow	$2,734,218	$2,676,567	$2,745,036	$2,756,184	$8,667

(1)	U/W Base Rent is based on the underwritten rent roll dated January 31, 2019.

(2)	2016 and 2017 financials were not provided by the seller.

(3)	T-6 (12/31/2018) represents annualized cash flows from July to December 2018

(4)	T-3 (12/31/2018) represents annualized cash flows from October to December 2018

(5)	Other Income includes prepaid rent, administrative fees, application fees, late fees, lease cancellation fees, damage fees, and pet fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 Dollar General Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,200,000 72.6% 1.40x 9.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose(1):	Acquisition/Refinance
Borrower Sponsors:	Erik Conrad
Borrower:	AL A IC FEE LLC; IA A IC FEE LLC; IL A IC FEE LLC; MI A IC FEE LLC; MN A IC FEE LLC; NY A IC FEE LLC
Original Balance:	$29,200,000
Cut-off Date Balance:	$29,200,000
% by Initial UPB:	2.5%
Interest Rate(2):	5.15746575%
Payment Date:	6th of each month
First Payment Date:	February 6, 2019
Anticipated Repayment Date(2):	January 6, 2029
Maturity Date:	January 6, 2033
Amortization:	Interest Only for first 36 months; 360 months thereafter
Additional Debt:	$3,500,000 Mezzanine Debt
Call Protection(3):	L(27), D(88), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$76,313	$21,771	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$1,230	$29,515
TI/LC:	$0	$2,460	$59,031
DG Gordon(4):	$10,000	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 33 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	294,777
Property Management:	InCommercial, Inc.
Underwritten NOI:	$2,661,428
Underwritten NCF:	$2,617,211
Appraised Value(5):	$40,245,000
Appraisal Date:	Various

Historical NOI(6)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (April 6, 2019)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(7)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$29,200,000	$99 / $89	72.6% / 65.2%	1.42x / 1.40x	9.1% / 9.0%	10.1% / 10.0%
Mezzanine Loan	$3,500,000
Total Debt	$32,700,000	$111 / $100	81.3% / 73.0%	1.16x / 1.14x	8.1% / 8.0%	9.1% / 8.9%
(1)	Twenty-four of the individual properties were acquired at origination, and the remaining properties were refinanced.

(2)	The Dollar General Portfolio loan has an anticipated repayment date of January 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of January 6, 2033. From and after the Anticipated Repayment Date, the Dollar General Portfolio loan accrues interest at a fixed rate per annum that is equal to the greater of (i) 5.15746575% plus 3.00000% and (ii) the ten-year swap plus 5.03800% (the “Adjusted Interest Rate”). Commencing on February 6, 2029 and on each payment date until the final maturity date, the related mortgage loan requires monthly payments of all excess cash flow for the preceding month after the payment of reserves, interest calculated at the initial Interest Rate, operating expenses and mezzanine debt service to be applied (i) first to the reduction of the principal balance of the related mortgage loan until repaid in full and (ii) second, after the Anticipated Repayment Date, to the payment of accrued interest on the related mortgage loan at the excess of the increased interest rate over the initial interest rate.

(3)	Following the expiration of the defeasance lockout period and prior to the open prepayment period, the borrower is permitted to obtain the release of any individual property upon defeasance of an amount equal to the greater of 125% of the related allocated loan amount and the pro rata portion of net sales proceeds allocable to the Dollar General Portfolio loan (as between the loan and the mezzanine loan), and satisfaction of certain other conditions. In addition, the borrower is permitted at any time prior to the ninth anniversary of the origination date to obtain the release of an individual property upon substitution of another property of like kind and quality that is leased in its entirety to Dollar General, upon satisfaction of certain conditions; provided that the aggregate of the allocated loan amounts of each individual property that is substituted for may not exceed more than 30% of the outstanding principal balance of the Dollar General Portfolio loan as of the date of substitution. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

(4)	The borrower deposited $10,000 at loan closing into an estoppel holdback reserve related to the tenant at the Dollar General – Pansey, AL to cover the remaining developer punch-list items referenced in the Pansey, AL estoppel. Reserve funds will be released to the borrower upon completion.

(5)	The appraisals also determined an aggregate “go dark” appraised value of $28,370,000, resulting in a Cut-off Date loan-to-dark value of 102.9% and a Balloon loan-to-dark value of 92.5%. The tenants are not required to continue to occupy or operate at the Dollar General Portfolio properties, (but are required to continue to pay rent whether or not in occupancy.

(6)	Historical NOI and Historical Occupancy information is not available because 24 of the Dollar General Portfolio properties were built in 2018.

(7)	The UW NOI DSCR and UW NCF DSCR are calculated using the sum of interest and principal payments over the first 12 principal and interest payments of the loan term based on the assumed principal payment schedule. For more information, please see “Annex H – Dollar General Portfolio Assumed Principal Payment Schedule for the Dollar General Portfolio loan” in the Preliminary Prospectus. The Dollar General Portfolio loan amortizes based on the assumed principal and interest payment schedule set forth on Annex H through its anticipated repayment date, and thereafter will require a constant monthly payment equal to the monthly debt service payment on the ARD set forth in the assumed principal payment schedule; provided that if there is a partial defeasance of such mortgage loan and the defeased note is paid in full on the open prepayment date, then on each monthly payment date thereafter (including without limitation following the anticipated repayment date), the monthly debt service payment will be a constant payment equal to the monthly debt service payment applicable to the non-defeased portion of the mortgage loan for the monthly payment date immediately prior to the open prepayment date set forth in the assumed principal payment schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 Dollar General Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,200,000 72.6% 1.40x 9.1%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,200,000	80.8%	Purchase Price	$28,364,094	78.5%
Mezzanine Loan	3,500,000	9.7	Loan Payoff	6,233,822	17.2
Sponsor Equity	$3,438,351	9.5	Closing Costs	1,454,123	4.0
			Upfront Reserves	86,313	0.2
Total Sources	$36,138,351	100.0%	Total Uses	$36,138,351	100.0%
(1)	Twenty four of the individual properties were acquired at origination, and the remaining properties were refinanced.

The Borrower / Sponsor.    The borrowers are AL A IC FEE LLC; IA A IC FEE LLC; IL A IC FEE LLC; MI A IC FEE LLC; MN A IC FEE LLC; NY A IC FEE LLC, each a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Erik Conrad.

Erik Conrad is the President of InCommercial Property Group, a core real estate investment firm focusing on freestanding real estate properties leased to Dollar General. As of October 2018, InCommercial Property Group manages 315 properties totaling approximately 3.4 million sq. ft.

The Property.

Portfolio Summary
Property Name	City	State	Loan Purpose	Year Built	Sq. Ft.	% of Total Sq. Ft.	Appraised Value	Annual Base Rent	% of Annual Base Rent	Allocated Loan Amount	% of Allocated Loan Amount
Dollar General-Arab, AL	Arab	AL	Refinance	2016	9,203	3.1%	$1,060,000	$74,088	2.6%	$769,089	2.6%
Dollar General-Athens, AL	Athens	AL	Acquisition	2018	9,100	3.1%	$1,160,000	$81,021	2.9%	$841,645	2.9%
Dollar General-Attalla, AL	Attalla	AL	Acquisition	2018	9,100	3.1%	$1,350,000	$94,184	3.3%	$979,501	3.4%
Dollar General-Cullman, AL	Cullman	AL	Acquisition	2018	9,100	3.1%	$1,150,000	$80,472	2.9%	$834,389	2.9%
Dollar General-Detroit, AL	Detroit	AL	Acquisition	2018	7,489	2.5%	$1,130,000	$79,201	2.8%	$819,878	2.8%
Dollar General-Clinton, AL	Clinton	AL	Acquisition	2018	7,512	2.5%	$1,140,000	$79,751	2.8%	$827,134	2.8%
Dollar General-Garden City, AL	Garden City	AL	Acquisition	2018	9,100	3.1%	$1,200,000	$83,780	3.0%	$870,667	3.0%
Dollar General-Lisman, AL	Lisman	AL	Acquisition	2018	9,026	3.1%	$1,290,000	$90,545	3.2%	$935,967	3.2%
Dollar General-New Market, AL	New Market	AL	Acquisition	2018	9,100	3.1%	$1,130,000	$79,218	2.8%	$819,878	2.8%
Dollar General-Oakman, AL	Oakman	AL	Acquisition	2018	10,640	3.6%	$1,400,000	$98,018	3.5%	$1,015,778	3.5%
Dollar General-Opelika, AL	Opelika	AL	Acquisition	2018	9,230	3.1%	$1,350,000	$94,632	3.4%	$979,501	3.4%
Dollar General-Pansey, AL	Gordon	AL	Acquisition	2018	7,500	2.5%	$1,120,000	$78,357	2.8%	$812,623	2.8%
Dollar General-Pennington, AL	Pennington	AL	Refinance	2016	9,123	3.1%	$1,120,000	$78,266	2.8%	$812,623	2.8%
Dollar General-Ramer, AL	Ramer	AL	Refinance	2016	9,332	3.2%	$1,130,000	$79,092	2.8%	$819,878	2.8%
Dollar General-Thomaston, AL	Thomaston	AL	Acquisition	2018	9,100	3.1%	$1,240,000	$86,602	3.1%	$899,689	3.1%
Dollar General-Verbena, AL	Verbena	AL	Acquisition	2018	9,196	3.1%	$1,270,000	$88,951	3.2%	$921,456	3.2%
Dollar General-Waterloo, AL	Waterloo	AL	Acquisition	2018	9,100	3.1%	$1,120,000	$78,633	2.8%	$812,623	2.8%
Dollar General-Larchwood, IA	Larchwood	IA	Acquisition	2018	7,489	2.5%	$1,130,000	$79,038	2.8%	$819,878	2.8%
Dollar General-West Point, IA	West Point	IA	Acquisition	2018	9,100	3.1%	$1,180,000	$82,815	2.9%	$856,156	2.9%
Dollar General-Barry, IL	Barry	IL	Refinance	2016	9,122	3.1%	$1,250,000	$87,631	3.1%	$906,945	3.1%
Dollar General-Coffeen, IL	Coffeen	IL	Acquisition	2018	9,100	3.1%	$1,220,000	$85,163	3.0%	$885,178	3.0%
Dollar General-Payson, IL	Payson	IL	Acquisition	2018	9,014	3.1%	$1,200,000	$83,499	3.0%	$870,667	3.0%
Dollar General-Ishpeming, MI	Ishpeming	MI	Acquisition	2018	9,100	3.1%	$1,315,000	$91,864	3.3%	$954,106	3.3%
Dollar General-Pellston, MI	Pellston	MI	Acquisition	2018	9,100	3.1%	$1,150,000	$79,968	2.8%	$834,389	2.9%
Dollar General-Rogers City, MI	Rogers City	MI	Acquisition	2018	9,026	3.1%	$1,400,000	$97,401	3.5%	$1,015,778	3.5%
Dollar General-Appleton, MN	Appleton	MN	Refinance	2016	9,328	3.2%	$1,270,000	$88,646	3.1%	$921,456	3.2%
Dollar General-Backus, MN	Backus	MN	Refinance	2016	9,328	3.2%	$1,180,000	$82,354	2.9%	$856,156	2.9%
Dollar General-Erskine, MN	Erskine	MN	Refinance	2016	9,328	3.2%	$1,170,000	$81,894	2.9%	$848,900	2.9%
Dollar General-Greenbush, MN	Greenbush	MN	Acquisition	2018	9,100	3.1%	$1,350,000	$94,500	3.4%	$979,501	3.4%
Dollar General-New York Mills, MN	New York Mills	MN	Refinance	2016	9,100	3.1%	$1,250,000	$87,701	3.1%	$906,945	3.1%
Dollar General-Red Lake Falls, MN	Red Lake Falls	MN	Refinance	2016	9,100	3.1%	$1,200,000	$84,203	3.0%	$870,667	3.0%
Dollar General-Sebeka, MN	Sebeka	MN	Acquisition	2018	7,489	2.5%	$1,140,000	$79,882	2.8%	$827,134	2.8%
Dollar General-Afton, NY	Afton	NY	Acquisition	2018	9,002	3.1%	$1,480,000	$103,085	3.7%	$1,073,823	3.7%
Total					294,777	100.0%	$40,245,000	$2,814,453	100.0%	$29,200,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 Dollar General Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,200,000 72.6% 1.40x 9.1%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2029	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	33	294,777	100.0%	294,777	100.0%	$9.55	100.0%	100.0%
Vacant	NAP	0	0.0%	294,777	100.0%	NAP	NAP
Total / Wtd. Avg.	33	294,777	100.0%			$9.55	100.0%

(1)	Based on the underwritten rent rolls dated April 6, 2019.

The Dollar General Portfolio consists of 33 free standing properties located throughout Alabama (51.5% of NRA; 50.6% of U/W Base Rent), Minnesota (21.3% of NRA; 21.3% of U/W Base Rent), Michigan (9.2% of NRA; 9.6% of U/W Base Rent), Illinois (9.2% of NRA; 9.1% of U/W Base Rent), Iowa (5.6% of NRA; 5.8% of U/W Base Rent) and New York (3.1% of NRA; 3.7% of U/W Base Rent). Twenty-four Dollar General Portfolio Properties (71.9% of NRA) were newly constructed in 2018, with the remaining nine Dollar General Portfolio Properties (28.1% of NRA) built in 2016. The Dollar General Portfolio totals 294,777 sq. ft. with individual properties ranging from 7,489 to 10,640 sq. ft.

As of April 6, 2019, the Dollar General Portfolio Properties are 100.0% occupied by Dollar General (rated BBB/Baa2 by S&P/Moody’s), an investment grade credit rated national discount retailer with over 15,000 locations in 44 states. As of the fiscal year 2018, Dollar General Corporation reported revenue of approximately $25.6 billion and operating profit of $2.1 billion. All of the leases at the Dollar General Portfolio Properties are guaranteed by the parent company, Dollar General Corporation. All leases feature a triple net lease basis with 15 year lease terms, of which no lease expires prior to 2031. Additionally, each tenant has five, five-year renewal options that feature a 10% rent increase at the time of renewal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$2,814,453	$9.55
Total Reimbursement Revenue	246,064	$0.83
Other Income	0	$0.00
Less: Vacancy and Credit Loss	(153,026)	($0.52)
Effective Gross Income	$2,907,491	$9.86
Total Expenses	246,064	$0.83
Net Operating Income	$2,661,428	$9.03
TI/LC	0	$0.00
Capital Expenditures	44,217	$0.15
Net Cash Flow	$2,617,211	$8.88
(1)	Historical financial information is not available because 24 of the Dollar General Portfolio properties were built in 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2019-B10 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.